UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Commission File No. 0-20572

PATTERSON COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120

August 6, 2018

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Patterson Companies, Inc. to be held at 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 17, 2018, at 4:30 p.m. local time.

At the meeting you will be asked (1) to vote for the election of nine directors, (2) to vote upon an amendment to our 2015 Omnibus Incentive Plan, (3) to vote upon an advisory proposal concerning our executive compensation program, and (4) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2019. I encourage you to vote for the nominees for director, for approval of the plan amendment, for advisory approval of our executive compensation program, and for ratification of the appointment of Ernst & Young LLP.

Whether or not you are able to attend the meeting in person, it is important that your shares be represented and voted at the meeting. After reading this proxy statement, please promptly vote and submit your proxy. You may vote through the Internet, by telephone or by requesting, signing and returning a proxy card. Your vote is important.

Very truly yours,

PATTERSON COMPANIES, INC.

Mark S. Walchirk
President and Chief Executive Officer

PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 17, 2018

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Companies, Inc., a Minnesota corporation, will be held at 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 17, 2018, at 4:30 p.m. central time, or any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect nine directors to have terms expiring in 2019, and until their successors shall be elected and duly qualified;
2.	To consider and vote upon a proposal to amend our 2015 Omnibus Incentive Plan to increase the number of shares reserved for issuance thereunder from 4,000,000 to 11,500,000;
3.	To consider and vote upon an advisory proposal concerning our executive compensation program;
4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2019; and
5.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 20, 2018 are entitled to notice of, and to vote at, the meeting. In an effort to facilitate the voting process for substantially all of our shareholders, we are using the Securities and Exchange Commission rules that allow proxy materials to be furnished to shareholders over the Internet. You can vote by proxy over the Internet by following the instructions provided in the Notice Regarding the Availability of Proxy Materials that was mailed to you on or about August 6, 2018, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone. Whether or not you plan to attend the meeting, your vote is important and your promptness in voting by proxy will assist in its expeditious and orderly processing and will assure that you are represented at the meeting. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Les B. Korsh
Vice President, General Counsel and Secretary

St. Paul, Minnesota
August 6, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 17, 2018

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our 2018 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at http://materials.proxyvote.com/703395.

PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD SEPTEMBER 17, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the Board of Directors of Patterson Companies, Inc. and contains information relating to the annual meeting of shareholders to be held on Monday, September 17, 2018, beginning at 4:30 p.m. central time, at 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide substantially all of our shareholders access to our proxy materials over the Internet, instead of mailing printed copies of those materials to each shareholder. Accordingly, a Notice Regarding the Availability of Proxy Materials will be mailed on or about August 6, 2018 to shareholders who owned our common stock at the close of business on July 20, 2018. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice Regarding the Availability of Proxy Materials or request that a printed set of the proxy materials be sent to them by following the instructions therein.

The Notice Regarding the Availability of Proxy Materials will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

The Securities and Exchange Commission rules allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

How can I access the proxy materials over the Internet?

The Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction card provided by your broker, trustee or nominee, will contain instructions on how to view our proxy materials for the annual meeting of shareholders on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.

How may I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice Regarding the Availability of Proxy Materials will find instructions about how to obtain a paper copy of the proxy materials on their notice.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

■	The election of nine directors to have terms expiring in 2019, and until their successors shall be elected and duly qualified;
■	Approval of an amendment to our 2015 Omnibus Incentive Plan to increase the number of shares reserved for issuance thereunder from 4,000,000 to 11,500,000;
■	Advisory approval of our executive compensation program; and
■	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2019.

Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the Board’s recommendations?

Our Board of Directors recommends that you vote:

■	FOR election of each of the nominees for director (see Proposal No. 1);
■	FOR approval of the amendment to our 2015 Omnibus Incentive Plan (See Proposal No. 2);
■	FOR advisory approval of our executive compensation program (see Proposal No. 3); and
■	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2019 (see Proposal No. 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of July 20, 2018, the record date for the meeting, we had 95,062,744 shares of common stock outstanding and approximately 2,100 shareholders of record. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors. Shares are counted as present at the annual meeting if either the shareholder is present and votes in person at the annual meeting, or has properly submitted a proxy by Internet, by telephone, or by mail.

How do I vote?

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

By Internet - Shareholders who receive a Notice Regarding the Availability of Proxy Materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who receive a paper copy of a proxy card or voting instruction card provided by their broker, trustee or nominee by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone - Shareholders of record may submit proxies by telephone by following the instructions set forth on the website listed on the Notice Regarding the Availability of Proxy Materials or the proxy card. You will need to have the control number that appears on your Notice Regarding the Availability of Proxy Materials or proxy card available when voting by telephone.

By Mail - Shareholders who request and receive a paper copy of the proxy card or the voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

How do I vote my Patterson Companies, Inc. Employee Stock Ownership Plan and Trust (“ESOP”) or Patterson Dental Canada, Inc. Deferred Profit Sharing Plan (“DPSP”) shares?

If you participate in the ESOP or the DPSP, follow the directions on your proxy card to vote shares held for you in your ESOP or DPSP account, and such shares will be voted in accordance with your instructions. If you do not provide instructions on or before Wednesday, September 12, 2018, our Board of Directors will direct Delaware Charter Guarantee & Trust Company dba Principal Trust Company, the trustee of the ESOP, to vote your ESOP shares in accordance with the Board’s recommendations. If you do not provide instructions on or before Wednesday, September 12, 2018, our Board will direct Standard Life Trust Company, the trustee of the DPSP, to vote your DPSP shares in accordance with the Board’s recommendations.

Who can attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Shareholders of record should bring a form of photo identification so their share ownership can be verified. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to July 20, 2018, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 4:15 p.m. central time. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy after I submit my vote?

Yes. Even after you have voted, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Les B. Korsh, Vice President, General Counsel and Secretary, or hand-delivered to Mr. Korsh before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Because brokers cannot vote shares on their customers’ behalf on “non-routine” proposals, such as Proposal Nos. 1, 2 and 3 in this proxy statement, without receiving voting instructions from a customer, if a broker does not receive voting instructions from its customer with respect to a non-routine proposal and is precluded from voting on that proposal, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on such proposals.

What vote is required to approve each item?

Proposal No. 1. Assuming the presence of a quorum, election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. For additional information, please see “How does the director resignation policy work?” below.

Proposal Nos. 2, 3 and 4. Assuming the presence of a quorum, the affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of each of these proposals.

What is the effect of an abstention or broker non-vote on each proposal?

With respect to the election of directors, the proposal to amend the 2015 Omnibus Plan, the advisory proposal on executive compensation, and the proposal to ratify the selection of Ernst & Young LLP:

■	If you abstain from voting on a nominee or a proposal, your shares will be considered present at the annual meeting for purposes of determining a quorum and for purposes of calculating the shares present and entitled to vote on the nominee or the proposal and, accordingly, will have the same effect as a vote against the nominee or proposal.
■	If you do not vote (or a broker non-vote occurs) on a nominee or a proposal, your shares will not be deemed present for the purposes of calculating the vote on that nominee or proposal and will generally have no impact on determining whether the nominee is elected or the proposal is approved.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

With respect to the first proposal, you may vote FOR or AGAINST the nominees, or you may indicate that you wish to ABSTAIN from voting on the nominees. With respect to each of the second, third and fourth proposals, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate on your proxy. If you sign a paper proxy card but do not specify how you want your shares to be voted (and you do not hold your shares through a broker, bank or other financial institution), they will be voted (1) FOR election of the nominees named below under the caption “Proposal No. 1 – Election of Directors;” (2) FOR approval of the amendment to our 2015 Omnibus

Incentive Plan; (3) FOR advisory approval of our executive compensation program; (4) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2019; and (5) in the discretion of the proxies named on the proxy card with respect to all other appropriate matters properly brought before the annual meeting.

How does the director resignation policy work?

Pursuant to our Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who fails to receive the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote at the meeting shall, promptly following certification of the shareholder vote, offer his or her resignation to our Governance and Nominating Committee. The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection by our Board of Directors following its receipt of the recommendation of our Governance and Nominating Committee. We will promptly disclose to the public each such resignation and decision by our Board.

Who will count the proxy votes?

All votes will be tabulated by Broadridge Financial Services as the inspector of election for the meeting. Such firm will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Mark S. Walchirk or Les B. Korsh, or his nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our Board of Directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nine persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a majority of the shares represented in person or by proxy and entitled to vote at the meeting, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between or among any of our directors or executive officers.

Our Bylaws provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Board recommends that the number of directors be set at nine and it is intended that the proxies accompanying this proxy statement will be voted at the annual meeting to establish a Board consisting of nine members.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that vote against the nominees or abstain from voting on the nominees. As noted above, shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any nominee shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person as the proxies shall, in their discretion, determine. We have no reason to believe that any nominee will not be a candidate or will be unable to serve.

Set forth below is certain information concerning the nominees for election:

Name	Age	Principal Occupation	Position(s) with Patterson	Director Since
John D. Buck	68	Chief Executive Officer of Whitefish Ventures, LLC	Chairman of the Board	2006
Alex N. Blanco	57	Executive Vice President and Chief Supply Chain Officer of Ecolab Inc.	Director	2017
Jody H. Feragen	62	Former Executive Vice President and Chief Financial Officer of Hormel Foods Corp.	Director	2011
Robert C. Frenzel	47	Executive Vice President and Chief Financial Officer of Xcel Energy Inc.	Director	2018
Francis (Fran) J. Malecha	54	President and Chief Executive Officer of Compass Minerals International, Inc.	Director	2018
Ellen A. Rudnick	67	Senior Advisor on Entrepreneurship, University of Chicago Booth School of Business	Director	2003
Neil A. Schrimsher	54	President and Chief Executive Officer of Applied Industrial Technologies, Inc.	Director	2014
Mark S. Walchirk	52	President and Chief Executive Officer of Patterson Companies, Inc.	President, Chief Executive Officer, Director	2017
James W. Wiltz	73	Former President and Chief Executive Officer of Patterson Companies, Inc.	Director	2001

Nominees for Election as Director

John D. Buck serves as our non-executive Chairman of the Board. Mr. Buck is the principal owner of Whitefish Ventures, LLC, a family investment fund. He has been its Chief Executive Officer since 2000. Mr. Buck was Chief Executive Officer of Medica, the second largest health benefits plan in Minnesota, from February 2002 to May 2003. From 1996 to 2000, he worked for Fingerhut Companies, Inc. with his last assignment as President and Chief Operating Officer, and played an integral role in developing the business services area of the company. Prior to Fingerhut, Mr. Buck was Vice President of Administration at Alliant Techsystems, a leading supplier of aerospace and defense technologies. Prior to that, Mr. Buck spent 21 years at Honeywell, Inc., including a four-year international posting, and most recently serving as Vice President of Administration. Mr. Buck is Chairman of the Board of Directors of Medica, and served as a director of Evine Live, Inc. from 2004 to 2015. He has been one of our directors since December 2006. Mr. Buck brings financial, strategic and leadership experience, including health benefit plan experience, to our Board.

Alex N. Blanco has served as Executive Vice President and Chief Supply Chain Officer for Ecolab Inc., a global leader in water, hygiene and energy technologies and services that protect people and vital resources, since January 2013. From 1982 to 2012, Mr. Blanco held senior management positions at Procter & Gamble Co. (“P&G”), with his last position as Vice President Product Supply Global Beauty Sector. In his previous roles, he led the supply chain in other key P&G divisions and also had international assignments, in which Mr. Blanco was based outside of the United States from 1990 to 2004, having spent ten years in South America and four years in Europe, and during which time he had responsibility for Central and Eastern Europe, the Middle East and Africa. He has been a director of YMCA of the Greater Twin Cities since June 2015. He has been one of our directors since April 2017. Mr. Blanco brings extensive supply chain and international experience to our Board.

Jody H. Feragen served as Executive Vice President and Chief Financial Officer of Hormel Foods Corp., a multinational marketer and manufacturer of brand name food and meat products, from November 2010 to October 2016. Ms. Feragen served as Hormel’s Senior Vice President and Chief Financial Officer from January 2007 to October 2010 and Hormel’s Vice President (Finance) and Treasurer from October 2005 to December 2006. She also served on Hormel’s board of directors from 2007 to 2016. Ms. Feragen has served as a director, including a member of the audit and management organization and compensation committees, of Graco Inc., a supplier of technology and expertise for the management of fluids in both industrial and commercial applications, since September 2015. She has been one of our directors since September 2011. Ms. Feragen brings extensive experience in public company financial management to our Board.

Robert C. Frenzel has served as Executive Vice President and Chief Financial Officer of Xcel Energy Inc. (“Xcel”) since May 2016, and leads the finance functions of Xcel and its subsidiary companies. From February 2012 to April 2016, Mr. Frenzel served as Senior Vice President and Chief Financial Officer of Luminant, a subsidiary of Energy Future Holdings Corp. (“EFHC”). From February 2009 to February 2012, he served as Senior Vice President for Corporate Development, Strategy and Mergers and Acquisitions for EFHC. In April 2014, EFHC, the majority of its subsidiaries, including Texas Competitive Energy Holdings (“TCEH”), the parent company of Luminant, filed a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code. TCEH emerged from Chapter 11 in October 2016. Earlier in his career, Mr. Frenzel advised corporate clients on strategic and financial transactions as a Vice President in the Investment Banking Division at Goldman Sachs, and consulted in the strategy, finance, and economics practice at Arthur Andersen. Mr. Frenzel also served in the United States Navy for six years as a nuclear engineering officer and weapons officer, and was promoted to lieutenant commander in the Navy Reserve following active duty. He has been one of our directors since March 2018. Mr. Frenzel brings public company financial management, supply chain, strategic merger and acquisition, system implementation and risk management experience to our Board.

Francis (Fran) J. Malecha has served as President and Chief Executive Officer of Compass Minerals International, Inc. (“Compass”), a leading provider of essential minerals, since January 2013. Before joining Compass, Mr. Malecha was Head of Agricultural Products, North America at Glencore International plc. From 2000 to 2013, Mr. Malecha held a series of increasingly senior roles at global agribusiness company Vittera, Inc, culminating in his tenure Chief Operating Officer of the company’s grain division before Viterra was acquired by Glencore. Earlier in his career, Malecha spent 15 years in the grain division of General Mills, Inc. Mr. Malecha has served as a director of Compass since January 2013. He has been one of our directors since June 2018. Mr. Malecha brings merchandising, transportation, operations, risk management and international merger and acquisition experience to our Board.

Ellen A. Rudnick has served as Senior Advisor on Entrepreneurship at the University of Chicago Booth School of Business since July 2016. Ms. Rudnick was previously the Executive Director and Clinical Professor of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago Booth School of Business since March 1999. She served as Chairman of Pacific Biometrics, a medical diagnostics company which she co-founded, from 1993 to 1999; President of HCIA and CEO of Healthcare Knowledge Resources, both healthcare information service companies, from 1990 to 1992; and in a variety of capacities at Baxter Healthcare from 1975 to 1990, including Corporate Vice President of Baxter Healthcare and President and Founder of Baxter Management Services Division. Ms. Rudnick served as Founder and Chairman of CEO Advisors, a consulting firm established in 1992. Ms. Rudnick serves as director of First Midwest Bancorp, Inc., HMS Holdings Corporation and Liberty Mutual Insurance Company. She has been one of our directors since December 2003. Ms. Rudnick brings experience with small businesses (our customer base), the medical products industry, academia and entrepreneurship to our Board.

Neil A. Schrimsher has served as Chief Executive Officer of Applied Industrial Technologies, Inc., one of North America’s largest industrial parts distributors, since October 2011 and was also elected its President in August 2013. From January 2010 to August 2011, Mr. Schrimsher was Executive Vice President of Cooper Industries, a global electrical products manufacturer, where he led multiple businesses in Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives. Mr. Schrimsher joined Cooper Industries in May 2006 as the President of Cooper Lighting. Mr. Schrimsher’s other experience includes senior leadership positions for Siemens Energy & Automation, part of Siemens AG, the global electronics and electrical engineering company. He began his career at General Electric Company and rose through a succession of positions in GE Lighting. He has served as a director of Applied Industrial Technologies, Inc. since October 2011. He has been one of our directors since March 2014. Mr. Schrimsher brings wholesale distribution and executive leadership experience to our Board.

Mark S. Walchirk became our President and Chief Executive Officer in November 2017. Mr. Walchirk previously served as President of U.S. Pharmaceutical at McKesson Corporation from October 2012 to October 2017, where he held responsibility for McKesson’s U.S. Pharmaceutical sales, distribution and customer service operations. Mr. Walchirk joined McKesson in April 2001 and held various leadership positions including President of McKesson Specialty Care Solutions and Chief Operating Officer of McKesson U.S. Pharmaceutical. Before joining McKesson, he spent 13 years in medical-surgical distribution and manufacturing with Baxter Healthcare, Allegiance Healthcare and Encompass Group, holding various leadership positions in sales, marketing, operations and business development. Mr. Walchirk became one of our directors in November 2017. Mr. Walchirk brings strategic and leadership experience, including healthcare services and distribution experience, to our Board.

James W. Wiltz served as our Interim President and Chief Executive Officer from June 2017 to November 2017. Mr. Wiltz previously served as our President and Chief Executive Officer from May 2005 until his retirement in April 2010. Mr. Wiltz served as our President and Chief Operating Officer from April 2003 through May 2005. He began working with us in September 1969. From 1996 to 2003, Mr. Wiltz served as President of our subsidiary, Patterson Dental Supply, Inc. From 2010 through 2017, Mr. Wiltz served as a director of HealthEast Care System, a non-profit healthcare provider, and on its audit and finance committees. He has been one of our directors since March 2001. Mr. Wiltz brings over 40 years of leadership, strategic and industry experience working for Patterson to our Board.

Vote Required

Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. Our Board of Directors recommends that you vote FOR the election of the nominees listed above.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

Our Board of Directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of our company, as provided by Minnesota law. Our Board held ten meetings and took action by written consent twice during fiscal 2018. In addition to meetings of the full Board, directors also attended committee meetings. Each director then in office attended at least 75% of all of the meetings of the Board and of those committees on which he or she served.

Our Board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Our Board has affirmatively determined the independence under the applicable Marketplace Rule as to each of our directors who are identified as independent directors in the chart that appears below within the subsection captioned “Committee Overview.”

As part of our Board’s evaluation of director independence, they considered our company’s ongoing transactions with Cargill Feed and Nutrition, where former director Sarena S. Lin was previously employed as President, our company’s ongoing transactions with Ecolab Inc., where director Alex N. Blanco is employed as Executive Vice President and Chief Supply Chain Officer, and our company’s engagement of Spencer Stuart in connection with various executive officer searches, where director Ellen A. Rudnick’s husband had served as a partner through December 31, 2009, and subsequently performed certain part-time consulting through May 1, 2018 on mentoring/training new hires for the company unrelated to any client work. Our Board reviewed such transactions and determined that they were entered into and provided in the ordinary course of business and were immaterial to either company’s revenues or operations. However, when Ms. Lin accepted the position of Senior Vice President, North America Operations and Global Strategy of Elanco Animal Health, she offered to resign from our Board as required by our Corporate Governance Guidelines. Our Governance and Nominating Committee considered Ms. Lin’s resignation offer, determined that she would no longer be an independent director based on such employment, and recommended to the Board that it accept her offer to resign. The Board, acting on such recommendation, accepted such resignation offer.

The independent members of our Board meet in executive session at each regular meeting of our Board, with no members of management present.

Our company and our Board are members of the National Association of Corporate Directors (“NACD”). Our Board authorizes, recommends and encourages each Board member and our company’s senior management to attend educational courses offered by the NACD or similar accredited educational organization. We reimburse reasonable expenses incurred by our directors and senior management in attending such courses.

Our company has adopted and published Principles of Business Conduct and Code of Ethics. Our Principles of Business Conduct and Code of Ethics satisfy the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Principles of Business Conduct and Code of Ethics are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. We intend to disclose any amendment to or waiver from a provision of our Principles of Business Conduct and Code of Ethics that requires disclosure on our website at www.pattersoncompanies.com.

Our company also has adopted and published Corporate Governance Guidelines. Our Corporate Governance Guidelines address various governance topics, including the role of our Board of Directors, the composition of our Board and selection of directors, functioning of our Board and its committees, compensation of directors, and conduct and ethics standards for directors. Our Corporate Governance Guidelines are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, MN 55120, Attention: Investor Relations.

Leadership Structure and Risk Oversight

Our Board of Directors, which elects its Chairman annually by a majority vote, does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and our Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time.

Upon the June 2017 resignation of our former Chairman of the Board, President and Chief Executive Officer, the unified leadership structure we had formerly utilized with one individual acting as Chief Executive Officer and Chairman of the Board along with a separate Lead Director ended. At that time, John D. Buck, who had served as our Lead Director since March 2014, was appointed non-executive Chairman of the Board and James W. Wiltz, one of our directors, was named Interim President and Chief Executive Officer. Mr. Wiltz was succeeded by Mark S. Walchirk, who became our President and Chief Executive Officer in November 2017.

We currently believe that bifurcating the roles of Chief Executive Officer and Chairman of the Board, as well as the oversight exercised by the independent members of our Board through the work of the committees of our Board discussed below, enables strong and dynamic Board leadership, and effectively allocates authority, responsibility and oversight between management and the independent members of our Board. Our Board has the discretion to combine the roles of Chief Executive Officer and Chairman of the Board in the future if it deems it advisable and in the best interest of our company to do so.

The separation of the Chairman and Chief Executive Officer positions allows our Chairman to focus on governance of our Board, Board meeting agenda planning, Board committee succession planning, the recruitment of new directors, Board committee responsibilities, and other governance matters as further described below under the caption “Role of Non-Executive Chairman,” and our Chief Executive Officer to focus his attention on our business and execution of our company’s strategy. The Chairman also has an important role in the performance evaluation of the Chief Executive Officer, which helps the Governance and Nominating Committee evaluate the most effective Board leadership structure for our company. Our Board believes that these and other activities of the Chairman serve to enhance the independent leadership of the Board in order to provide robust oversight and promote overall Board effectiveness. Mr. Buck has an extensive leadership background, is actively engaged as Chairman on Board matters, and works closely with Mr. Walchirk. Mr. Buck frequently interacts with Mr. Walchirk and other members of management to provide his perspective on important issues facing our company and the informational needs of our Board. In addition to the Governance and Nominating Committee, which he chairs, and the Audit Committee, where he currently serves as a member, Mr. Buck attends the meetings of our Board’s other committees and frequently communicates with the chairs of those committees and with other independent directors both inside and outside of our Board’s normal meeting schedule to discuss Board and company issues as they arise. In addition, our Board has a significant majority of independent directors and all Board committees are comprised of independent directors.

Our management is primarily responsible for assessing and managing risk, while our Board oversees and reviews certain aspects of our company’s risk management efforts, including the oversight of risks related to data protection and cybersecurity. As part of its oversight, our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company. Throughout the year, our Board provides guidance to management regarding strategy and critically reviews operating plans that are intended to implement that strategy. Our Board periodically holds meetings with senior management dedicated to discussing and reviewing operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is conducted during that meeting. The involvement of our Board in setting business strategy is critical to the determination of the types and appropriate levels of risk undertaken by our company. Our Board’s oversight includes its receipt and review of reports on data protection and cybersecurity matters from our information technology department. Also, more particularly, and as discussed below, our Audit Committee focuses on oversight of financial risks relating to our company; our Compensation Committee focuses primarily on risks relating to remuneration of officers and other employees; our Governance and Nominating Committee focuses on reputational and corporate governance risks relating to our company; and our Finance and Corporate Development Committee focuses on risks associated with our capital structure, capital budget, capital expenditures, issuance and repurchase of securities, acquisitions and divestitures, and corporate investment and treasury policy.

Role of Chairman

The role of Chairman is designed to provide leadership to our Board and to provide support and advice to our Chief Executive Officer. The role is intended to foster an environment conducive to effective communication by and among our Directors and senior management. The Chairman performs such duties and responsibilities as our Board may determine appropriate, including the following:

■	Calling meetings of the Board and meetings of our independent directors;
■	Presiding over Board meetings, including executive sessions of our independent directors;
■	Briefing the Chief Executive Officer on issues and concerns arising in the executive sessions of the Board;
■	Being available, when requested and appropriate, for consultation and direct communication with shareholders;
■	Reviewing and approving all information sent to our Board, including the quality, quantity, appropriateness and timeliness of such information;
■	Establishing meeting agendas for our Board in consultation with members of senior management;
■	Reviewing and approving the scheduling of Board meetings, assuring there is sufficient time for discussion of all agenda items;
■	Coordinating Board input and review of management’s strategic plan for the company;
■	Working with the Governance and Nominating Committee with respect to the recruitment, selection and orientation of new Board members as well as committee composition;
■	Overseeing the Compensation Committee’s development of appropriate objectives for the Chief Executive Officer and monitoring performance against those objectives;
■	Coordinating and chairing the annual Board performance review of the Chief Executive Officer and communicating results to the Chief Executive Officer;
■	Leading the Board’s review of the succession plan for the Chief Executive Officer and other executive officers;
■	Coordinating the Board’s self-assessment and evaluation processes;
■	Attending all committee meetings ex officio and serving as a member of Governance and Nominating Committee and such other committees as assigned by the Board; and
■	Reviewing, on an annual basis and in consultation with our independent directors, this list of responsibilities and recommending to our Board for approval any modifications or changes.

Committee Overview

The current standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Finance and Corporate Development Committee. Each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of our Audit Committee is independent as defined in Exchange Act Rule 10A-3 and each member of our Compensation Committee is a non-employee director and is an outside director under the rules of the Securities and Exchange Commission and the Internal Revenue Service, respectively.

Each standing committee has a charter, all of which are available on our website at http://investor.pattersoncompanies.com/governance.cfm or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. Such committees review and reassess the adequacy of their respective charters and recommend any changes to them at least annually. These charters were last reviewed and revised in June 2018. Our committees also engage in an annual review of committee performance.

In June 2017, upon the resignation of our former Chief Executive Officer, the Board formed a Search Committee tasked with identifying and evaluating potential candidates for the position. The Search Committee completed its work in October 2017 upon our company’s entry into an employment agreement with Mark S. Walchirk, whose employment began in November 2017.

The following table shows the current membership of our committees and identifies our independent directors:

Name	Audit	Compensation	Governance and Nominating	Finance and Corporate Development	Search	Independent Director
John D. Buck(a)	X		X*		X	X
Alex N. Blanco	X	X				X
Jody H. Feragen	X*		X	X	X	X
Robert C. Frenzel	X			X		X
Francis (Fran) J. Malecha		X		X		X
Ellen A. Rudnick		X*	X	X	X*	X
Neil A. Schrimsher		X	X	X*	X	X
Les C. Vinney(b)				X		X
Mark S. Walchirk
James W. Wiltz(c)						X
*	Denotes committee chairperson.
(a)	As non-executive Chairman of the Board, Mr. Buck attends all committee meetings ex officio.
(b)	Mr. Vinney will not stand for re-election at the 2018 annual meeting of shareholders.
(c)	Mr. Wiltz, whose service as Interim President and Chief Executive Officer did not last longer than one year, is once again regarded as an independent director.

The Board sets the annual schedule of standing committee meetings, with regularly scheduled meetings held adjacent to our Board’s regularly scheduled meetings. In addition to meetings set by the Board, each standing committee shall meet, either by phone or in person, when and as often as the chairperson of each committee deems appropriate. The chairperson of each standing committee, with the advice and consultation of management and the committees’ outside advisors, if any, sets the agenda for each meeting. Committee members receive detailed materials related to the topics on the agenda prior to each meeting.

Committee Responsibilities

Our Audit Committee and Its Report

Responsibilities and Composition. Our Audit Committee, chaired by Ms. Feragen, is empowered by our Board of Directors to review our financial books and records in consultation with our accounting and auditing staff and our independent registered public accounting firm, Ernst & Young LLP (“EY”), and to review with our accounting staff and EY the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. EY reports directly to the committee, which is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants in regards to audit and attest services for our company. The committee’s charter, which discusses the full responsibilities of the committee, is available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. As noted above, each member of the committee is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Each member of the committee meets the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1). No member of the committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years. Each member of the committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Pursuant to Rule 5605(c)(2) of the Marketplace Rules of the NASDAQ Stock Market, at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our Board of Directors has determined that Jody H. Feragen is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-K.

Audit Committee Report. As noted above, our Audit Committee oversees our accounting and financial reporting process on behalf of our Board of Directors. Management has primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements included in our company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2018 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in the financial statements.

After each fiscal quarter but prior to the filing of the related periodic report, our Audit Committee reviews and discusses with management and our independent registered public accounting firm the results of the most recently completed fiscal quarter. The committee held 12 meetings during fiscal 2018.

Our Audit Committee has established procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. To report such matters, please call 877-888-0040.

EY has been our company’s independent registered public accounting firm since 1985. When, in accordance with Securities and Exchange Commission rules and EY policies, the lead audit partner is required to rotate after a maximum of five consecutive years of service in that capacity or due to other circumstances, the process for selection of our company’s lead audit partner pursuant to this rotation policy involves a meeting between the chair of our Audit Committee and the candidate for the role, as well as discussion by the full committee and with management. Our company’s lead audit partner was most recently changed in 2015.

Our Audit Committee reviewed with EY, the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee by Auditing Standard No. 1301

(Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee has discussed with EY the firm’s independence from management and our company, including the matters in the written disclosures and the letter the committee received from EY as required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by EY during the year on such firm’s independence prior to the commencement of the non-audit services.

Our Audit Committee is committed to ensuring the independence of our company’s independent registered public accountants and directs significant attention toward the appropriateness of the outside auditor to perform services other than the audit. The committee has adopted pre-approval policies and procedures in this regard.

As a matter of policy, the independent registered public accountants will only be engaged for non-audit related work if those services enhance and support the attest function of the audit, are an extension to the audit or audit related services, or relate to tax matters. Annually, the lead audit partner reviews with the Audit Committee the services the outside auditor expects to provide in the coming year, and the related fees. In addition, management provides the committee with a quarterly status for the committee’s approval of any non-audit services that the outside auditor has been asked to provide or may be asked to provide in the next quarter. The committee pre-approves all audit and non-audit services provided by the company’s outside auditor.

Our Chief Financial Officer is responsible for the implementation of the Audit Committee’s pre-approval policies and procedures. The committee pre-approved all of the services we received from EY during fiscal 2018.

The Audit Committee discussed with our company’s internal auditors and EY the overall scope and plans for their respective audits. The committee meets with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls, and the overall quality of our company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 28, 2018, for filing with the Securities and Exchange Commission.

The Audit Committee and our Board have recommended and seek shareholder ratification of the selection of EY as our company’s independent registered public accounting firm for the year ending April 27, 2019. In making this recommendation, the committee evaluated the independence of EY, their knowledge and experience with our company, the quality of their past work for our company, their industry knowledge, data relating to their audit quality and performance and the level of fees to be charged for the audit services. The committee and our Board believe that the appointment of EY as our company’s independent registered public accounting firm is in the best interests of our shareholders and our company.

Respectfully submitted,
/s/ Jody H. Feragen, Chairman
/s/ Alex N. Blanco
/s/ John D. Buck
/s/ Robert C. Frenzel
The Audit Committee

Our Compensation Committee and Its Report

Responsibilities and Composition. Our Compensation Committee, chaired by Ellen A. Rudnick, is authorized by our Board to set the annual compensation of each of our executive officers, to grant stock options, restricted stock and other awards to employees under our 2015 Omnibus Incentive Plan, and to review and approve our compensation and benefit plans. Our Compensation Committee held ten meetings during fiscal 2018.

Our Board has determined that each member of our Compensation Committee is independent of management and our company. Further, as noted above, each member of the committee is an independent director, is a non-employee director, and is an outside director under the applicable rules of NASDAQ, the Securities and Exchange Commission and the Internal Revenue Service, respectively.

The Compensation Committee has the dual responsibility of serving the interests of our shareholders and serving as an advisor to management. The committee assists our Board in fulfilling its responsibility to our shareholders so that our executive officers and certain other officers and managers are compensated in accordance with our company’s total compensation objectives and executive compensation policy. Management assists the committee by advising and recommending compensation policies, strategies and pay levels necessary to establish appropriate incentives for management and employees that are aligned with business strategies and goals that the committee believes will drive competitive advantage and deliver sustainable returns to shareholders. Other than as permitted under the 2015 Omnibus Incentive Plan, the committee does not delegate any of its duties or responsibilities to any subcommittee or other person. The committee’s specific responsibilities include:

■	Evaluate annually our Chief Executive Officer’s and other executive officers’ compensation levels and payouts;
■	Determine for our executive officers, and recommend to our Board for approval with respect to the Chief Executive Officer, all components of compensation, including annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements, change-in-control provisions or agreements, severance agreements, benefits, supplemental benefits and any special financial compensation programs;
■	Review and recommend to our Board for approval any equity compensation program involving the use of our company’s securities, including stock options and restricted stock;
■	When appropriate, select, retain and terminate independent compensation consultants, independent legal counsel or other advisors to advise the committee;
■	Ensure that the compensation for our Chief Executive Officer and other executive officers is consistent with our company’s executive compensation policy;
■	Advise and assist our company in defining its total compensation policy;
■	Review and comment on the compensation program to ensure that it supports our company’s strategic and financial plans;
■	Review and recommend to our Board for approval new incentive plans that are consistent with the total compensation policy, and monitor the appropriateness of payouts under alternative business scenarios;
■	Review retirement plans to ensure they are meeting company objectives and are in compliance with relevant laws and regulations;
■	Review the establishment, amendment and termination of employee benefits plans, including equity plans, and oversee the operation and administration of such plans;
■	Review our company’s compensation policies for regulatory and tax compliance, including structuring compensation programs to preserve tax deductibility and, as required and to the extent applicable under relevant transition relief rules, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code (the “Code”);
■	Considering the results of the most recent shareholder advisory vote on executive compensation in making determinations and recommendations regarding our company’s executive compensation policy and decisions;
■	Include a report on executive compensation in our company’s proxy statement as required by Securities and Exchange Commission rules;
■	Review annually our company’s risk assessment to determine whether compensation policies and practices are reasonably likely to have a material adverse effect on our company;

■	Review and discuss with management the “Compensation Discussion and Analysis” required by Securities and Exchange Commission Regulation S-K, Item 402, and determine whether to recommend to our Board that the “Compensation Discussion and Analysis” be included in our company’s annual proxy statement for the annual meeting of shareholders; and
■	Fulfill such other duties and responsibilities as may be assigned to the committee by our Board or Chairman of the Board.

In fulfilling its duties and responsibilities, the Compensation Committee may hire independent consultants, confer with our internal human resource professionals and consult with our Chief Executive Officer and other members of management. In the most recently completed fiscal year, the committee engaged and worked with Willis Towers Watson and subsequently Pearl Meyer, independent compensation consultants that have no other ties to our company or its management, to review compensation philosophy, competitiveness, pay for performance, and short term and long term compensation design. The committee believes that Willis Towers Watson and Pearl Meyer are independent of our management. Our management has not engaged Willis Towers Watson or Pearl Meyer to provide any other services to our company.

During the Compensation Committee meetings held in fiscal 2018, certain members of management were present to address specific topics within the scope of their responsibilities. In addition, our Chief Executive Officer, our Chief Financial Officer, and our Vice President, General Counsel and Secretary attended several of the meetings to provide certain recommendations to the committee regarding the compensation of other executive officers and to discuss the financial implications of various compensatory awards and benefit programs. No such executive officer was present during the committee’s discussion and determination of his or her respective compensation.

Compensation Committee Interlocks and Insider Participation. The members of our Compensation Committee are identified by name in the “Compensation” column of the chart that appears above within the subsection captioned “Committee Overview.” None of the members of the committee was an officer or employee of Patterson Companies, Inc. during fiscal 2018 or in any prior year, and none of the members of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Compensation Committee Report. Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” that appears herein with management. Based on such review and discussions, the committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement and, thereby, in our Annual Report on Form 10-K for the fiscal year ended April 28, 2018.

Respectfully submitted,
/s/ Ellen A. Rudnick, Chairman
/s/ Alex N. Blanco
/s/ Francis (Fran) J. Malecha
/s/ Neil A. Schrimsher
The Compensation Committee

Our Governance and Nominating Committee and Its Procedures for Nominations

Responsibilities and Composition. Our Governance and Nominating Committee, chaired by John D. Buck, performs the core function of providing the overall protocol for Board operation. It also serves as the nominating committee, making recommendations as to nominees to serve as members of our Board and regarding the composition of the committees of our Board. The committee’s responsibilities include establishing criteria for Board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with our interests, assessing the contributions of current directors in connection with their re-nomination, and making recommendations to the full Board on how to improve the effectiveness of our Board. The committee believes that diversity of viewpoints, backgrounds, skills, experience and expertise is a key attribute for directors. As a result, the committee seeks to have a diverse Board that is representative of our company’s customer, employee and shareholder base. The committee carefully considers diversity when considering nominees for director and periodically reviews its recruitment and selection protocols to ensure that diversity remains a component of each director search.

Our Governance and Nominating Committee has identified nominees based upon suggestions by non-management directors, executive officers, shareholders and third-party search firms. Our director selection criteria includes: integrity; high level of education; business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among members; balanced representation of the best interests of the company’s shareholders as a whole rather than special constituencies; and any potential conflicts with the company’s interests. The committee has used these criteria to evaluate potential nominees. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation.

Our Governance and Nominating Committee has from time to time engaged third-party search firms to provide assistance in the identification and evaluation of potential nominees, whose qualifications and independence are then thoroughly evaluated by the committee. The committee has paid fees to third-party search firms for such assistance, including most recently the identification and evaluation of Robert C. Frenzel and Francis (Fran) J. Malecha, who joined our Board in March 2018 and June 2018, respectively.

It is our Governance and Nominating Committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on our Board. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on our Board and the committee does not perceive a need to increase the size of our Board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Nomination Procedures. To submit a recommendation of a director candidate to our Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to our Chairman of the Board, care of our Corporate Secretary, at the main office of Patterson Companies, Inc.:

■	The name of the person recommended as a director candidate;
■	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;
■	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
■	As to the shareholder making the recommendation, the name and address, as they appear on the books of Patterson Companies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of our common stock; and
■	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Our Bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our Corporate Secretary not less than 90 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our Bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Vice President, General Counsel and Secretary.

Minimum Qualifications. In carrying out its responsibility to find the best-qualified persons to serve as directors, our Governance and Nominating Committee will consider appropriate data with respect to each suggested candidate, consisting of business experience, educational background, current directorships, involvement in legal proceedings during the last ten years which are material to the evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director.

In addition, prior to nominating an existing director for re-election to our Board, our Governance and Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to our Board; and his or her independence. Pursuant to our Corporate Governance Guidelines, independent directors generally may not stand for election following their attaining the age of 75, or 20 years of service as a director on our Board.

Our Governance and Nominating Committee is also responsible for overseeing and reviewing our processes for providing information to our Board. The committee completes an annual review of the performance of our Chief Executive Officer. In addition, the committee recommends a succession plan to our Board for our Chief Executive Officer and reviews programs created and maintained by management for the development and succession of other executive officers and other individuals identified by management or the committee. The committee develops and oversees a company orientation program for new directors and a continuing education program for current directors. The committee also sets director compensation. The committee held four meetings during fiscal 2018.

Our Finance and Corporate Development Committee

Purpose. The purpose of our Finance and Corporate Development Committee is to oversee our company’s capital structure, capital budget and capital expenditures, issuance and repurchase of equity and debt, and acquisitions and divestitures, and corporate investment and treasury policy and their consistency with our company’s overall financial and strategic plans.

Responsibilities and Organization. The responsibilities of our Finance and Corporate Development Committee, which is chaired by Neil A. Schrimsher, include:

■	Review and make recommendations to our Board regarding our company’s capital structure;
■	Review our financing requirements, evaluate management’s proposals to support such financing requirements and recommend specific financing arrangements, such as credit arrangements and equity and long-term debt issuances, to our Board;
■	Review our company’s treasury policy as it relates to management of customer credit, commodity risks, exposures relating to insurance and risk management, and other financial risks that the Board may delegate to the committee for review;
■	Review tax strategies and restructuring projects;
■	Review and recommend to our Board our cash dividend policy;
■	Review and recommend to our Board authorization for the repurchase of equity or long-term debt;
■	Review our company’s use of derivative, hedging and other instruments to manage financial, currency and interest rate exposure;
■	Evaluate the financial impact of proposed merger, acquisition, divestiture, joint venture and other business combination transactions and recommend to the Board with respect to the financial aspects of such acquisitions and divestitures in the amount of $5 million or more (“principal portfolio transactions”);
■	Review the proposed annual capital budget and capital expenditures in the amount of $10 million or more;

■	Evaluate the post-acquisition financial integration and return on investment for principal portfolio transactions;
■	Review our company’s D&O and liability insurance coverage; and
■	Monitor our company’s investor relations program.

Our Finance and Corporate Development Committee reports to our Board on the principal matters reviewed or approved at each meeting and provides recommendations as to actions to be taken by our Board. The committee has the sole authority to retain and terminate any outside financial or other consultants to assist in carrying out its duties, including the authority to approve consultant fees and other retention terms. The committee has the authority to obtain advice and assistance from internal or external legal, financial or other advisors. In addition, the committee has the authority to delegate any of its responsibilities to subcommittees, as it deems appropriate, subject to the requirements of applicable laws and regulations. The committee held six meetings during fiscal 2018.

Our Search Committee

Our Search Committee was formed in June 2017 and disbanded in October 2017 upon our company’s entry into an employment agreement with Mr. Walchirk. This committee’s functions included identifying and evaluating potential candidates for Chief Executive Officer, and ultimately advising the Board on its recommendations for hiring a Chief Executive Officer. This committee, which was chaired by Ms. Rudnick, retained Spencer Stuart to conduct the executive search.

Communications with Board Members

Our Board of Directors has provided the following process for interested persons to send communications to our Board or individual directors. All communications from shareholders should be addressed to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Les B. Korsh, Vice President, General Counsel and Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to the chair of our Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to our Board in the care of our Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company or its subsidiaries before being reviewed by our Board.

Board Member Attendance at Annual Meetings

Under our Corporate Governance Guidelines, it is our policy that all directors should be present at the annual meeting of shareholders. We generally hold a Board of Directors meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors then in office attended the 2017 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee directors receive cash compensation and equity-based compensation for their service on our Board of Directors. For fiscal 2018, non-employee director compensation included an overall retainer of $206,000, with $90,000 representing an annual cash retainer and $116,000 issued in the form of restricted stock awards vesting one year from date of grant. Committee member and committee chair cash retainers were as follows: $10,000 for each member of the Audit Committee and $20,000 for the chair of the Audit Committee; $5,000 for each member of the Compensation Committee and $15,000 for the chair of the Compensation Committee; no additional cash retainer for each member of the Governance and Nominating Committee but a $10,000 cash retainer for the chair of the Governance and Nominating Committee; and $5,000 for each member of the Finance and Corporate Development Committee and $15,000 for the chair of the Finance and Corporate Development Committee. The cash retainer for the former Lead Director was $30,000; however, in June 2017, such retainer was replaced with a $100,000 cash retainer for the non-executive Chairman of the Board. In addition, each member of the Search Committee received a fixed cash retainer of $10,000 and the chair of the Search Committee received a fixed cash retainer of $15,000, which amounts were paid upon conclusion of the Chief Executive Officer search. Non-employee directors may elect to receive shares of common stock in lieu of their director fees otherwise payable in cash. Directors are also reimbursed for all reasonable out-of-pocket expenses incurred in connection with their service on our Board.

The value of the above-referenced restricted stock awards is reviewed annually. For fiscal 2019, we collected and analyzed market data that we used as a benchmark for what we would expect to pay non-employee directors to remain competitive. Based on that review, no changes were made to non-employee director compensation.

Under our 2015 Omnibus Incentive Plan, annual restricted stock awards vest in full on the first anniversary of the date of grant. Non-employee directors who have a term expiring not more than 29 days prior to the natural vesting date of their restricted stock award, are deemed to remain in service as a non-employee director until such natural vesting date, but only for purposes of satisfying the vesting restrictions. Otherwise, unvested restricted stock awards are forfeited on the effective date of termination of service as a director. Prior to fiscal 2016, restricted stock awards granted to non-employee directors under our Amended and Restated Equity Incentive Plan vested to the extent of one-third per year, commencing upon the first anniversary of the date of grant. Unvested restricted stock awards granted under such plan are forfeited on the 30th day after termination of service as a director.

Because Messrs. Walchirk, Wiltz and Anderson each served as a director and an executive officer of our company for a portion of fiscal 2018, information regarding their compensation is set forth within the section captioned “Executive Compensation.”

Compensation of Directors

The following table sets forth the compensation of our non-employee directors for fiscal 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(e)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John D. Buck	214,167	116,021	-	-	-	-	330,189
Alex N. Blanco	104,583	116,021	-	-	-	-	220,604
Jody H. Feragen	134,583	116,021	-	-	-	-	250,604
Robert C. Frenzel(a)	13,125	-	-	-	-	-	13,125
Sarena S. Lin(b)	75,833	116,021	-	-	-	-	191,854
Francis (Fran) J. Malecha(c)	-	-	-	-	-	-	-
Ellen A. Rudnick	130,000	116,021	-	-	-	-	246,021
Neil A. Schrimsher	123,750	116,021	-	-	-	-	239,771
Les C. Vinney(d)	96,250	116,021	-	-	-	-	212,271
(a)	Mr. Frenzel began serving on our Board of Directors in March 2018.
(b)	Ms. Lin resigned from our Board of Directors in March 2018.
(c)	Because Mr. Malecha began serving on our Board of Directors in June 2018, he did not receive compensation during fiscal year 2018.
(d)	Mr. Vinney does not intend to stand for re-election at our 2018 annual meeting of shareholders.
(e)	Represents the aggregate grant date fair value of the 3,058 shares of restricted stock awarded to each non-employee director on September 18, 2017, the date of our 2017 annual meeting of shareholders, computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of awards is set forth in Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 28, 2018. The aggregate number of unvested shares of restricted stock outstanding at fiscal year-end 2018 held by our non-employee directors was as follows:
Name	Number of Shares of Restricted Stock
John D. Buck	3,058
Alex N. Blanco	3,058
Jody H. Feragen	3,058
Robert C. Frenzel	-
Sarena S. Lin	-
Francis (Fran) J. Malecha	-
Ellen A. Rudnick	3,058
Neil A. Schrimsher	3,058
Les C. Vinney	3,058
Total	18,348

(f)	The aggregate number of unexercised stock options outstanding at fiscal year-end 2018 held by our non-employee directors was as follows:
Name	Number of Stock Options
John D. Buck	-
Alex N. Blanco	-
Jody H. Feragen	12,000
Robert C. Frenzel	-
Sarena S. Lin	7,000
Francis (Fran) J. Malecha	-
Ellen A. Rudnick	-
Neil A. Schrimsher	12,000
Les C. Vinney	-
Total	31,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 20, 2018, unless otherwise noted, by (a) each person who is known to us to own beneficially more than 5% of our common stock, (b) each director and nominee for director, (c) each executive officer named in the Summary Compensation Table below, and (d) the current directors and executive officers as a group. The table lists voting securities, including restricted stock held by our directors and executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock and none of the stated shares has been pledged as security.

Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(a)		Percent of Class(b)
Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the Patterson Companies, Inc. Employee Stock Ownership Plan	11,724,423	(c)	12.3%
T. Rowe Price Associates, Inc.	10,651,120	(d)	11.2%
The Vanguard Group	8,207,547	(e)	8.6%
Parnassus Investments	7,436,901	(f)	7.8%
Barrow, Hanley, Mewhinney & Strauss, LLC	5,182,834	(g)	5.5%
BlackRock, Inc.	5,122,331	(h)	5.4%
Scott P. Anderson	216,742	(i)(j)	*
Mark S. Walchirk	101,232		*
Les B. Korsh	90,395	(i)(j)	*
James W. Wiltz	74,692	(i)(k)	*
Kevin M. Pohlman	73,075	(i)	*
John D. Buck	54,627		*
Ellen A. Rudnick	45,293		*
Les C. Vinney	33,619		*
Jody H. Feragen	28,955	(l)(m)	*
Ann B. Gugino	25,204	(i)(j)	*
Neil A. Schrimsher	22,546	(l)	*
David G. Misiak	18,778	(i)	*
Dennis W. Goedken	5,466	(i)	*
Alex N. Blanco	3,058		*
Robert C. Frenzel	-		-
Francis (Fran) J. Malecha	-		-
All current directors and executive officers as a group (14 persons)	584,139	(n)	*
*	Represents less than 1%.
(a)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our ESOP. Shares reported as owned by the ESOP trustee are also reported as beneficially owned by our executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants.

Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(b)	Percentage of beneficial ownership is based on 95,062,744 shares outstanding as of July 20, 2018. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.
(c)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the Patterson Companies, Inc. Employee Stock Ownership Plan on February 7, 2018, represents shares over which shared voting power and shared dispositive power is claimed. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). The securities reported include all shares held of record by the trustee. The trustee follows the directions of our company, or other parties designated in the trust agreement between our company and the trustee, with respect to voting and disposition of the shares. The trustee, however, is subject to fiduciary duties under ERISA. The trustee disclaims beneficial ownership of the reported shares. As of July 20, 2018, the number of shares reported as beneficially owned included approximately 1,692,780 shares held in the unallocated account of the ESOP and approximately 9,575,297 shares held in the allocated account of the ESOP. The reporting person’s address is 1013 Centre Road, Suite 300, Wilmington, DE 19805-1265.
(d)	As set forth in Schedule 13G jointly filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Mid-Cap Value Fund, Inc. (“Mid-Cap Value Fund”) on June 11, 2018. The Schedule 13G reports that Price Associates is an investment adviser with sole voting power over 2,836,456 shares and sole dispositive power over 10,651,120 shares. The Schedule 13G reports that Mid-Cap Value Fund is a registered investment company sponsored by Price Associates, which it also serves as investment adviser, with sole voting power over 7,737,800 shares, representing 8.1% of the class of such securities. The Schedule 13G further reports that the individual and institutional clients which Price Associates serves as investment adviser have the power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, the reported shares, and that any discretionary authority that has been delegated to Price Associates may be revoked in whole or in part at any time. The Schedule 13G further reports that, with the exception of Mid-Cap Value Fund, not more than 5% of the class of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by Mid-Cap Value Fund, the Schedule 13G reports that only the custodian for such fund has the right to receive dividends paid with respect to, and proceeds from the sale of, the reported securities, and that no other person is known to have such right, except that the shareholders of the Mid-Cap Value Fund participate proportionately in any dividends and distributions so paid. The reporting persons’ address is 100 E. Platt Street, Baltimore, MD 21202.
(e)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”) on February 9, 2018. The Schedule 13G/A reports that Vanguard is an investment adviser with sole voting power over 97,416 shares, shared voting power over 10,200 shares, sole dispositive power over 8,106,992 shares, and shared dispositive power over 100,555 shares. The Schedule 13G/A further reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 89,581 shares as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 18,035 shares as a result of its serving as investment manager of Australian investment offerings. The reporting person’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(f)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by Parnassus Investments (“Parnassus”) on February 12, 2018. The Schedule 13G/A reports that Parnassus is an investment adviser with sole voting power and sole dispositive power over the reported shares. The Schedule 13G/A further reports that these securities are beneficially owned by clients of Parnassus, which include registered investment companies. The reporting person’s address is 1 Market Street, Suite 1600, San Francisco, CA 94105.

(g)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”) on February 13, 2018. The Schedule 13G reports that BHMS is an investment adviser with sole voting power over 837,035 shares, shared voting power over 4,345,799 shares, and sole dispositive power over 5,182,834 shares. The Schedule 13G further reports that certain clients of the reporting person have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares, but no one person’s interest in the reported shares is more than 5% of the total outstanding shares. The reporting person’s address is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761.
(h)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on January 23, 2018. The Schedule 13G/A reports that BlackRock is a parent holding company/control person for BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, and BlackRock Fund Managers Ltd. The Schedule 13G/A reports that BlackRock has sole voting power over 4,550,804 shares and sole dispositive power over 5,112,331 shares. The Schedule 13G/A further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares, but no one person’s interest in the reported shares is more than 5% of the total outstanding shares. The reporting person’s address is 55 East 52nd Street, New York, NY 10055.
(i)	Includes the following shares allocated to the ESOP account of the following persons: Scott P. Anderson (19,032 shares); Les B. Korsh (663 shares); James W. Wiltz (334); Kevin M. Pohlman (388 shares); Ann B. Gugino (9,759 shares); David G. Misiak (15,661 shares); and Dennis W. Goedken (1,069 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.
(j)	Includes shares purchasable by the named person upon the exercise of options granted under our Amended and Restated Equity Incentive Plan or our 2015 Omnibus Incentive Plan: Scott P. Anderson (115,883 shares); Les B. Korsh (6,250 shares); and Ann B. Gugino (7,400 shares).
(k)	Of the shares reported as beneficially owned, 6,748 shares are held in trust for members of Mr. Wiltz’s family and 12,817 shares are held in a revocable trust of which Mr. Wiltz is a trustee.
(l)	Includes shares purchasable by the named person upon the exercise of options granted under our 2001 Non-Employee Directors’ Stock Option Plan or our Amended and Restated Equity Incentive Plan: Jody H. Feragen (12,000 shares); and Neil A. Schrimsher (12,000 shares).
(m)	Of the shares reported as beneficially owned, 1,000 shares are held in a revocable trust of which Ms. Feragen is a trustee.
(n)	Includes 1,385 shares allocated to ESOP accounts, 30,250 shares purchasable upon the exercise of options, and 270,383 shares over which there is sole voting power but no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than 10% shareholders complied with applicable filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee (throughout this Compensation Discussion and Analysis, the “committee”) oversees and makes decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table, and related tables and footnote disclosures setting forth the compensation of the following named executive officers:

Named Executive Officer(a)	Position
Mark S. Walchirk	President and Chief Executive Officer of Patterson Companies
James W. Wiltz	Former Interim President and Chief Executive Officer of Patterson Companies
Scott P. Anderson	Special Advisor to Patterson Companies (Former President and Chief Executive Officer of Patterson Companies)
Dennis W. Goedken	Controller of Patterson Companies (Former Interim Chief Financial Officer and Treasurer of Patterson Companies)
Ann B. Gugino	Former Executive Vice President, Chief Financial Officer and Treasurer of Patterson Companies
Kevin M. Pohlman	President of Patterson Animal Health
David G. Misiak	Former President of Patterson Dental North America
Les B. Korsh	Vice President, General Counsel and Secretary of Patterson Companies
(a)	Mr. Walchirk, who also serves as one of our directors, became our President and Chief Executive Officer on November 20, 2017. Mr. Wiltz, one of our non-employee directors, served as our Interim President and Chief Executive Officer from June 1, 2017 until November 20, 2017, while a search was undertaken for a new Chief Executive Officer. Mr. Anderson, who is currently employed as a non-executive officer Special Advisor, ceased serving as our President and Chief Executive Officer on June 1, 2017. Mr. Goedken, our Controller, served as our Interim Chief Financial Officer and Treasurer from March 1, 2018 until June 29, 2018, when Donald J. Zurbay became our Chief Financial Officer and Treasurer. Ms. Gugino ceased serving as our Executive Vice President, Chief Financial Officer and Treasurer on March 1, 2018 and resigned as a non-executive officer Special Advisor on May 25, 2018. Mr. Pohlman became President of Patterson Animal Health on July 11, 2017. In August 2001, Mr. Pohlman joined Animal Health International, Inc., which was acquired by Patterson in June 2015. Mr. Misiak became President of Patterson Dental North America on November 1, 2016. Mr. Misiak resigned from our company on May 11, 2018, subsequent to the end of fiscal 2018. Mr. Korsh, who started with Patterson Companies in June 2014, became our Vice President, General Counsel and Secretary effective July 1, 2015.

The discussion that follows addresses the “active” named executive officers, namely those who were serving as executive officers as of the end of fiscal 2018 and who remain employed as executive officers as of the date of this proxy statement.

Executive Summary

Fiscal 2018 marked a year of challenges and change for Patterson. In addition to experiencing the above-referenced executive leadership changes, Patterson continued to experience the effects of changes in our sales force, disruptions resulting from our ERP system initiatives, our decision to broaden our dental digital technology equipment portfolio, and lower gross margins. As a result of these and other factors, 2018 financial performance did not meet our expectations. Therefore, we have taken steps to reflect this performance in our executive compensation.

Financial Results. Below is a summary of our fiscal 2018 financial results from continuing operations that we believe is helpful in understanding our compensation decisions and philosophy:

■	Net Sales: Consolidated net sales in fiscal 2018 were $5,465.7 million, a decrease of 2.3% from the prior fiscal-year period.
■	Gross Profit: Consolidated gross profit margin decreased 140 basis points from the prior year to 21.9%. Gross profit margin rates decreased in both the Dental and Animal Health segment. Unfavorable sales mix, lower rebates and a change in estimate related to year-end inventory valuations in both our Dental and Animal Health segment were the primary drivers of the decline in the gross profit margin rate. In addition, a greater percentage of sales came from our lower margin Animal Health segment during fiscal 2018, resulting in a lower consolidated gross profit margin rate.
■	Operating Income: Operating income from continuing operations, a key driver of incentive compensation, was $219.9 million, or 4.0% of net sales, in fiscal 2018, compared to $287.9 million, or 5.1% of sales, in fiscal 2017. The decrease in operating income from continuing operations was driven by lower net sales and lower gross margins, partially offset by the intangible asset impairment charge recorded in fiscal 2017 and cost containment efforts. The decrease in operating income from continuing operations as a percent of net sales was driven by these same factors. In addition, a greater percentage of sales came from our lower margin Animal Health segment during fiscal 2018, which reduced operating income from continuing operations as a percent of net sales.
■	Net Income and Earnings Per Share from Continuing Operations: Net income from continuing operations increased 15.6% to $201.0 million in fiscal 2018, compared to $173.8 million in the prior year. Earnings per diluted share from continuing operations were $2.16 in fiscal 2018, compared to $1.82 in the prior year. This comparison includes the recognition of a provisional net tax benefit of $76.6 million, reflecting the revaluation of tax-deferred assets and liabilities, net of a one-time transitional tax on unremitted foreign earnings as a result of the Tax Reform and Jobs Act. Fiscal 2017 results contained a pre-tax non-cash impairment charge of approximately $36 million, or approximately $23 million after taxes, or $0.24 per diluted share, related to the distribution fee associated with the CEREC product component of the previously exclusive agreement with Sirona Dental Systems.

For fiscal 2018, we also returned approximately $186.7 million to shareholders in the form of share repurchases and dividends.

The following table provides a summary of our Total Shareholder Return (“TSR”) performance over the past three years, both on an absolute basis and relative to the S&P 400 constituent companies:

Historical TSR Measurement Period	Patterson TSR	Percentile Rank of Patterson’s TSR Relative to S&P 400 Constituents
3 Years (FY16 – FY18)	-48.0%	21st percentile

While we experienced many positive developments in fiscal 2018, at the end of the year the overall value of our fiscal 2018 executive compensation package was below the targeted level, reflecting our performance orientation and challenging goals.

The charts below show fiscal 2018 direct compensation – both target and actual – for Mark S. Walchirk, who we hired as our new Chief Executive Officer during fiscal 2018, and our other active named executive officers. The actual direct compensation presented below is indicative of our fiscal 2018 performance.

Fiscal 2018 Direct Compensation – Value Reflecting Fiscal 2018 Performance

(a)	Excludes one-time sign-on bonus and inducement equity grant.

Actual Management Incentive Compensation Plan (“MICP”) payout was zero based on fiscal 2018 performance. Long-term incentives (“LTI”) consist of stock options, restricted stock units and performance units, and for purposes of these charts are valued based on the stock price at the end of the fiscal 2018 and relative TSR performance through the end of fiscal 2018. As a result, the actual LTI values presented in these charts might not be paid. Furthermore, the actual LTI values presented include zero value for stock options because all stock options were underwater at the end of fiscal 2018, and zero value for performance units due to relative TSR performance for the performance period of fiscal years 2016 through 2018.

CEO Onboarding. In developing our compensatory arrangement with Mr. Walchirk, the committee considered Mr. Walchirk’s then current compensation, including his current equity, the compensation of our former Chief Executive Officer, the compensation of chief executive officers of other distribution companies, and competitive market data supplied by Willis Towers Watson based on the company’s compensation peer group for total direct compensation. The committee determined that 90% of the mid-point of that compensation peer group would yield approximately $5,000,000 of total annual compensation, which the committee regarded as appropriate given Mr. Walchirk’s skills, experience and opportunity to grow in the position. In designing a compensation package for Mr. Walchirk, cognizant of its focus on pay-for-performance, the committee determined to provide him the following:

■	$850,000 annual base salary,
■	$1,050,000 annual MICP target, and
■	$3,100,000 of annual LTI, for an annual total of $5,000,000.

To partially offset the forfeiture of certain equity from Mr. Walchirk’s former employer, the committee also determined to provide a restricted stock unit award with a grant date value of $2,000,000 (valued at $1,341,989 as of fiscal year-end) and a lump-sum sign-on cash bonus of $100,000 as inducements to his employment with our company, thereby bringing Mr. Walchirk’s total first-year target compensation to $6,500,000. The committee determined that a one-for-one offset of equity at his former employer was not required given that the new position carries with it significant earning potential and the potential for down-range increases. The committee determined that the overall compensation package and its components would be sufficient to encourage Mr. Walchirk to join the company yet would help support the creation of shareholder value and be in the best interests of shareholders.

Other NEOs. With respect to the other active named executive officers, the committee made the following decisions regarding fiscal 2018 compensation:

■	Set base salary percentage increases for fiscal 2018 in the low single-digits with the exception of Mr. Pohlman, who was promoted during the fiscal year to President of Animal Health.
■	Awarded no cash compensation under our MICP.
■	Provided slight increases in LTI grant values; however, as of the end of the fiscal year, realizable LTI values were zero for stock options because all stock options were underwater and zero for performance units due to relative TSR performance for fiscal years 2016 through 2018.

Compensation Consultant. During fiscal 2018, the committee transitioned from working with Willis Towers Watson to working with Pearl Meyer as its independent compensation consultant. The committee reviewed and confirmed the independence of both firms.

Fiscal 2019. In connection with our recent business challenges and changes in our executive leadership ranks, the committee increased base salaries for our other active named executive officers and modified the MICP and the performance unit element of the long-term incentive plan to emphasize the importance of fiscal 2019 operational results to our company’s long-term success.

Compensation Philosophy, Practices and Components

Compensation Philosophy

The committee is guided by the following objectives that are believed to be key to the successful execution of our strategic business imperatives, enhancing growth opportunities and providing benefits to our shareholders:

Compensation Practices

The committee leverages the following best practices in designing, administering and governing our executive compensation programs:

What We Do	What We Do Not Do
   ■   Generally target executive compensation to be
         competitive at the median

   ■   Emphasize the majority of our program in variable
         pay

   ■   Use equity to drive a long-term perspective aligned
         with shareholders

   ■   Promote stock ownership with stock ownership
         guidelines

   ■   Reflect shareholder preferences in our program plans
         and designs, including clawback and double trigger
         protections

   ■   Cap payouts in our annual short-term incentive awards

   ■   Annually review our pay for performance relationship
         and conduct a compensation risk assessment

   ■   Provide single trigger change-in-control
         cash severance payments, or
         change-in-control cash severance
         payments exceeding three times base
         salary and target annual incentives

   ■   Allow stock option repricing or discounted
         stock option granting

   ■   Offer change-in-control tax gross-ups to
         our named executive officers

   ■   Pay dividends or dividend equivalents on
         unearned or unvested performance
         shares

   ■   Allow our executives or directors to
         hedge or pledge company stock

   ■   Use employment or golden parachute
         agreements for executives, except in
         specific circumstances that provide a
         commensurate benefit to the company

Compensation Components

To assist in understanding the intended goals of the committee, we have described, at a high level, each of our primary compensation elements for fiscal 2018 in the following table:

Element	Purpose	Key Features
Base Salary	■ Provide a fixed level of compensation ■ Reflect competitive practices
Salary levels set based on an assessment of:

     ■   Level of responsibility

     ■   Experience and time in position

     ■   Individual performance

     ■   Future potential

     ■   Competitiveness

     ■   Internal pay equity considerations

     ■   Salary levels are reviewed annually
           by the committee and adjusted as
           appropriate

Annual MICP	■ Provide formulaic incentives to achieve or exceed annual budgeted Adjusted Operating Income (“AOI”) ■ Include individual performance objectives for each executive ■ Link pay to performance	■ Incentive payouts range from threshold to maximum levels, depending on level of performance ■ Performance below the threshold level will result in zero payout
Performance Units	■ Provide executive officers with incentives to achieve long-term success ■ Align executive officers’ interests with the interests of our shareholders	■ Performance measure represents relative TSR versus the S&P 400 ■ TSR results at or above the 50th percentile are required for a target (or higher) payout ■ 3-year performance period
Stock Options	■ Encourage sustained shareholder value creation via stock price increases	■ 10-year term ■ 3-year vesting
Restricted Stock Units	■ Provide opportunities for equity ownership ■ Support leadership retention objectives	■ Multi-year ratable vesting

Base Salary

The committee annually reviews base salaries for the executive officers to determine an appropriate amount considering the factors identified in the above table.

The committee set our Chief Executive Officer’s annual base salary for fiscal 2018 at $850,000. As a result of his July 2017 promotion to President of Patterson Animal Health and the related increase in the scope of his responsibilities, Mr. Pohlman’s fiscal 2018 base salary increased by 45% over his base salary for fiscal 2017. Mr. Korsh received a low single-digit percentage increase in his base salary for fiscal 2018.

For fiscal 2019, Messrs. Pohlman and Korsh received base salary percentage increases in the mid-teens in recognition of their fiscal 2018 performance through various executive officer transitions and in consideration of the competitive market for comparable executives.

MICP

The named executive officers are eligible to earn annual cash incentive compensation under the MICP. A cash incentive is payable if a threshold level of performance is achieved, and the ultimate payout varies with performance. In consideration of the overall performance results for fiscal 2018, the minimum financial objectives were not met, and, in their discretion, the committee determined that no payments would be made to executive team members for individual performance objectives.

The fiscal 2018 MICP was structured in a manner similar to that in place for fiscal 2017. The primary performance metric selected by the committee was Adjusted Operating Income. The committee selected this measure for the following reasons:

■	It is a well-understood financial measure that is communicated in Patterson’s Annual Report on Form 10-K
■	It is a balanced metric that encourages top line revenue growth, profit margins and cost containment
■	The committee believes that this financial measure influences Patterson’s stock price performance and its use effectively aligns the interests of executive officers and shareholders

Similar to the prior fiscal MICP, incentive payouts are designed to vary according to performance outcomes as follows:

	FY 2018 MICP Performance Goals:
	Adjusted Operating Income ($mils)
Level of Achievement	Total Company	Dental	Animal Health	Payout Potential
Threshold	$386,045	$237,940	$48,385	35%
Target	$386,045	$237,940	$48,385	35%
Maximum	$443,952	$273,631	$55,643	175%
Actual Outcome	$281,813	$149,902	$39,676
% of Target	73%	63%	82%

Distinct from prior years, for fiscal 2018, the committee determined to align threshold and target performance, both in terms of Adjusted Operating Income and payout potentials, in anticipation of low or no Adjusted Operating Income growth for fiscal 2018. The actual Adjusted Operating Income results presented above were adjusted for incentive expense and our previously announced change in LIFO method of accounting for certain inventories.

In addition to these financial performance objectives, the committee included individual strategic objectives for each named executive officer. Objectives for this element considered items such as net sales, revenue goals, Next Generation System (SAP) implementation success, succession planning and team development and integration synergies. This individual element accounts for 15% of the target annual incentive opportunity (for corporate officers the remaining 85% is based on Adjusted Operating Income; for business unit leadership, the remaining 85% is split 15% corporate and 70% business unit performance).

In connection with our recent business challenges and changes in executive leadership, the committee modified the performance metrics under the MICP for fiscal 2019. In particular, the committee determined that adjusted operating income, free cash flow and individual performance objectives will be the performance metrics on which annual cash incentive compensation, if any, will be earned for fiscal 2019. Such changes were made to emphasize the importance of fiscal 2019 operational results to our company’s long-term success.

Long-Term Incentives

The long-term incentive program emphasizes performance via stock options and performance units, but also provides retention incentives via restricted stock units. Performance units generally account for 50% of the grant date value of executive officer LTI with stock options and restricted stock units each generally accounting for 25% of the grant date value of executive officer LTI. The table below highlights the value and number of awards granted to each of our active named executive officers (a thorough description of each vehicle follows).

Executive	Performance Units ($ / #)	Stock Options ($ / #)	Restricted Stock or Restricted Stock Units ($ / #) (a)	Total ($) (a)
Mark S. Walchirk	$645,833	$322,917	$322,917	$1,291,667
	30,147	52,764	9,119

Kevin M. Pohlman	$325,000	$162,500	$162,500	$650,000
	6,562	19,474	3,586

Les B. Korsh	$212,500	$106,250	$106,250	$425,000
	3,727	11,845	2,236

* Note: the values in this table may not exactly equal the Summary Compensation Table due to rounding.

(a)	The amounts shown for Mr. Walchirk exclude the $2,000,000 restricted stock unit award for 56,481 shares he received as an inducement to his employment on December 1, 2017.

Performance Units

Effective in fiscal 2016, the committee redesigned the performance unit element of the executive compensation program to emphasize shareholder value creation in a direct way. The committee decided to reference relative TSR versus the S&P 400 as its performance measure rather than internal financial objectives, which the company had used previously. The program has the following pay for performance relationship, and other features:

Similar to fiscal 2017, for the performance units granted as part of the fiscal 2018 compensation program, TSR of Patterson and the S&P 400 will be measured over a three-year period to promote longer-term perspectives, with payouts achieved based on such relative performance.

The committee modified the performance unit element of the long-term incentive plan for fiscal 2019 to parallel the changes made to the performance metrics under the MICP for fiscal 2019. In lieu of measuring 3-year TSR versus the S&P 400, our performance units for fiscal 2019 will be earned based on a one-year adjusted operating income metric and a free cash flow metric. Any shares issued as a result of the performance unit metrics being achieved will then vest 100% two years after the end of fiscal 2019. We view operational excellence as paramount to our commitment to create long-term value for our shareholders and this modified approach for fiscal 2019 reflects that. During the remainder of fiscal 2019, the committee and management are evaluating the performance unit element of the long-term incentive plan to ensure it is consistent with our compensation philosophy and supports our commitment to create value for all shareholders.

Stock Options

In fiscal 2015 the committee reintroduced stock options into the long-term incentive mix. We have maintained this approach, as we believe that there is direct alignment between management and shareholder interests. Our 2015 Omnibus Incentive Plan, as described herein and originally approved by an overwhelming majority of our shareholders, has several positive features that reinforce the performance and retention objectives in our compensation philosophy including:

■	10-year term provides a long-term perspective
■	Flexible vesting criteria can be utilized

We believe that the design of this element of long-term incentive compensation inspires a long-term perspective, encourages shareholder value creation and aligns the interests of management and shareholders.

Restricted Stock Units

While the committee adheres to an overall executive compensation program that is heavily performance-based, we also recognize our objectives of leadership retention and stock ownership. Therefore, 25% of the long-term incentive value is denominated in time-based restricted stock units. This element accomplishes these objectives via the multi-year vesting period (generally 20% per year over five years with the exception of certain inducement and one-time awards described herein) and highlights our preferences for an ownership mentality.

Other Executive Compensation Arrangements, Policies and Practices

Capital Accumulation Plan

To encourage employee ownership and as a further means for retention, Patterson has a deferred compensation, restricted stock purchase plan that is available to certain employees, including executive officers (the “Capital Accumulation Plan”). Under our Capital Accumulation Plan, participants may defer annually up to 25% of their pre-tax compensation to be used to purchase shares of restricted stock. The stock purchased with the corresponding salary deferral is bought at a 25% discount from the market price of our common stock at the beginning of the calendar year or the end of the calendar year, whichever is lower. Participants elect the initial deferral period between three and five years. Participants may elect to defer the compensation beyond the initial deferral period, with the restrictions also continuing for the additional deferral period, with the minimum additional deferral period being five years. If the participant voluntarily leaves employment during the initial deferral period, 100% of the purchased restricted stock and any salary deferred are forfeited.

Health, Welfare and Retirement Benefits

Patterson provides a full range of benefits to its executives, including the standard medical, dental and disability benefits generally available to our employees. We also sponsor a qualified 401(k) plan which allows participants to make plan contributions on a pre-tax basis.

Perquisites and Other Personal Benefits

Patterson provides the named executive officers with perquisites and other personal benefits that the committee believes are reasonable and consistent with our overall compensation philosophy.

■	Automobile Reimbursement: Each executive is provided the use of a car under the fleet program maintained by our company.
■	Executive Physicals: The executives are encouraged to participate in an executive health program at the Mayo Clinic. A comprehensive evaluation emphasizing all aspects of preventative care is conducted by physicians who are specialists in Internal Medicine and Preventative Medicine. The cost of the physical is reimbursed by our company.
■	Executive Life Insurance Premiums: The executives participate in a company-sponsored executive life insurance program. This program provides our named executive officers with a life insurance benefit equal to three times their base salary plus the targeted annual incentive under the MICP. The life insurance benefit is capped at $1,300,000. Premiums, which are set each June, are paid by our company through a payroll gross-up.
■	Amounts Reimbursed for the Payment of Taxes: Patterson pays an amount necessary to cover executives’ tax obligations for certain perquisites and other personal benefits. In fiscal 2018, Patterson reimbursed executives for the payment of taxes on automobile reimbursement and executive life insurance premiums.
■	Company Contributions to the ESOP: In general, our company makes an annual contribution to the leveraged Employee Stock Ownership Plan (“ESOP”) based on company performance and other considerations equal to a certain percentage of an executive’s eligible compensation, subject to certain statutory limitations. This contribution is available generally to all our U.S. employees, subject to plan requirements. However, due to overall company performance being below expectations, there was a nominal contribution for fiscal 2018 resulting from a minimum payment on the ESOP note.

■	Incentive Trips: Expenses incurred by the executive and family members while attending special events or trips scheduled as rewards for incentivizing sales or other business achievements and for family members traveling with the executive for any purpose, are reported as imputed income to the executive.

Stock Ownership Guidelines

We believe that promoting share ownership aligns the interests of our executives and directors with those of our shareholders and provides strong motivation to build shareholder value. Under our stock ownership guidelines, key executives are expected to own shares of a value equal to a multiple of their annual base pay as follows:

■	Chief Executive Officer – 5x
■	Subsidiary Presidents, Chief Financial Officer– 3x
■	Corporate and Subsidiary Vice Presidents – 2x
■	Non-employee directors – 5x annual cash retainer

Executives and directors are expected to achieve target levels over a period of five years. If an executive or director is below the guideline, he or she is expected to retain 75% of the net shares (after satisfying tax obligations) received upon exercise of a stock option or lapsing of restrictions on restricted stock. If the executive or director has met the minimum ownership guideline, he or she is expected to retain 25% of the net shares received. As of July 20, 2018, our executives and directors were in compliance with applicable stock ownership guidelines.

Employment and Other Severance, Change-in-Control and Related Agreements

Patterson has recently entered into agreements with its active named executive officers providing them with certain severance and change-in-control benefits in exchange for their agreement to certain restrictive covenants. When establishing those benefits and the level of those benefits, the committee considered the competitive market for comparable executives and the benefits provided by comparable companies. The committee believes that competition for executive talent primarily affects the aggregate level of the target total direct compensation opportunity. However, the committee also believes it is critical to our company’s long-term performance to offer other compensation opportunities, including severance and change-in-control benefits, that are broadly commensurate with competitive alternatives. The committee also believes that the issuance of inducement equity awards and other one-time equity awards as consideration for the restrictive covenants contained in such agreements serves to align named executive officer and shareholder interests and, as to the inducement awards, were necessary to attract and retain senior executive talent. In the context of Chief Executive Officer transition, the committee further considered the importance of having such agreements in place with the broader executive leadership team given that, prior to entry into Mr. Walchirk’s employment agreement, the company did not previously have such agreements with its leaders.

In particular, we have entered into individual agreements with Messrs. Walchirk, Pohlman and Korsh that provide for severance benefits upon involuntary termination without cause. Such benefits, receipt of which is conditioned upon executive’s execution and delivery of a release of all potential claims against us, consist of:

■	18 months of base salary (24 months in the case of our President and Chief Executive Officer);
■	Cash incentive compensation equal to an average of the last three years of actual MICP incentives;
■	Proration of the current year MICP incentive based on actual performance; and
■	18 months of COBRA.

Our individual agreements with Messrs. Walchirk, Pohlman and Korsh also provide certain change-in-control benefits, in lieu of the above-referenced severance benefits, that are triggered if either of the following occurs within 24 months after a change in control (as defined in each agreement):

■	We terminate the executive’s employment with us for a reason other than cause (as defined in the agreement), or
■	The executive terminates his employment with us for good reason (as defined in the agreement).

Such change-in-control benefits, receipt of which is also conditioned upon executive’s execution and delivery of a release of potential claims against us, consist of:

■	24 months of base salary (36 months in the case of our President and Chief Executive Officer);
■	cash incentive compensation equal to the then current target MICP incentive;
■	proration of the current year MICP incentive based on target performance; and
■	18 months of COBRA.

The committee designed these agreements to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of Patterson and its shareholders, without having to be concerned about their future employment. We believe that retaining the services of our key executives during a change-in-control scenario is critical to maximizing shareholder value. These agreements help ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us rather than seeking alternative employment or being recruited to a competitor during a highly uncertain time. Our agreements providing for change-in-control benefits do not contain excess parachute payment tax gross-up provisions.

The committee reviewed prevalent market practices in determining the severance amounts and the events that trigger payments under the agreements. The committee determined that the amounts and triggering events were appropriate and designed to encourage decision-making that is in the best interest of Patterson. The committee considered competitive market data and governance best practices information provided by Pearl Meyer. The committee also evaluated the cost to us of these arrangements and the potential payout levels to each affected executive officer under various scenarios. In approving these agreements, the committee determined that their cost to us and our shareholders was reasonable and not excessive, given the benefit conferred on us. See “Potential Payments upon Termination or Change-in-Control” for further information regarding such agreements.

Certain of our equity plans also provide change-in-control benefits. As described below, our 2015 Omnibus Incentive Plan only provides such benefits in connection with a change in control and a subsequent event (a “double trigger”), which we believe enables us to better balance the employee’s need for certainty with the interests of our shareholders.

■	Our Amended and Restated Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan.
■	Under our 2015 Omnibus Incentive Plan, if the surviving or acquiring company in a change in control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, such plan provides for accelerated vesting of incentive awards following a change in control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change in control.
■	Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on shares of restricted stock lapse and such stock becomes fully vested.

Determining Executive Compensation

The committee is responsible for the review and approval of all aspects of the executive compensation program. The committee meets regularly each year to (among other items):

■	Establish the annual base salary and MICP target opportunity for each of the executives for the current fiscal year
■	Determine the actual annual incentive compensation to be paid to each executive for services provided during the prior year
■	Establish plan targets and performance measures for the performance period for performance units
■	Determine the number of performance units earned, if any, under the long-term incentive program for the performance period ending with the prior fiscal year
■	Determine restricted stock units and stock option awards and any other equity-based awards to be granted to executive officers

When making individual compensation decisions for the executives, the committee takes many factors into account. These factors include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives, our company’s overall performance, retention concerns, the individual’s tenure and experience with our company and in his or her current position, the recommendations of management and the independent compensation consultant, the individual’s current and historical compensation, the committee’s compensation philosophy, and comparisons to other comparably situated executives (both those of our company and those of peer companies). The committee’s process utilizes input, analysis and review from a number of sources, including our company’s management, other independent directors of the Board, the committee’s independent compensation consultant, and market studies and other comparative compensation information as discussed below.

The committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual short-term and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The committee meets with the Chief Executive Officer annually to review the performance of the other executives. The meeting includes an in-depth review of each executive officer, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of our business goals. A summary of the performance review is presented to the full Board each year.

The committee considers input from the Chief Executive Officer and other select executives when developing and selecting metrics and performance objectives that may be referenced in the annual short-term or long-term incentive program, and evaluating performance against such pre-established metrics and objectives. The committee also receives recommendations from the Chief Executive Officer regarding base salary amounts, annual short-term and long-term incentive award amounts for the other executive officers. In determining the Chief Executive Officer’s compensation, the committee considers comparative compensation information and input from its independent compensation consultant.

Role of the Compensation Consultant

During fiscal 2018, the committee transitioned from working with Willis Towers Watson to working with Pearl Meyer as its independent compensation consultant. The committee reviewed and confirmed the independence of both firms. The compensation consultant provides the committee with an annual compensation market analysis for the executives; makes recommendations on the executive pay programs; reviews, participates and comments on executive compensation matters; and provides updates on regulatory changes in compensation related issues and other developments and trends in executive compensation.

Market Competitiveness Review

The committee reviews recommendations from the independent compensation consultant on a peer group of companies about which competitive compensation data is obtained. For purposes of setting fiscal 2018 compensation, we reanalyzed our peer group in light of the company’s evolving business situation. By comparison to the 2017 compensation peer group, we removed four acquired companies that were no longer relevant comparators and added four indirect industry comparison companies (distributors) to the peer group. The resulting peer group had annual revenue ranging from $2.6 billion to $12.5 billion and market capitalization ranging from $340 million to $15.8 billion. Both management and the committee believe that the resulting peer group of 16 companies provided a robust statistical set of compensation data to serve as a basis for fiscal 2018 compensation decisions.

The companies comprising the peer group used to establish fiscal 2018 compensation opportunities of the executive officers are listed below:

Anixter International Inc.	Hill-Rom Holdings, Inc.
Applied Industrial Technologies, Inc.	MRC Global Inc.
Beacon Roofing Supply, Inc.	MSC Industrial Direct Co. Inc.
DENTSPLY SIRONA Inc.	Owens & Minor Inc.
Essendant Inc.	Pool Corp.
Fastenal Company	W.W. Grainger, Inc.
HD Supply Holdings, Inc.	Watsco, Inc.
Henry Schein, Inc.	WESCO International Inc.

In connection with compensation decisions the committee made for fiscal 2018, the committee worked with Willis Towers Watson in peer group development process.

The reports furnished by compensation consultants provided the committee with market information at the 25th, 50th, and 75th percentiles for each executive position and pay component, and for total direct compensation, and compared the market compensation data to current pay for each executive. This market information is an important element reviewed by the committee, and provides a basis for adjusting a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances of individual executive officers in a manner consistent with the stated objectives of the compensation program.

Shareholder Approval of our Executive Compensation Program

In deciding on the structure of the executive compensation program for fiscal 2018, the committee took into account the perspectives of our shareholders. Historically, Patterson’s shareholders have strongly supported our executive compensation programs with the overwhelming majority of shares voted at our annual meetings approving, on an advisory basis, the compensation of our named executive officers. At last year’s annual meeting, our proposal regarding advisory approval of executive compensation was approved by 86.78% of the shares voted on such proposal. We continue to consider the perspectives of our shareholders in the design and administration of our executive compensation programs.

Other Related Considerations

Compensation Risk Assessment

The committee annually considers the designs of our executive compensation programs relative to risk. This assessment includes an analysis of our overall compensation philosophy, the program value and plan design, and our governance processes to ensure that we are promoting superior performance in a responsible way relative to risk. In addition, in July 2018, the committee worked with Pearl Meyer in the assessment of the potential for risk stemming from our compensation programs. Following its assessment, including its review of the report of its compensation consultant, the committee concluded that our executive compensation programs are unlikely to create a material adverse effect on Patterson.

Impact of Tax and Accounting Treatment on Compensation Decisions

Section 162(m) of the Code disallows a deduction to any publicly-held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation exceeds $1 million per covered employee. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m)-qualified “performance-based compensation” was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, the Section 162(m) performance-based compensation exception was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our covered employees in excess of $1 million per taxable year generally will not be deductible unless, among other requirements, it is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the Tax Cuts and Jobs Act, no assurance can be given that any compensation paid by Patterson will be eligible for such transition relief and, therefore, eligible for the Section 162(m) performance-based compensation exception. The committee will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements and intends to continue to compensate our named executive officers in a manner consistent with the best interests of Patterson and its shareholders.

The committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section to avoid the possible adverse tax consequences that may arise from non-compliance.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for fiscal 2016, 2017 and 2018. Information for our active named executive officers, as defined in “Compensation Discussion and Analysis,” appears above the line, and information for all other named executive officers appears below the line. The terms and conditions of our agreements with our named executive officers are described below in “Potential Payments upon Termination or Change-in-Control.”

Name and Principal Position (a)	Fiscal Year	Salary ($) (b)	Bonus ($)	Stock Awards ($) (c)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($) (d)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($) (e)	Total ($)
Mark S. Walchirk	2018	383,591	100,000	2,968,750	322,917	-	-	258,748	4,034,006
President and Chief Executive
Officer of Patterson Companies
Kevin M. Pohlman	2018	272,920	-	507,664	162,500	-	-	49,483	992,568
President of Patterson Animal	2017	188,341	-	225,017	-	90,000	-	26,930	530,288
Health	2016	173,331	100,000	141,592	-	-	-	4,352	419,275
Les B. Korsh	2018	340,002	-	335,744	106,250	-	-	52,796	834,792
Vice President, General Counsel	2017	333,365	-	265,667	85,004	-	-	27,964	712,000
and Secretary of Patterson	2016	280,833	-	249,993	238,000	132,000	-	25,167	925,993
Companies
James W. Wiltz	2018	544,774	-	116,021	-	-	-	9,040	669,805
Director and Former Interim
President and Chief Executive
Officer of Patterson Companies
Scott P. Anderson	2018	820,005	-	-	-	-	-	51,913	871,918
Special Advisor to Patterson	2017	816,693	-	1,714,655	562,497	-	-	29,232	3,123,077
Companies (Former President and	2016	770,477	-	1,542,935	2,498,856	826,160	-	46,872	5,685,300
Chief Executive Officer of
Patterson Companies)
Dennis W. Goedken	2018	197,590	-	61,644	-	-	-	7,623	266,857
Controller (Former Interim Chief	2017	192,770	-	60,103	-	74,779	-	-	327,652
Financial Officer and Treasurer)	2016	184,513	-	58,631	-	91,000	-	3,631	337,775
Ann B. Gugino	2018	430,503	-	602,108	188,750	-	-	48,098	1,269,459
Former Executive Vice President,	2017	428,754	-	501,648	162,498	-	-	29,287	1,122,187
Chief Financial Officer and	2016	399,167	-	461,185	1,096,357	283,815	-	46,948	2,287,472
Treasurer of Patterson Companies
David G. Misiak	2018	384,998	-	381,411	125,000	-	-	46,219	937,629
Former President of Patterson	2017	345,025	-	331,705	-	-	-	31,247	707,977
Dental North America	2016	288,016	-	233,441	585,500	108,841	-	44,709	1,260,508
(a)	Mr. Walchirk, who also serves as one of our directors, became our President and Chief Executive Officer on November 20, 2017. Mr. Wiltz, one of our non-employee directors, served as our Interim President and Chief Executive Officer from June 1, 2017 until November 20, 2017, while a search was undertaken for a new Chief Executive Officer. Mr. Wiltz is currently being compensated pursuant to our non-employee director compensation policy, which is described in the section captioned “Non-Employee Director Compensation.” Mr. Anderson, who is currently employed as a non-executive officer Special Advisor, ceased serving as our President and Chief Executive Officer on June 1, 2017. Mr. Goedken, our Controller, served as our Interim Chief Financial Officer and Treasurer from March 1, 2018 until June 29, 2018, while a search was undertaken for a new Chief Financial Officer. On June 29, 2018, Mr. Zurbay became our Chief Financial Officer and Treasurer. Ms. Gugino ceased serving as our Executive Vice President, Chief Financial Officer and Treasurer on March 1, 2018 and resigned as a non-executive officer Special Advisor on May 25, 2018. Mr. Pohlman became President of Patterson Animal Health on July 11, 2017. In August 2001, Mr. Pohlman joined Animal Health International, Inc., which was acquired by Patterson in

June 2015. Mr. Misiak became President of Patterson Dental North America on November 1, 2016. Mr. Misiak resigned from our company on May 11, 2018, subsequent to the end of fiscal 2018. Mr. Korsh, who started with Patterson Companies in June 2014, became our Vice President, General Counsel and Secretary effective July 1, 2015.

(b)	Includes amounts foregone at the election of the executive to purchase stock under our Capital Accumulation Plan. The receipt of such stock is reported in the Grants of Plan-Based Awards Table below. The amount shown for Mr. Wiltz includes the $90,000 annual cash retainer paid to him for his service as a director.
(c)	Represents the aggregate grant date fair value of shares of restricted stock, restricted stock units and performance units computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of awards is set forth in Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 28, 2018. The entries in this column represent the sum of the aggregate grant date fair value of shares of restricted stock, restricted stock units and performance units as well as the incremental value of the restricted stock purchased pursuant to our Capital Accumulation Plan. The amount shown for Mr. Wiltz represents the restricted stock award issued to him for his service as a director.
(d)	Represents cash compensation earned under our MICP.
(e)	All other compensation for fiscal 2018 was as set forth in the table below. In addition, infrequently, a family member may accompany an executive traveling on a prepaid corporate flight to a specific destination for business purposes at no incremental cost to our company.
Name	Automobile Reimburse- ment ($)	Executive Physicals ($)	Executive Life Insurance Premiums ($)	Amount Reimbursed for the Payment of Taxes ($)	Company Contrib- utions to ESOP ($)	Incentive Trips ($)	Relocation ($)	Dividends ($)	Total ($)
Mark S. Walchirk	6,069	-	6,447	54,604	-	650	190,978	-	258,748
Kevin M. Pohlman	19,235	4,112	6,034	8,894	7,180	650	-	3,379	49,483
Les B. Korsh	23,064	3,989	4,769	9,797	7,560	-	-	3,617	52,796
James W. Wiltz	-	-	-	-	7,560	1,480	-	-	9,040
Scott P. Anderson	16,840	-	3,586	7,939	7,560	-	-	15,988	51,913
Dennis W. Goedken	-	-	-	-	5,533	-	-	2,090	7,623
Ann B. Gugino	18,167	3,225	3,602	8,436	7,560	650	-	6,458	48,098
David G. Misiak	17,980	-	4,492	9,611	7,560	2,120	-	4,456	46,219

Grants of Plan-Based Awards

The following table sets forth information concerning estimated possible payouts under non-equity incentive plan awards for fiscal 2018 performance and equity incentive plan awards granted in fiscal 2018 to our named executive officers. The terms and conditions applicable to these awards are described in “Compensation Discussion and Analysis” and “Outstanding Equity Awards at Fiscal Year-End.” Information for our active named executive officers, as defined in “Compensation Discussion and Analysis,” appears above the line, and information for all other named executive officers appears below the line.

Name	Type of Grant (a)	Grant Date	Date Of Action (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (c)			Estimated Future Payouts Under Equity Incentive Plan Awards (e)			All Other Stock Awards: Number of Shares of Stock or Units (#) (f)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (g)
				Thresh- old ($)	Target ($)	Maximum ($) (d)	Thresh-old (#)	Target (#)	Maximum (#)
Mark S. Walchirk	MICP	12/1/17	-	153,125	437,500	765,625	-	-	-	-	-	-	-
	PSU	12/1/17	10/23/17	-	-	-	7,537	30,147	60,294	-	-	-	645,833
	RSU	12/1/17	10/23/17	-	-	-	-	-	-	9,119	-	-	322,917
	RSU	12/1/17	10/23/17	-	-	-	-	-	-	56,481	-	-	2,000,000
	SO	12/1/17	10/23/17	-	-	-	-	-	-		52,764	35.41	322,917
Kevin M. Pohlman	MICP	7/1/17	-	63,000	180,000	315,000	-	-	-	-	-	-	-
	PSU	7/1/17	6/12/17	-	-	-	1,096	4,385	8,770	-	-	-	250,000
	PSU	8/7/17	7/14/17	-	-	-	544	2,177	4,354	-	-	-	75,000
	RSU	7/1/17	6/12/17	-	-	-	-	-	-	2,631	-	-	125,000
	RSU	8/7/17	7/14/17	-	-	-	-	-	-	955	-	-	37,500
	CAP	1/1/18	-	-	-	-	-	-	-	2,233	-	-	20,164
	SO	7/1/17	6/12/17	-	-	-	-	-	-	-	13,935	47.51	125,000
	SO	8/7/17	7/14/17	-	-	-	-	-	-	-	5,539	39.23	37,500
Les B. Korsh	MICP	7/1/17	-	71,400	204,000	357,000	-	-	-	-	-	-	-
	PSU	7/1/17	6/12/17	-	-	-	932	3,727	7,454	-	-	-	212,500
	RSU	7/1/17	6/12/17	-	-	-	-	-	-	2,236	-	-	106,250
	CAP	1/1/18	-	-	-	-	-	-	-	1,882	-	-	16,994
	SO	7/1/17	6/12/17	-	-	-	-	-	-	-	11,845	47.51	106,250
James W. Wiltz	RSA	9/18/17	6/12/17	-	-	-	-	-	-	3,058	-	-	116,021
Scott P. Anderson	-	-	-	-	-	-	-	-	-	-	-	-	-
Dennis W. Goedken	MICP	7/1/17	-	31,247	89,278	156,236	-	-	-	-	-	-	-
	RSU	7/1/17	6/12/17	-	-	-	-	-	-	1,297	-	-	61,644
Ann B. Gugino	MICP	7/1/17	-	113,006	322,875	565,031	-	-	-	-	-	-	-
	PSU	7/1/17	6/12/17	-	-	-	1,656	6,622	13,244	-	-	-	377,500
	RSU	71//17	6/12/17	-	-	-	-	-	-	3,973	-	-	188,750
	CAP	1/1/18	-	-	-	-	-	-	-	3,971	-	-	35,858
	SO	7/1/17	6/12/17	-	-	-	-	-	-	-	21,042	47.51	188,750
David G. Misiak	MICP	7/1/17	-	80,850	231,000	404,250	-	-	-	-	-	-	-
	PSU	7/1/17	6/12/17	-	-	-	1,096	4,385	8,770	-	-	-	250,000
	RSU	7/1/17	6/12/17	-	-	-	-	-	-	2,631	-	-	125,000
	CAP	1/1/18	-	-	-	-	-	-	-	710	-	-	6,411
	SO	7/1/17	6/12/17	-	-	-	-	-	-	-	13,935	47.51	125,000
(a)	“MICP” means estimated possible payout of annual incentive compensation under the MICP. “PSU” means estimated future payout under performance unit. “RSA” means restricted stock award. “RSU” means restricted stock unit award. “CAP” means shares purchased under our Capital Accumulation Plan. “SO” means stock options.

(b)	Represents date on which values of the awards were approved by the Compensation Committee. In the case of the restricted stock award issued to Mr. Wiltz for his service as a director, represents date on which value of the award was approved by the Governance and Nominating Committee.
(c)	Represents amounts that could have been paid under the MICP for service rendered during fiscal 2018.
(d)	Each executive had the opportunity to increase his or her targeted bonus potential as a percentage of base salary by 3% for each 1% that actual performance exceeded budgeted performance up to 105% of budgeted performance, and by 6% for each 1% thereafter, subject to a cap at a 175% payout for actual performance equal to 115% of budgeted performance.
(e)	Represents performance units which vest only if performance criteria are met three years after the grant date.
(f)	Represents restricted stock units subject to time-based vesting. With the exception of the RSU for 56,481 shares granted to Mr. Walchirk as an inducement to his employment, which vests 50% each year, starting one year after the date of grant, these awards vest 20% each year, starting one year after the date of grant. Dividends declared and paid on shares of our common stock are accrued at the same rate on this restricted stock (dividend equivalents in the case of restricted stock units). Accrued amounts are forfeitable and not paid until the related award vests. No preferential dividends are paid on such awards. The amount shown for Mr. Wiltz represents the restricted stock award issued to him for his service as a director.
(g)	Represents the grant date fair value of performance units, shares of restricted stock, stock options and restricted stock units awarded to each named executive officer, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2018. Information for our active named executive officers, as defined in “Compensation Discussion and Analysis,” appears above the line, and information for all other named executive officers appears below the line.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark S. Walchirk	12/1/2017	-	52,764	(a)	35.41	12/1/2027	-		-	-		-
	12/1/2017	-	-		-	-	9,119	(b)	216,667	-		-
	12/1/2017	-	-		-	-	56,481	(c)	1,341,989	-		-
	12/1/2017	-	-		-	-	-		-	30,147	(d)	716,293
Kevin M. Pohlman	8/7/2017	-	5,539	(a)	39.23	8/7/2027	-		-	-		-
	7/1/2017	-	13,935	(a)	47.51	7/1/2027	-		-	-		-
	7/1/2016	-	-		-	-	955	(b)	22,691	-		-
	9/21/2015	-	-		-	-	2,631	(b)	62,513	-		-
	7/1/2016	-	-		-	-	1,857	(b)	44,122	-		-
	9/21/2015	-	-		-	-	940	(b)	22,334	-		-
	N/A	-	-		-	-	4,467	(e)	106,136	-		-
	8/7/2017	-	-		-	-	-		-	2,177	(d)	51,726
	7/1/2017	-	-		-	-	-		-	4,385	(d)	104,188
	7/1/2016	-	-		-	-	-		-	1,946	(d)	46,237
	9/21/2015	-	-		-	-	-		-	1,417	(d)(f)	33,668
Les B. Korsh	7/1/2017	-	11,845	(a)	47.51	7/1/2027	-		-	-		-
	7/1/2016	-	10,379	(a)	48.47	7/1/2026	-		-	-		-
	7/1/2015	-	25,000	(g)	56.66	7/1/2025	-		-	-		-
	7/1/2017	-	-		-	-	2,236	(b)	53,127	-		-
	7/1/2016	-	-		-	-	1,404	(b)	33,359	-		-
	7/1/2015	-	-		-	-	1,523	(h)	36,186	-		-
	N/A	-	-		-	-	2,921	(e)	69,403	-		-
	7/1/2017	-	-		-	-	-		-	3,727	(d)	88,554
	7/1/2016	-	-		-	-	-		-	2,940	(d)	69,854
	7/1/2015	-	-		-	-	-		-	2,201	(d)(f)	52,296
James W. Wiltz	9/18/2017	-	-		-	-	3,058	(i)	72,658	-		-
Scott P. Anderson	7/1/2016	-	68,681	(a)	48.47	7/1/2026	-		-	-		-
	7/1/2015	-	211,938	(g)	56.66	7/1/2025	-		-	-		-
	7/1/2015	-	42,698	(a)	49.27	7/1/2025	-		-	-		-
	7/1/2016	-	-		-	-	9,284	(b)	220,588	-		-
	7/1/2015	-	-		-	-	6,090	(h)	144,698	-		-
	N/A	-	-		-	-	4,170	(e)	99,079	-		-
	7/1/2016	-	-		-	-	-		-	19,455	(d)	462,251
	7/1/2015	-	-		-	-	-		-	17,608	(d)(f)	418,366
Dennis W. Goedken	7/1/2017	-	-		-	-	1,297	(b)	30,817	-		-
	7/1/2016	-	-		-	-	992	(b)	23,570	-		-
	7/1/2015	-	-		-	-	714	(h)	16,965	-		-

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ann B. Gugino	7/1/2017	-	21,042	(a)	47.51	7/1/2027	-		-	-		-
	7/1/2016	-	19,841	(a)	48.47	7/1/2026	-		-	-		-
	7/1/2015	-	100,000	(g)	56.66	7/1/2025	-		-	-		-
	7/1/2015	-	12,809	(a)	49.27	7/1/2025	-		-	-		-
	7/1/2017	-	-		-	-	3,972	(b)	94,375	-		-
	7/1/2016	-	-		-	-	2,683	(b)	63,748	-		-
	7/1/2015	-	-		-	-	1,827	(h)	43,410	-		-
	N/A	-	-		-	-	5,353	(e)	127,187	-		-
	7/1/2017	-	-		-	-	-		-	6,621	(d)	157,315
	7/1/2016	-	-		-	-	-		-	5,620	(d)	133,531
	7/1/2015	-	-		-	-	-		-	5,282	(d)(f)	125,500
David G. Misiak	7/1/2017	-	13,935	(a)	47.51	7/1/2027	-		-	-		-
	7/1/2015	-	50,000	(g)	56.66	7/1/2025	-		-	-		-
	7/1/2017	-	-		-	-	2,631	(b)	62,513	-		-
	11/1/2016	-	-		-	-	683	(b)	16,228	-		-
	7/1/2016	-	-		-	-	2,064	(b)	49,041	-		-
	7/1/2015	-	-		-	-	1,523	(h)	36,186	-		-
	N/A	-	-		-	-	1,367	(e)	32,480	-		-
	7/1/2017	-	-		-	-	-		-	4,385	(d)	104,188
	11/1/2016	-	-		-	-	-		-	837	(d)	19,887
	7/1/2016	-	-		-	-	-		-	2,162	(d)	51,369
	7/1/2015	-	-		-	-	-		-	2,201	(d)(f)	52,296
(a)	Represents nonqualified stock options, which vest 100% three years after grant.
(b)	Represents restricted stock units, which vest 20% each year, starting one year after grant.
(c)	Represents restricted stock units, which vest 50% each year, starting one year after grant.
(d)	Represents performance units, which vest only if three-year performance criteria are met.
(e)	Represents restricted stock purchased under our Capital Accumulation Plan. The restriction period is three years from grant, unless an extension is elected by the plan participant.
(f)	These performance units were determined to payout at zero percent.
(g)	Represents one-time special nonqualified stock options, which vest 25% three years after grant, another 25% four years after grant and the remaining 25% five years after grant.
(h)	Represents restricted stock awards, which vest 20% each year, starting one year after grant.
(i)	Represents a restricted stock award, which vests 100% one year after grant.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options and vesting of restricted stock for our named executive officers during fiscal 2018. Information for our active named executive officers, as defined in “Compensation Discussion and Analysis,” appears above the line, and information for all other named executive officers appears below the line.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark S. Walchirk	-	-	-	-
Kevin M. Pohlman	-	-	777	33,633
Les B. Korsh	-	-	1,235	58,675
James W. Wiltz	-	-	3,374	136,078
Scott P. Anderson	-	-	13,714	603,946
Dennis W. Goedken	-	-	930	42,608
Ann B. Gugino	-	-	3,793	167,824
David G. Misiak	-	-	3,321	146,207

For stock awards, the numbers in the table above represent portions of the restricted stock awarded during fiscal 2013 through 2017 that vested and were released during fiscal 2018 (i.e., each such award vests in 20% increments over five years), except for 3,804 of the shares listed for Mr. Anderson, 1,054 of the shares listed for Ms. Gugino, and 769 of the shares listed for Mr. Misiak, which are shares purchased under our Capital Accumulation Plan for which the restrictions lapsed. The values in the table above are based on the closing price of our common stock on the date the shares vested or the restrictions lapsed.

Potential Payments upon Termination or Change-in-Control

Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change-in-control date of April 28, 2018, and a stock price of $23.76 per share, which was the closing price of one share of our common stock on April 27, 2018 (the last trading day of fiscal 2018).

	Mark S. Walchirk	Kevin M. Pohlman (a)	Les B. Korsh (a)
Involuntary Termination without Cause
Severance/Salary Continuation	$1,700,000	$300,000	$-
Capital Accumulation Plan Benefits	28,333	106,136	86,403
Total:	$1,728,333	$406,136	$86,403
Involuntary Termination without Cause following Change-in-Control, or Voluntary Termination following Change-in-Control
Severance/Salary Continuation	$2,550,000	$300,000	$-
Gain on Accelerated Stock Options	-	-	-
Accelerated Restricted Stock, Restricted Stock Units and Performance Units	2,274,949	387,478	333,377
Capital Accumulation Plan Benefits	28,333	106,136	86,403
Total:	$4,853,282	$793,614	$419,780
Death or Disability
Gain on Accelerated Stock Options	$-	$-	$-
Accelerated Restricted Stock, Restricted Stock Units and Performance Units	716,293	235,818	210,704
Capital Accumulation Plan Benefits	28,333	106,136	86,403
Total:	$744,626	$341,954	$297,107
Retirement	$-	$151,660	$-
Total:	$-	$151,660	$-
(a)	Subsequent to fiscal year end, we entered into restrictive covenants, severance and change-in-control agreements with Messrs. Pohlman and Korsh. Information relating to potential payments upon termination or change-in-control thereunder, while excluded from the above table, is described in the narrative that follows. With respect to Mr. Pohlman, such agreement replaced an employee agreement which provided him with severance pay equal to 12 months of his then current base salary upon termination by our company without cause.

Agreements with Active Named Executive Officers

Patterson has entered into agreements with its active named executive officers providing them with certain severance and change-in-control benefits in exchange for their agreement to certain restrictive covenants:

■	In October 2017, we entered into an employment agreement with Mr. Walchirk. Under the terms of the agreement, Mr. Walchirk’s employment will continue until November 20, 2020, at which time, unless notice to the contrary has been provided, the term will renew for successive 12-month periods. The agreement provides for an annual base salary of $850,000 as well as participation in our other employee benefit plans and reimbursement for business expenses. Mr. Walchirk also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to the MICP. If performance at target under the MICP is achieved, Mr. Walchirk’s annual cash incentive compensation would have been $437,500 for fiscal year 2018 (representing a pro-rata share) and would be $1,050,000 for any full year of employment thereafter. In addition, Mr. Walchirk is eligible to receive annual long-term equity-based incentive compensation pursuant to the 2015 Omnibus Incentive Plan, or any successor plan thereto, which awards currently consist of performance stock units, stock options, and restricted stock units, with an aggregate target value of $1,291,666 for fiscal year 2018 (representing a pro-rata share) and $3,100,000 for any full year of employment thereafter. Mr. Walchirk’s equity awards for fiscal year 2018 were granted on December 1, 2017. Mr. Walchirk’s base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation will be reviewed on an annual basis and may be increased by the Board. Mr. Walchirk’s agreement also provides for an inducement award. On December 1, 2017, Mr. Walchirk was granted a restricted stock unit award outside the 2015 Omnibus Incentive Plan covering a number of shares of our common stock with a value of $2,000,000 based on the per-share closing price of our common stock on the date of grant. Such award will vest, assuming continued employment, to the extent of 50% of the award on December 1, 2018 and the remaining 50% of the award on December 1, 2019. In addition, upon commencement of his employment, Mr. Walchirk received a lump-sum cash bonus of $100,000. If, during his term of employment, we terminate Mr. Walchirk without cause, Mr. Walchirk would be entitled to severance benefits, paid in a lump sum, including 24 months of base salary, cash incentive compensation equal to an average of the last three years of actual MICP incentives, proration of the current year MICP incentive based on actual performance, and 18 months of COBRA. With a change in control, such severance benefits, also paid in a lump sum, would include 36 months of base salary, cash incentive compensation equal to his then current target MICP incentive, proration of the current year MICP incentive based on target performance, and 18 months of COBRA. Mr. Walchirk also agreed to certain nondisclosure and non-disparagement provisions during his term of employment and any time thereafter, and certain non-competition and non-solicitation provisions during his term of employment and for three years thereafter.

■	Subsequent to fiscal 2018, we entered into restrictive covenants, severance and change-in-control agreements with Messrs. Pohlman and Korsh, our two active named executive officers who are not subject to employment agreements. The agreements provide the executives with certain severance benefits. In connection with a termination of the executive’s employment without cause (as defined), the executive will receive in equal monthly installments over an 18-month period (A) cash in an amount equal to the sum of (i) one-and-one-half (1.5) times the executive’s then current base salary and (ii) the average of the executive’s annual cash incentive compensation paid under the MICP for each of the last three full fiscal years prior to the year in which the executive’s employment is terminated, (B) cash in an amount equal to his prorated annual cash incentive compensation under the MICP for the fiscal year in which termination occurs based on actual performance through the date of termination, and (C) if timely elected, up to 18 months of Company-paid COBRA benefits. In the event that (x) the executive’s employment is terminated without cause (as defined) or (y) the executive resigns his employment for good reason (as defined), in either case within two year immediately following a change in control (as defined), the executive will, in lieu of the above-described severance benefits, receive in a lump sum (A) cash in an amount equal to the sum of (i) two (2) times the executive’s then current base salary and (ii) the executive’s target annual cash incentive compensation under the MICP for the fiscal year in which the executive’s employment is terminated, (B) cash in an amount equal to his prorated annual cash incentive compensation under the MICP for the fiscal year in which termination occurs based on the executive’s target award through the date of termination, and (C) if timely elected, up to 18 months of Company-paid COBRA benefits. In exchange for the severance benefits, the executive must sign and not revoke a waiver and release agreement. In consideration of the severance benefits and the below-described restricted stock unit award, each executive also has agreed to certain restrictive covenants including but not limited to post-employment non-compete and non-solicitation provisions for a restricted period (as defined). The restricted period is eighteen (18) months following the voluntary or involuntary termination of executive’s employment for whatever reason; provided, however, that it shall be twenty-four (24) months following (i) the involuntary termination of executive’s employment without cause (as defined) within two (2) years immediately following a change in control (as defined) or (ii) executive’s resignation for good reason (as defined) within two (2) years immediately following a change in control (as defined). Each executive further agreed that we may terminate executive’s right to the unvested restricted stock unit award, and may require reimbursement to our company by the executive of any incentive compensation previously paid or vested within the prior 12-month period, in certain circumstances. Under the terms of the agreements, on June 11, 2018, each executive received a one-time restricted stock unit award with the value set forth below under our 2015 Omnibus Incentive Plan that will vest, assuming continued employment, to the extent of 25% of the award on June 11, 2019, 25% of the award on June 11, 2020 and the remaining 50% of the award on June 11, 2021: Mr. Pohlman ($1,250,000) and Mr. Korsh ($1,500,000).

Certain of our equity plans also provide change-in-control benefits. As described below, our 2015 Omnibus Incentive Plan only provides such benefits in connection with a change in control and a subsequent event (a “double trigger”), which we believe enables us to better balance the employee’s need for certainty with the interests of our shareholders.

■	Our Amended and Restated Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change-in-control, as defined in such plan.
■	Under our 2015 Omnibus Incentive Plan, if the surviving or acquiring company in a change-in-control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, such plan provides for accelerated vesting of incentive awards following a change-in-control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change-in-control.
■	Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on shares of restricted stock lapse and such stock becomes fully vested. An event of acceleration occurs if (a) a person has acquired a beneficial ownership interest in 30% or more of the voting power of our company, (b) a tender offer is made to acquire 30% or more of our company, (c) a solicitation subject to Rule 14a-11 of the Exchange Act relating to the election or removal of 50% or more of our Board of Directors occurs, or (d) our shareholders approve a merger, consolidation, share exchange, division or sale of our company’s assets.

Agreements with Other Named Executive Officers

In July 2018, to assist in the integration of Mr. Zurbay, we entered into an agreement with Mr. Goedken. Pursuant to such agreement, Mr. Goedken will receive a one-time lump-sum payment of $75,000 assuming, among other conditions, that he remains continuously employed in good standing through June 30, 2019. Following his service as interim Chief Financial Officer and Treasurer, Mr. Goedken became eligible for severance benefits under a broad-based severance plan. Upon involuntary termination of his employment, he would be eligible to receive severance benefits equal to 12 months of base salary and the average of his three prior year payments under the MICP.

Actual Payments upon Termination of Named Executive Officers Who Are No Longer Employed by Our Company

Due to the above-described fiscal 2018 changes in our executive officer ranks, we also entered into certain transition agreements with named executive officers that provided for the severance benefits described below. Other than as set forth below, the named executive officers who were formerly employed by us received no severance benefits upon termination of their employment.

■	Mr. Wiltz received no payments upon termination of his interim employment.
■	On June 1, 2017, Mr. Anderson ceased serving as our President and Chief Executive Officer. We entered into a transition agreement with Mr. Anderson, dated June 1, 2017, pursuant to which Mr. Anderson will serve in a non-officer Special Advisor capacity through July 1, 2019 during which time he has agreed to be available to us to advise on certain matters at our sole request. Upon July 1, 2019, Mr. Anderson will retire from our company (the “Retirement Date”). The period between June 1, 2017 and the Retirement Date or Mr. Anderson’s earlier termination date is the “Anderson Transition Period.” Mr. Anderson will remain subject to termination for cause during the Anderson Transition Period. During the Anderson Transition Period, conditioned upon Mr. Anderson’s continued employment during that time, he will (a) continue to be paid his current annualized salary of $820,000, (b) not be eligible for any bonuses or further equity awards, (c) continue to vest in his existing equity awards, and (d) remain eligible to participate in the Capital Accumulation Plan and our other employee benefit plans, subject to plan terms. Upon signing a separation and release agreement at the end of the Anderson Transition Period, unless he has been terminated for cause, Mr. Anderson will receive a severance payment of $1,100,000, which amount will be paid in installments over the course of the non-competition provision described below. If Mr. Anderson breaches any provision of the transition agreement or we terminate his employment prior to the Retirement Date with cause, payment obligations to Mr. Anderson would cease and he would be obligated to repay our company all moneys paid to him to which he would not otherwise be entitled absent the transition agreement. Among the commitments entered into in the transition agreement, Mr. Anderson agreed to post-employment non-compete and non-solicitation provisions through June 30, 2020, as well as a non-disclosure provision. If Mr. Anderson is terminated for cause prior to the Retirement Date, he has acknowledged and agreed that, despite being ineligible to receive the severance payment, he will nevertheless remain bound by these and his other commitments contained in the transition agreement.

■	On March 1, 2018, Ms. Gugino ceased serving as our Executive Vice President, Chief Financial Officer and Treasurer. We entered into a transition agreement with Ms. Gugino, dated March 1, 2018, as amended on April 11, 2018, pursuant to which Ms. Gugino served in a non-officer Special Advisor capacity during which time she agreed to be available to us to advise on certain matters at our sole request. On May 25, 2018, Ms. Gugino’s employment with our company ended. The period between March 1, 2018 and May 25, 2018 is the “Gugino Transition Period.” During the Gugino Transition Period, she (a) continued to be paid her current annualized salary of $430,500, (b) remained eligible to receive non-equity incentive plan compensation for the fiscal year ending April 28, 2018 under the MICP, (c) continued to vest in her existing equity awards, and (d) remained eligible to participate in the Capital Accumulation Plan, the Employee Stock Ownership Plan and our other employee benefit plans, subject to plan terms. Upon signing a separation and release agreement on May 25, 2018, Ms. Gugino received a severance payment of $648,000, which will be paid in installments of varying amounts over the course of the non-competition provision described below. If Ms. Gugino materially breaches any provision of the transition agreement, payment obligations to Ms. Gugino cease and she would be obligated to repay our company all moneys paid to her to which she would not otherwise be entitled absent the transition agreement. Ms. Gugino also received a refund of her Capital Accumulation Plan deferrals in the amount of $127,187. Among the commitments entered into in the transition agreement, Ms. Gugino has agreed to post-employment non-compete and non-solicitation provisions through November 30, 2019, as well as a non-disclosure provision.
■	Mr. Misiak resigned from our company on May 11, 2018. He received no payments upon termination of his employment.

Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee conducts an annual risk assessment of its compensation policies and practices for all employees, including executive officers. As noted above in “Compensation Discussion and Analysis,” the committee reviewed our company’s risk assessment process and results and determined that our compensation programs are unlikely to create a material adverse effect on Patterson.

CEO Pay Ratio

Congress has enacted requirements commonly referred to as “pay ratio” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules and Item 402(u) of Regulation S-K, we have calculated:

■	The estimated median of the annual total compensation of all employees, except our current President and Chief Executive Officer (our “non-CEO median employee”);
■	The annual total compensation of our current President and Chief Executive Officer (our “CEO”); and

■	The estimated ratio of the annual total compensation of our CEO to the annual total compensation of our non-CEO median employee.

As permitted by Securities and Exchange Commission rules, to identify our non-CEO median employee, we used a commonly accepted compensation measure, “total cash compensation,” calculated including annual base pay plus all commissions and bonuses paid during the fiscal year. We used the last business day of our fiscal year, April 27, 2018, as our determination day, and included all 7,727 full-time, part-time, seasonal, and temporary employees working for Patterson Companies, Inc. globally, other than our CEO. We annualized pay for those who commenced work during the fiscal year. After we identified our non-CEO median employee based on total cash compensation, we calculated annual total compensation for both our CEO and our non-CEO median employee, using the same definition for total compensation set forth in this proxy statement’s Summary Compensation Table plus the value of benefits and employer retirement contributions not reported therein. These benefits include company contributions to the medical, dental and basic life insurance plans and ESOP. Our non-CEO median employee’s annual total compensation under this definition was $55,269.

Mr. Walchirk has served as our CEO since November 20, 2017; therefore, as allowed when more than one CEO serves during the fiscal year, we have annualized his compensation for purposes of the pay ratio estimation. Mr. Walchirk’s annualized total compensation for our fiscal year was $6,347,844, which included an annualized base salary of $850,000, a signing bonus of $100,000, an inducement equity grant with a total grant date fair value of $2,000,000, annualized equity grants with a total grant date fair value of $3,100,000, and annualized all other compensation, including the value of benefits, totaling $297,844.

Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our non-CEO median employee was 115:1.

Another potentially helpful measure of CEO compensation would be to exclude from his total cash compensation the one-time compensation he received for joining our company. In particular, excluding his signing bonus, inducement equity grant and relocation benefits, Mr. Walchirk’s annualized total compensation for our fiscal year would have been $4,007,662 and our estimate of the ratio of the adjusted annual total compensation of our CEO to the annual total compensation of our non-CEO median employee would have been 73:1.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio and our unique situation in annualizing the compensation of our partial-year CEO, the estimated pay ratio reported above should not be used as a basis for comparison between companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee, which is responsible for reviewing any proposed transaction with a related person, has adopted a written policy and procedures for the review, approval and ratification of any related party transaction requiring disclosure under Item 404(a) of Regulation S-K. This policy states that such committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company’s common stock, or an immediate family member of the foregoing. There were no transactions requiring disclosure under Item 404(a) of Regulation S-K during fiscal 2018. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be reviewed and approved or disapproved by our Audit Committee pursuant to the foregoing policy.

Despite not being transactions requiring disclosure under Item 404(a) of Regulation S-K, as part of our Board of Director’s evaluation of director independence, our Board reviewed and considered our company’s ongoing transactions with Cargill Feed and Nutrition (“CFN”), where former director Sarena S. Lin was employed as President, our company’s ongoing transactions with Ecolab Inc. (“Ecolab”), where director Alex N. Blanco is employed as Executive Vice President and Chief Supply Claim Officer, and our company’s engagement of Spencer Stuart in connection with various executive officer searches, where director Ellen A. Rudnick’s husband had served as a partner through December 31, 2009, and subsequently performed certain part-time consulting through May 1, 2018 on mentoring/training new hires for the company unrelated to any client work. In the ordinary course of business, (1) our company purchased less than $1 million of products from CFN during CFN’s fiscal year that is most closely aligned with our fiscal 2018, which amount represented less than 5% of CFN’s consolidated gross revenues for that year and which amount was immaterial to either company’s revenues or operations, (2) our company purchased approximately $15 million of products from Ecolab, and Ecolab purchased approximately $1 million of products from our company, during Ecolab’s fiscal year that is most closely aligned with our fiscal 2018, which aggregate amount represented less than 5% of Ecolab’s consolidated gross revenues for that year and which aggregate amount was immaterial to either company’s revenues or operations, and (3) our company purchased approximately $1 million of services from Spencer Stuart during Spencer Stuart’s fiscal year that is most closely aligned with our fiscal 2018, which amount represented less than 5% of Spencer Stuart’s consolidated gross revenues for that year and which amount was immaterial to either company’s revenues or operations. However, when Ms. Lin accepted the position of Senior Vice President, North America Operations and Global Strategy of Elanco Animal Health (“Elanco”), she offered to resign from our Board as required by our Corporate Governance Guidelines. Our Governance and Nominating Committee considered Ms. Lin’s resignation offer, determined that she would no longer be an independent director based on her employment with Elanco, an entity from which we purchased $280 million of products during Elanco’s fiscal year that is most closely aligned with our fiscal 2018, which represented more than 5% of Elanco’s consolidated gross revenues for that year, and recommended to the Board that it accept her offer to resign. The Board, acting on such recommendation, accepted such resignation offer.

PROPOSAL NO. 2
AMENDMENT TO 2015 OMNIBUS INCENTIVE PLAN

Proposed Amendment to the Plan

Subject to shareholder approval, our Board of Directors has approved an amendment to the Patterson Companies, Inc. 2015 Omnibus Incentive Plan (the “2015 plan”), effective July 27, 2018, which would increase the number of shares reserved for issuance by 7,500,000 increasing the authorized pool thereunder from 4,000,000 to 11,500,000, subject to adjustment as provided therein. The 2015 plan has been an important factor in attracting, rewarding and retaining valuable employees, and we believe that amending the 2015 plan to facilitate its continued use will allow us to further advance such purpose.

When we adopted the 2015 plan, we believed that the shares reserved for issuance (along with any shares becoming available for future grant due to forfeitures and cancellations) would enable us to grant equity awards under the 2015 plan for approximately five years. Based on our actual share usage rates, our directors believe it is appropriate to request additional shares to meet the company’s anticipated equity compensation needs.

We also have made an administrative change to the plan provisions that were designed for compliance with the exception from the deduction limit for performance-based compensation under Section 162(m) of the Code. This exception was repealed by the Tax Cuts and Jobs Act, signed into law in December 2017 and effective for taxable years beginning after December 31, 2017. This change does not affect the ability of any awards granted prior to November 2, 2017 to qualify as performance-based compensation under Section 162(m) assuming all other requirements under Section 162(m) and transitional relief are satisfied with respect to such awards.

If the shareholders approve this proposal, the amended and restated plan will become effective as of the date of shareholder approval. If shareholders do not approve this proposal, the amendment and restatement of the 2015 plan described in this proposal will not take effect and our 2015 plan will continue to be administered in its current form. Furthermore, if shareholders do not approve this proposal, our ability to attract, reward and retain valuable employees will be restricted as we will not have a sufficient number of shares to make equity grants.

The remainder of this discussion, when referring to the 2015 plan, refers to the amended and restated 2015 plan as if this proposal is approved by our shareholders, unless otherwise specified or the context otherwise references the 2015 plan prior to the amendment and restatement. For the avoidance of doubt, such amendment and restatement shall not affect the ability of any awards granted prior to the date of such amendment and restatements to qualify as performance-based compensation under Section 162(m) of the Code.

Our Board of Directors recommends that you vote FOR approval of this proposal.

Shares Outstanding and Available for Grant and Historical Burn Rate Under Equity-Based Long-Term Incentive Plans

The table below shows, as of August 1, 2018, the shares reserved for issuance of outstanding awards and shares available for future grant under each of our long-term incentive plans in which our employees and non-employee directors are eligible to receive, or currently have outstanding, grants of equity compensation. We determined to present this information as of August 1, 2018 as a means of including the broad-based equity awards made to non-executive officer employees under the 2015 plan on that same date. The table also shows the number of shares that will be available for future grants under each of our equity-based long-term incentive plans following approval of the amendment to the 2015 plan by our shareholders.

	Current			After Approval of Amendment to 2015 Plan
Name	Shares Reserved for Issuance of Outstanding Awards (a)	Shares Available for Future Awards		Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
2015 Omnibus Incentive Plan	2,131,693	237,502	(b)	2,131,693	7,737,502
Amended and Restated Equity Incentive Plan (c)	877,104	—		877,104	—
Non-Shareholder Approved Awards (d)	186,609	—		186,609	—
Total	3,195,406	237,502		3,195,406	7,737,502
(a)	Shares reserved for issuance of outstanding awards at August 1, 2018 consist of the following:
	Outstanding Awards		Weighted Average Exercise Price of Options/SARS	Weighted Average Term to Expiration of Options/SARS
Name	Options/SARs	Full Value Awards
2015 Omnibus Incentive Plan	799,036	1,332,657	$31.57	9.45 years
Amended and Restated Equity Incentive Plan	689,998	187,106	$52.12	6.44 years
Non-Shareholder Approved Awards	99,250	87,359	$22.67	9.91 years
Total	1,588,284	1,607,122	$39.94	8.18 years
(b)	Computed based on the 2015 plan’s share counting provisions.
(c)	Following the 2015 approval of the 2015 plan, no new awards have been or may be made under the Amended and Restated Equity Incentive Plan.
(d)	Represents Mark S. Walchirk and Donald J. Zurbay inducement awards.

As shown in the table below, our three-year average “burn rate” for fiscal 2016 through 2018 was 0.80%. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percent of our basic weighted average common shares outstanding for that year. We believe that our historical burn rate is reasonable for a company of our size in our industry.

Burn Rate Table (share counts in thousands)

	Fiscal 2018	Fiscal 2017	Fiscal 2016
Stock Options Granted	200	189	923
Restricted Share Awards Granted	24	18	191
Restricted Stock Units Granted	330	265	66
Performance Units Earned	-	-	78
Total	554	472	1,258
Weighted Average Common Shares Outstanding	92,467	94,897	97,222
Burn Rate	0.60%	0.50%	1.29%
3-Year Average Burn Rate	0.80%

Sound Governance Features of the Plan

As disclosed in our 2015 proxy statement pursuant to which our shareholders originally approved the 2015 plan, our directors believe that the 2015 plan contains several features that are consistent with protecting the interests of our company’s shareholders and sound corporate governance practices, including the following:

■	No “evergreen” provision. The number of shares of common stock available for issuance under the 2015 plan is fixed and does not adjust based upon the number of outstanding shares of common stock.
■	Not excessively dilutive to shareholders. Subject to adjustment, the maximum number of shares of common stock authorized for issuance under the 2015 plan, if the proposed plan amendment is approved by our shareholders, will be 11,500,000.
■	Accounting for full value awards. The total number of shares of common stock available for issuance under the 2015 plan is reduced by 2.0 shares for each share issued pursuant to a “full value” award or potentially issuable pursuant to a “full value” award, which are awards other than stock options or stock appreciation rights (“SARs”) that are settled by the issuance of shares of common stock.
■	No “recycling” of shares from exercised stock options or SARs. Shares withheld to satisfy tax-withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered because of a “net exercise” of a stock option or settlement of a SAR in shares of common stock do not become available for issuance as future award grants.
■	No stock option or SAR reloads. The 2015 plan does not authorize stock option or SAR reloads.
■	Stock option exercise prices and SAR grant prices are not lower than fair market value on grant date. The 2015 plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of a share of common stock on the grant date. The 2015 plan does allow for the subsequent adjustment of the exercise prices of outstanding awards in connection with certain corporate transactions, such as a recapitalization or stock split, as may be necessary in order to prevent dilution or enlargement of the rights of participants.

■	No re-pricing or exchange of “underwater” options or SARs without shareholder approval. The 2015 plan prohibits the re-pricing of outstanding stock options or SARs without shareholder approval, except in connection with certain corporate transactions, such as a recapitalization or stock split, as may be necessary in order to prevent dilution or enlargement of the rights of participants. The 2015 plan defines “re-pricing” broadly to include amendments or modifications to the terms of outstanding stock options or SARs to lower the exercise or grant price, canceling “underwater” stock options or SARs in exchange for cash, replacement awards having a lower exercise price or other awards, or repurchasing “underwater” stock options or SARs and granting new awards.
■	Stock options, SARs and unvested performance awards are not entitled to dividend equivalent rights. Stock option, SAR and unvested performance award holders have no rights as shareholders with respect to the shares underlying their awards until such awards are exercised or vested and shares are issued. As a result, stock options, SARs and unvested performance awards under the 2015 plan have no dividend equivalent rights associated with them.
■	Dividend equivalent rights on restricted stock units are subject to the same restrictions as the restricted stock units. Unless the compensation committee determines otherwise, restricted stock units granted under the 2015 plan carry a right to dividend equivalents. In all cases, dividend equivalents on restricted stock units are subject to the same conditions and restrictions as the restricted stock unit to which they relate.
■	Shareholder approval is required for material revisions to the plan. Consistent with NASDAQ listing rules, the 2015 plan requires shareholder approval of material revisions to the plan, including the proposed plan amendment. The 2015 plan also requires shareholder approval of certain additional revisions to the plan that would not otherwise require shareholder approval under NASDAQ listing rules.
■	Members of the committee administering the plan are non-employee, independent and outside directors. The 2015 plan is administered by the compensation committee, or by a subcommittee thereof, or any other committee designated by the board in accordance with the 2015 plan. All members of any committee administering the 2015 plan are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent” under the NASDAQ listing rules, and “outside directors” within the meaning of Section 162(m) of the Code.
■	“Clawback” provisions. The 2015 plan contains “clawback” provisions. If the committee determines that a participant has taken any action that would constitute “cause” or an “adverse action,” as the 2015 plan defines such terms, while providing services to the company, or after termination of such services, all rights of the participant under the 2015 plan and any agreements evidencing an incentive award the participant then holds will terminate and be forfeited. In addition, the committee may require the participant to return to the company any shares received, any profits or any other economic value realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards. In addition, the 2015 plan incorporates the Sarbanes-Oxley Act of 2002 automatic forfeiture standard for certain participants in connection with material noncompliance, as a result of misconduct, resulting in an accounting restatement. In addition, all awards under the 2015 plan are subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the committee and set forth in the applicable award agreement.
■	“Double-Trigger” vesting following change in control. If the surviving or acquiring company in a change in control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, the 2015 plan provides for accelerated vesting of incentive awards following a change in control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change in control. By using a so-called “double trigger” change in control, and thereby tying accelerated vesting to a change in control and a subsequent event, rather than the mere consummation of a change in control transaction, we believe we are better able to balance the employee’s need for certainty with the interests of our shareholders.

■	Minimum vesting and performance period requirements. No shares of common stock may be granted under the 2015 plan subject to: (a) SARs, restricted stock awards or restricted stock units granted to employees that vest solely based on continued service of the employees and that become exercisable more rapidly than ratably over a three-year period after the date of grant, except in connection with the death, disability or retirement of an employee or a change in control; (b) performance awards granted to employees with a performance period of less than one year; or (c) automatic grants awarded to non-employee directors with a vesting period of less than one year, subject to adjustment for such directors whose terms expire within 29 days of what would otherwise be the vesting date of the award, except in connection with the death or disability of a non-employee director or a change in control.

Description of the Plan

The following summary of the major features of our 2015 plan does not purport to be complete and is qualified in its entirety by the full text of the 2015 plan, which, as amended and restated, is attached to this proxy statement as Annex A.

Purpose. The 2015 plan advances the interests of the company and shareholders by enabling our company and its subsidiaries to attract and retain qualified individuals to perform services, providing incentive compensation for such individuals in a form that is linked to the growth and profitability of the company and increases in shareholder value, and providing opportunities for equity participation that align the interests of recipients with those of company shareholders.

Plan Administration. The compensation committee administers the 2015 plan. All members of the committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent” under the NASDAQ listing rules, and “outside directors” within the meaning of Section 162(m) of the Code.

Under the terms of the 2015 plan, subject to certain limitations, the committee has authority to, among other things:

■	Select eligible participants to whom awards are granted;
■	Determine the types and amounts of awards to be granted and when;
■	Determine the provisions of such awards, including the applicable performance measures, if any, and the duration, restrictions and conditions of such incentive awards;
■	Subject to shareholder approval requirements for some amendments, determine whether and under what circumstances and terms to amend the 2015 plan or any outstanding incentive award agreement;
■	Interpret the 2015 plan and any instrument evidencing an incentive award under the 2015 plan and establish rules and regulations pertaining to its administration;
■	Determine fair market value in accordance with the 2015 plan;
■	Adopt subplans or special provisions applicable to incentive awards regulated by the laws of jurisdictions other than the United States;
■	Authorize any person to execute on behalf of the company an incentive award agreement or other instrument required to effect a grant;

■	Determine whether incentive awards will be settled in shares of common stock, cash or in any combination thereof;
■	Determine whether an incentive award will be adjusted for dividend equivalents, provided, however, that no dividends or dividend equivalents will be paid out with respect to options, SARs and unvested performance awards;
■	Impose restrictions, conditions or limitations on resales and subsequent transfers; and
■	Make any other determination and take any other action that the committee deems necessary or desirable for administration of the 2015 plan.

Delegation. The committee may delegate to one or more of its members or to one or more officers of the company such administrative duties or powers, as it may deem advisable. The committee may authorize one or more directors or executive officers of the company to designate employees, other than executive officers, directors, or 10% shareholders of the company, to receive awards under the 2015 plan and determine the size of any such awards, subject to certain limitations.

No Re-pricing or Exchange. The committee may not, except as described below under the heading “Adjustments,” without prior approval of our shareholders, seek to effect any re-pricing of any previously granted, “underwater” option or SAR by: (1) amending or modifying the terms of the option or SAR to lower the exercise price; (2) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price; or (C) other incentive awards; or (3) repurchasing the underwater options or SARs and granting new incentive awards under the 2015 plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of the common stock is less than the exercise price of the option or SAR.

Shares Authorized. Subject to adjustment (as described below), the maximum number of shares of common stock authorized for issuance under the 2015 plan is 11,500,000 shares. No more than 11,500,000 shares may be granted as incentive stock options and the total number of shares of common stock available for issuance under the 2015 plan will be reduced by 2.0 shares for each share issued pursuant to a “full value” award or potentially issuable pursuant to a “full value” award.

Shares of common stock that are issued under the 2015 plan or that are subject to outstanding incentive awards are applied to reduce the maximum number of shares of common stock remaining available for issuance under the 2015 plan only to the extent they are actually used. However, the full number of shares of common stock subject to SARs granted under the 2015 plan that are settled by the issuance of shares of common stock are counted against the shares authorized for issuance under the 2015 plan, regardless of the number of shares actually issued upon settlement of such SARs. Furthermore, any shares of common stock withheld to satisfy tax withholding obligations on incentive awards issued under the 2015 plan, any shares of common stock withheld to pay the exercise price of incentive awards under the 2015 plan and any shares of common stock not issued or delivered as a result of the “net exercise” of an outstanding option are counted against the shares of common stock authorized for issuance under the 2015 plan. Any shares of common stock repurchased by the company on the open market using the proceeds from the exercise of an incentive award do not increase the number of shares available for future grant of incentive awards. Any shares of common stock related to incentive awards under the 2015 plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, or are settled in cash in lieu of shares, or are exchanged with the committee’s permission, prior to the issuance of shares, for incentive awards not involving shares, are available again for grant under the 2015 plan (with such increase in connection with full value awards based on the ratio of 2.0 shares for each terminated share).

Annual Award Limits. The annual limits listed below apply to grants of incentive awards unless the committee specifically determines at the time of grant that an incentive awards is not intended to qualify as performance-based compensation. These limits are per “participant,” per “year,” as the 2015 plan defines such terms.

■	100,000 shares subject to stock options and SARs;

■	100,000 shares subject to restricted stock awards and restricted stock units;
■	$5,000,000 or 100,000 shares of common stock in performance awards;
■	$5,000,000 in annual performance cash awards;
■	$5,000,000 in other cash-based awards; and
■	100,000 shares granted under other stock-based awards.

Minimum vesting and performance period requirements. No shares of common stock may be granted under the 2015 plan subject to: (a) SARs, restricted stock awards or restricted stock units granted to employees that vest solely based on continued service of the employees and that become exercisable more rapidly than ratably over a three-year period after the date of grant, except in connection with the death, disability or retirement of an employee or a change in control; (b) performance awards granted to employees with a performance period of less than one year; or (c) automatic grants awarded to non-employee directors with a vesting period of less than one year, subject to adjustment for such directors whose terms expire within 29 days of what would otherwise be the vesting date of the award, except in connection with the death or disability of a non-employee director or a change in control.

Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of the company, the committee will make the appropriate adjustment. These adjustments may be to the number and kind of securities and property that may be available for issuance under the 2015 plan. In order to prevent dilution or enlargement of the rights of participants, the committee may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.

Participation. Incentive awards may be granted to employees, non-employee directors and consultants of the company or any of its subsidiaries. A “consultant” is one who renders services that are not in connection with the offer and sale of company’s securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for company securities. As of July 20, 2018, approximately 276 employees and 9 non-employee directors were eligible to participate in the 2015 plan.

Types of Awards. The 2015 plan permits the company to grant non-statutory and incentive stock options, SARs, restricted stock awards, restricted stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Non-Statutory and Incentive Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The 2015 plan permits the grant of both non-statutory and incentive stock options. Each stock option granted under the 2015 plan must be evidenced by an incentive award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. Other than the non-employee director options described below, each stock option will vest and become exercisable at such time or times as determined by the committee. The exercise price of each stock option granted under the 2015 plan must be at least 100% of the fair market value of a share of common stock as of the date the award is granted to a participant. Fair market value is the closing price of common stock, as reported by NASDAQ. The closing price of Patterson common stock, as reported by NASDAQ, on July 20, 2018, was $23.64 per share. The committee fixes the terms and conditions of each stock option, subject to certain restrictions. The committee fixes the term of each stock option, but stock options granted under the 2015 plan are not exercisable more than 10 years after the date the stock option is granted. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in cash or its equivalent. In the discretion of the committee, payment may also be made by the delivery of common stock already owned by the participant prior to such delivery or to be issued upon the exercise of the option being exercised, by broker-assisted cashless exercise, by “net exercise,” or by a combination of such methods; or such other method as may be permitted by the committee. In the case of a “net exercise” of a stock option, the company does not require payment of the exercise price or any required tax withholding obligations related to the exercise, but reduces the number of shares issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares underlying the stock option and any required tax withholding obligations.

Stock Appreciation Rights (SARs). A SAR is a right granted to receive payment of cash, stock or a combination of both, equal to the difference between the fair market value of shares of common stock and the grant price of such shares. Each SAR granted must be evidenced by an incentive award agreement that specifies the grant price, the term, and such other provisions as the committee may determine. The exercise price of a SAR must be at least 100% of the fair market value of the company’s common stock on the date of grant. The committee fixes the term of each SAR, but SARs granted under the 2015 plan are not exercisable more than 10 years after the date the SAR is granted. Each SAR granted under the 2015 plan will vest and become exercisable at such time or times as determined by the committee.

Restricted Stock Awards and Restricted Stock Units. Restricted stock awards and/or restricted stock units may be granted under the 2015 plan. A restricted stock award is an award of common stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. Restricted stock units are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. The committee determines, and sets forth in an incentive award agreement, the period of restriction, the number of shares of restricted stock awards or the number of restricted stock units granted, and other such conditions or restrictions. Participants holding shares of restricted stock awards may be granted voting rights with respect to their shares, but participants holding restricted stock units do not have voting rights with respect to their restricted stock units. After all conditions and restrictions applicable to restricted stock awards and/or restricted stock units have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock awards become freely transferable subject to applicable securities laws (except as otherwise provided in the 2015 plan) and restricted stock units are paid in cash, shares of common stock, or some combination of cash and shares of common stock as determined by the committee. The committee may provide that restricted stock award is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the Code.

Performance Awards. Performance awards, in the form of cash, shares of common stock or a combination of both, may be granted under the 2015 plan in such amounts and upon such terms as the committee may determine. The committee determines, and sets forth in an incentive award agreement, the amount of cash and/or number of shares, the performance goals, the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares earned by the participant.

Annual Performance Cash Awards. Annual performance cash awards may be granted under the 2015 plan in such amounts and upon such terms as the committee may determine, based on the achievement of specified performance goals for annual periods or other time periods as determined by the committee. The committee determines the target amount that may be paid with respect to an annual performance award, which is based on a percentage of a participant’s actual annual base compensation at the time of grant, up to 150% for any participant. The committee may establish a maximum potential payout amount with respect to an annual performance award of up to 175% of the target payout in the event performance goals are exceeded by an amount established by the committee at the time performance goals are established. The committee may establish measurements for prorating the amount of payouts for achievement of performance goals at less than or greater than the target payout but less than the maximum payout. The committee has the discretion to reduce up to 100% the amount that would otherwise be paid under the payout formula to a participant based on the committee’s evaluation of the participant’s achievement of individual performance goals.

Non-Employee Director Awards. The committee at any time and from time to time may approve resolutions providing for the automatic grant to non-employee directors of non-statutory stock options, SARs or full value awards. The committee may also at any time and from time to time grant on a discretionary basis to non-employee directors non-statutory stock options, SARs or full value awards. In either case, any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the committee may establish in its sole discretion consistent with the provisions of the 2015 plan.

The 2015 plan permits non-employee directors to elect to receive shares of common stock in lieu of their director fees otherwise payable in cash. The election to receive common stock in lieu of cash must be made in the calendar quarter preceding the date any such fees are payable. The number of shares to be issued is determined by dividing the dollar amount of reserved fees by the fair market value of the common stock on the date such fees would otherwise have been payable.

Awards made to non-employee directors under the 2015 plan provide for a vesting period of at least one year, except in connection with the death or disability of the director, or in the case of a director whose term expires within 29 days of what would otherwise be the natural vesting date of an award.

Any awards granted to non-employee directors under the 2015 plan must be made by a committee consisting solely of directors who are “independent directors” within the meaning of the NASDAQ listing rules.

Other Cash-Based Awards and Other Stock-Based Awards. Cash-based awards that are not annual performance cash awards may be granted to participants in such amounts and upon such terms as the committee may determine. These other cash-based awards are paid in cash only. Other stock-based awards (including the grant or offer for sale of unrestricted shares of common stock or the payment in cash or otherwise of amounts based on the value of shares of common stock) may be granted in such amounts and subject to such terms and conditions (including performance goals) as determined by the committee. These other stock-based awards are expressed in terms of shares of common stock or units based on shares of common stock, as determined by the committee. Other stock-based award are paid in cash or shares of common stock, as determined by the committee.

Performance Measures. Certain provisions in the 2015 plan refer to the performance-based compensation exception under Section 162(m) of the Code. Pursuant to the Tax Cuts and Jobs Act, this exception was recently repealed for taxable years beginning after December 31, 2017. However, an award may still be eligible for this exception if, among other requirements, it is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to the transition relief provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As of the date our committee approved the proposed plan amendment, the U.S. Department of the Treasury and the Internal Revenue Service had not issued any applicable guidance, rulings or regulations regarding Section 162(m) transition relief. Accordingly, the provisions in the 2015 plan which refer to the Section 162(m) performance-based compensation exception were not removed so as not to jeopardize the ability of certain awards to qualify for Section 162(m) transition relief before any such guidance, rulings or regulations are issued. However, such provisions will only apply to any award that is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to the Section 162(m) transition relief and, therefore, are not applicable to any other awards granted under the 2015 plan. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the Section 162(m) transition relief, we do not know the extent to which any award granted under the 2015 plan will be eligible for Section 162(m) transition relief, if at all.

If the committee intends to grant performance-based compensation awards under the 2015 plan, it will select performance goals based on the achievement of specified levels of one, or any combination, of the following performance measure elements:

■	Sales and revenue measure elements, including gross revenue or sales, sales allowances, net revenue or net sales, invoiced revenue or sales, collected revenue or sales, revenues from new products, and bad debts;
■	Expense measurement elements, including direct material costs, direct labor costs, indirect labor costs, direct manufacturing costs, indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, and total expenses;
■	Profitability and productivity measure elements, including gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), net operating income after taxes (NOPAT), net income, net cash flow, and net cash flow from operations;

■	Asset utilization and effectiveness measure elements, including cash, excess cash, accounts receivable, inventory (WIP and/or finished goods), current assets, working capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance, and manufacturing overhead variance;
■	Debt and equity measure elements, including accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity, and total equity;
■	Shareholder and return measure elements, including earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to shareholders, debt coverage ratios, return on assets, return on equity, return on invested capital, and economic profit (for example, economic value added);
■	Customer and market measure elements, including dealer/channel size/scope, dealer/channel performance/effectiveness, order fill rate, customer satisfaction, customer service/care, brand awareness and perception, market share, warranty rates, product quality, and channel inventory; and
■	Organizational and employee measure elements, including headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, and employee diversity.

Any of the above performance measure elements can be used in an algebraic formula (e.g., averaged over a period), combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations based on the performance measure elements to create a performance measure. Any of the performance measures specified in the 2015 plan may be used to measure the performance of the company or any subsidiary, as a whole, or any division or business unit, product or product group, region or territory, or any combination thereof, as the committee deems appropriate. Performance measures may be compared to the performance of a group of comparator companies or a published or special index that the committee deems appropriate or, with respect to share price, various stock market indices. The committee also may provide for accelerated vesting of any incentive award based on the achievement of performance goals.

Any incentive award that is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to Section 162(m) transition relief will be granted, and performance goals for such an incentive award will be established, by the committee in writing not later than 90 days after the commencement of the performance period to which the performance goals relate, or such other period required under Section 162(m) and transition relief rules thereunder; provided that the outcome is substantially uncertain at the time the committee establishes the performance goal; and provided further that in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed. Before any payment is made in connection with any award that is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to Section 162(m) transition relief, the committee must certify in writing that the performance goals established with respect to such award have been achieved.

The committee may provide in any such incentive award that includes performance goals that any evaluation of performance may include or exclude any of the following events that occur during a performance period: items related to a change in accounting principles; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the company during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; foreign exchange gains and losses; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

The committee may amend or modify the vesting criteria (including any performance goals, performance measures or performance periods) of any outstanding awards based in whole or in part on the financial performance of the company (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events affecting the company or its financial statements or of changes in applicable laws, regulations or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 plan.

The committee may adjust the amount payable pursuant to an incentive award under the 2015 plan that is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to the Section 162(m) transition relief downwards but not upwards. In the event that applicable tax or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the committee will have sole discretion to make such changes without obtaining shareholder approval.

Dividend Equivalents. With the exception of stock options, SARs and unvested performance awards, awards under the 2015 plan may, in the committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of the company’s common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents will be converted to cash or additional shares of the company’s common stock by such formula and at such time and subject to such limitations as determined by the committee.

Termination of Service – Death or Disability. Except as otherwise provided in the 2015 plan or an incentive award agreement, in the event a participant’s employment or other service with the company or any of its subsidiaries is terminated by reason of death or disability, then:

■	All outstanding stock options (including non-employee director options) and SARs held by the participant will become immediately exercisable and will remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expires;
■	All outstanding shares of restricted stock held by the participant will become fully vested;
■	All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any incentive awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the company or any subsidiary is terminated by death or disability prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years; and
■	If the effective date of such termination is before the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will terminate and be forfeited, but if the effective date of such termination is on or after the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will be paid to the participant in accordance with the payment terms of such award.

Termination of Service – Retirement. Except as otherwise provided in the 2015 plan or an incentive award agreement, in the event a participant’s employment or other service with the company or any of its subsidiaries is terminated by reason of retirement (except with respect to non-employee directors), then:

■	All outstanding stock options (except non-employee director options) and SARs held by the participant will be unaffected by retirement, including vesting, exercisability and expiration requirements, except that any requirement to remain in continuous employment or service with the company shall be disregarded. Such options and SARs will not be exercisable later than the date the stock options or SARs expires;

■	All outstanding restricted stock awards held by the participant will be unaffected by retirement, including vesting requirements, except that any requirement to remain in continuous employment or service with the company shall be disregarded;
■	All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will be unaffected by such retirement, including vesting requirements, except that any requirement to remain in continuous employment or service with the company shall be disregarded. However, with respect to any incentive awards the vesting or payment amount of which is based on the achievement of performance goals, if a participant’s employment or other service with the company or any subsidiary, as the case may be, is terminated by reason of retirement prior to the end of the performance period of such incentive award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee shall cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered or payment amount determined for partial fiscal years; and
■	If the effective date of such retirement is before the end of the performance period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will terminate and be forfeited, but if the effective date of such retirement is on or after the end of the performance period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will be paid to the participant in accordance with the payment terms of such award.

Termination of Service – Other. Except as otherwise provided in the 2015 plan or an incentive award agreement, if a plan participant’s employment or other service with the company or any of its subsidiaries is terminated for any reason other than death, disability or retirement, then:

■	All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of termination, but those that are not exercisable will terminate and be forfeited;
■	All stock options, SARs and outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;
■	All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited; and
■	All outstanding annual performance cash awards held by a participant will terminate and be forfeited.

It is important to note that the foregoing terms are the standards that apply to awards to the extent that the award agreement does not provide for different terms. The committee may, in its sole discretion, and consistent with other terms of the 2015 plan, provide for different termination, forfeiture, vesting and exercisability provisions, whether more or less restrictive than the foregoing standard terms, in any agreement evidencing an incentive award granted under the 2015 plan.

Modification of Rights upon Termination. Upon a participant’s termination of employment or other service with the company or any subsidiary, the committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, restricted stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the committee; provided, however, that (a) no stock option or SAR may remain exercisable beyond its expiration date; (b) the committee may not adjust the amount payable pursuant to an incentive award under the 2015 plan that is intended to qualify as performance-based compensation under Section 162(m) of the Code upwards but may adjust the amount payable under such an awards downwards (unless the applicable tax or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval, in which case the committee will have sole discretion to make such changes without obtaining shareholder approval); (c) the committee taking any such action relating to non-employee director awards will consist solely of “independent directors” as defined by NASDAQ; and (d) any such action by the committee adversely affecting any outstanding incentive award will not be effective without the consent of the affected participant, except to the extent the committee is authorized by the 2015 plan to take such action.

Determination of Termination. The change in a participant’s status from an employee to a consultant will be deemed a termination unless the committee determines otherwise, in its sole discretion. The change in a participant’s status from a consultant to an employee will not be deemed a termination of the participant’s service as a consultant. Unless the committee determines otherwise, a participant’s termination date will be deemed to be the date recorded on personnel or other records of the company or any subsidiary. If the payment of an incentive award that is subject to Section 409A of the Code is triggered by termination of a participant’s employment or other service, the termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.

Forfeiture and Recoupment. If a participant is determined by the committee to have taken any action while providing services to the company or after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the 2015 plan, all rights of the participant under the 2015 plan and any agreements evidencing an incentive award then held by the participant will terminate and be forfeited. The committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any incentive awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to the company, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. The company may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the committee to determine whether “cause” or “adverse action” exists. The company is entitled to withhold and deduct future wages to collect any amount due. In addition, if the company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the company for the amount of any award received by such individual under the 2015 plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, all awards under the 2015 plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the committee and set forth in the applicable award agreement.

Change in Control and Acceleration of Vesting. Generally, a change in control will mean:

■	if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the company representing 50% or more of the combined voting power of the company’s then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns 50% or more of the voting power prior to such acquisition of additional securities shall not be a Change in Control;
■	during any twelve-month period, individuals who at the beginning of such period constitute the board and any new directors whose election by the board or nomination for election by the company’s shareholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof;
■	the shareholders of the company approve a merger or consolidation of the company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the company is not affected and following which the company’s chief executive officer and directors retain their positions with the company (and constitute at least a majority of the board) and such merger or consolidation is consummated; or

■	the shareholders of the company approve an agreement for the sale or disposition by the company of all or substantially all the company’s assets and such sale or disposition is consummated.

Without limiting the authority of the committee to adjust incentive awards as discussed under the headings “Plan Administration” and “Adjustments,” if a change in control of the company occurs, then, unless otherwise provided in the incentive award agreement, if the company is not the surviving corporation and the acquiring corporation does not assume the outstanding incentive awards or substitute equivalent awards, then:

■	All outstanding stock options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock options or SARs have been granted remains in employment or service with the company or any subsidiary;
■	All restrictions and vesting requirements applicable to any incentive award based solely on the continued service of the participant will terminate; and
■	All incentive awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at target and will become immediately payable.

However, no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the Code. The treatment of any other incentive awards in the event of a change in control will be as determined by the committee in connection with the grant thereof, as reflected in the applicable incentive award agreement.

If the company is the surviving corporation following a change in control, or the acquiror assumes the outstanding incentive awards or substitutes equivalent equity awards relating to the securities of such acquiror or its affiliates for such incentive awards, then all incentive awards under the 2015 plan or the substitute awards will remain outstanding and be governed by their respective terms and the provisions of the 2015 plan or its successor.

If a participant’s employment or other service with the company is terminated without “cause” or “adverse action” or by the participant for “good reason” (as such terms are defined in the 2015 plan), in either case within two years following a change in control, then:

■	All outstanding options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in employment or service with the company;
■	All restrictions and vesting requirements applicable to any incentive award based solely on the continued service of the participant will terminate; and
■	All incentive awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at target and will become immediately payable.

However, no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the termination of the participant’s employment or service following a change in control unless such termination also constitutes a “separation from service” and unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the Code. The treatment of any other incentive awards in the event of a participant’s termination of employment or service following a change in control will be as determined by the committee in connection with the grant thereof, as reflected in the applicable award agreement.

Term, Termination and Amendment. Unless sooner terminated by the Board of Directors, the 2015 plan will terminate on September 21, 2025. No incentive award will be granted after termination of the 2015 plan, but incentive awards outstanding upon termination of the 2015 plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2015 plan.

Subject to certain exceptions, the Board of Directors has the authority to terminate and the committee has the authority to amend the 2015 plan or any outstanding award agreement at any time and from time to time. No amendments to the 2015 plan will be effective without shareholder approval if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange on which the common stock is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where incentive awards are, or will be, granted under the 2015 plan; or (b) such amendment would: (1) modify the 2015 plan’s prohibition on repricing options or SARs; (2) materially increase benefits accruing to participants; (3) increase the aggregate number of shares of common stock issued or issuable under the 2015 plan; (4) increase any limitation set forth in the 2015 plan on the number of shares of common stock which may be issued or the aggregate value of incentive awards which may be made to any single participant during a specified period; (5) modify the eligibility requirements for participants in the 2015 plan; or (6) reduce the minimum exercise price applicable to options and SARS. No termination or amendment of the 2015 plan or an incentive award agreement shall adversely affect in any material way any award previously granted under the 2015 plan without the written consent of the participant holding such award.

No Waiver, Lapse or Acceleration of Exercisability or Vesting. The committee does not have the authority to waive, lapse or accelerate the exercisability or vesting of any award held by an employee, except (a) in connection with the death, disability or retirement of the participant or a change in control, (b) upon the achievement of performance goals as specified in the 2015 plan or (c) to the extent that the aggregate number of shares of common stock covered by all such waived, lapsed or accelerated awards do not exceed 5% of the total number of shares authorized for awards under the 2015 plan.

New Plan Benefits

2015 Omnibus Incentive Plan

Name and Position	Dollar Value(s)		Number of Shares
Mark S. Walchirk President and Chief Executive Officer of Patterson Companies, Inc.	(a	)	(a	)
Kevin M. Pohlman President of Patterson Animal Health	(a	)	(a	)
Les B. Korsh Vice President, General Counsel and Secretary of Patterson Companies, Inc.	(a	)	(a	)
James W. Wiltz Former Interim President and Chief Executive Officer of Patterson Companies, Inc.	$116,000		(b	)
Scott P. Anderson Former President and Chief Executive Officer of Patterson Companies, Inc.	-		-

Name and Position	Dollar Value(s)		Number of Shares
Dennis W. Goedken Former Interim Chief Financial Officer and Treasurer of Patterson Companies, Inc.	(a	)	(a	)
Ann B. Gugino Former Executive Vice President, Chief Financial Officer and Treasurer of Patterson Companies, Inc.	-		-
David G. Misiak Former President of Patterson Dental North America	-		-
Executive Group	(a	)	(a	)
Non-Executive Director Group	$1,044,000		(b	)
Non-Executive Officer Employee Group	(a	)	(a	)
(a)	Awards granted under the 2015 plan to our executive officers and employees are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on shareholder approval of this proposal. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the 2015 plan.
(b)	Pursuant to our non-employee director compensation policy, each of our then current non-employee directors will receive an annual equity grant with a fair market value as of the date of grant of $116,000, comprised of restricted stock under the 2015 plan. The number of shares subject to such awards granted under the 2015 plan is determined on the basis of the fair market value of our common stock on the date of grant and, therefore, is not determinable at this time.

Federal Income Tax Information

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and the company of transactions under the 2015 plan. This summary is intended for the information of shareholders considering how to vote at the Patterson special meeting and not as tax guidance to participants in the 2015 plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2015 plan.

Incentive Stock Options. With respect to incentive stock options, generally, the stock option holder is not taxed, and the company is not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the stock option holder meets the employment requirements and does not dispose of the shares of common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of common stock are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the company’s common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, the company will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the stock option holder.

Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of the company’s common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and the company will be entitled to a deduction in an equal amount in the same tax year. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs. The grant of a SAR will not cause the participant to recognize ordinary income or entitle the company to a deduction for federal income tax purposes. Upon the exercise of a SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and the company will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, unless the deduction is disallowed under Section 162(m) of the Code.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, restricted stock units, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the award granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the award on such date over the participant’s cost for such award (if any), and the same amount is deductible by the company, unless the deduction is disallowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and the company’s deduction will be measured and timed as of the grant date of the award. If the award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the award at the time of grant over the participant’s cost, if any, and the same amount is deductible by the company, unless the deduction is disallowed under Section 162(m) of the Code. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by the company.

Annual Performance Cash Awards and Other Cash-Based Awards. Annual performance cash awards and other cash-based awards are taxable as ordinary income to the participant in the amount of the cash received by the participant (before reduction for any withholding taxes), and the company receives a corresponding deduction in an amount equal to the ordinary income recognized by the participant, unless the deduction is disallowed under Section 162(m) of the Code.

Withholding Obligations. The company is entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for the company to satisfy the recipient’s federal, state or local tax withholding obligations with respect to incentive awards granted under the 2015 plan. Withholding for taxes is limited to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the company. The committee may permit a participant to satisfy a tax obligation by withholding shares of common stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

Code Section 162(m). Section 162(m) of the Code disallows a deduction to any publicly-held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation exceeds $1 million per covered employee. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m)-qualified performance-based compensation was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, the Section 162(m) performance-based compensation exception was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our covered employees in excess of $1 million per taxable year generally will not be deductible unless, among other requirements, it is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the Tax Cuts and Jobs Act, no assurance can be given that any compensation paid by Patterson will be eligible for such transition relief and, therefore, eligible for the Section 162(m) performance-based compensation exception. The committee will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements and intends to continue to compensate our named executive officers in a manner consistent with the best interests of Patterson and its shareholders.

Code Section 409A. A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and the company, if, with respect to a participant, the acceleration of the vesting of an incentive award or the payment of cash in exchange for all or part of an incentive award, together with any other payments that such participant has the right to receive from the company, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, the company will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

Vote Required

The affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. Our Board of Directors recommends that you vote FOR approval of this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 28, 2018 about our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,442,087	(2)	$50.82	5,129,802	(3)
Equity compensation plans not approved by security holders	-		-	-
Total	1,442,087		$50.82	5,129,802
(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding performance unit awards, which have no exercise price.
(2)	Represents (a) 859,807 shares of our common stock to be issued upon exercise of outstanding stock options and 53,251 performance stock units granted at target and unvested under the Amended and Restated Equity Incentive Plan, and (b) 346,305 shares of our common stock to be issued upon exercise of outstanding stock options and 182,724 performance stock units granted at target and unvested under the 2015 Omnibus Incentive Plan.
(3)	Represents 2,114,677 shares of our common stock available for issuance under the 2015 Omnibus Incentive Plan, which replaced our Amended and Restated Equity Incentive Plan (under which no new awards may be granted), 669,574 shares of our common stock available for issuance under the Employee Stock Purchase Plan, 2,145,624 shares of our common stock available under the Capital Accumulation Plan (which includes 310,829 restricted awards unvested under such plan), and 199,927 shares of our common stock available under the 2014 Sharesave Plan.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are committed to a compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn enables us to attract, retain and reward executive officers who contribute to our success.

To fulfill this philosophy, our Compensation Committee seeks to provide market-competitive compensation packages that emphasize our commitment to consistent long-term profitable growth and our belief that a substantial portion of the total compensation received by our executive officers should be dependent upon the performance of the business annually and over time.

We have structured our annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals of our company and reward them for achieving these goals. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the “Executive Compensation” section of this proxy statement for additional details regarding our executive compensation.

Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules and related Securities and Exchange Commission rules under Section 14A of the Exchange Act, we are asking our shareholders to vote on the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Patterson Companies, Inc. (“Patterson”) that the shareholders approve the compensation of Patterson’s named executive officers as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules.

As an advisory vote, this proposal is non-binding. Although this vote is non-binding, our Board of Directors and Compensation Committee value the opinions of our shareholders, and will, as they did last year, consider the outcome of this vote when making future compensation decisions for our named executive officers. Our Compensation Committee has implemented an annual advisory vote on our executive compensation program, so it is anticipated that the next advisory vote on executive compensation will occur at our 2019 annual meeting of shareholders.

Vote Required

The affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. Our Board of Directors recommends that you vote FOR approval of this proposal.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed EY as our independent registered public accounting firm for the year ending April 27, 2019. If the shareholders do not ratify the appointment at the meeting, such committee will consider selection of another firm of independent registered public accountants, but reserves the right to uphold the appointment.

Representatives of EY are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

EY was our independent registered public accounting firm for the two most recently completed fiscal years. Aggregate fees for professional services rendered for our company by EY for such fiscal years were as follows:

	Fiscal Year Ended April 28, 2018	Fiscal Year Ended April 29, 2017
Audit Fees	$2,870,127	$3,001,159
Audit-Related Fees	65,000	65,000
Tax Fees	91,292	156,546
All Other Fees	1,955	1,995
Total	$3,028,374	$3,224,700

Audit fees were for professional services rendered for the audits of the consolidated financial statements, statutory audits of subsidiaries, and reviews of Securities and Exchange Commission filings. Audit-related fees were for employee benefit plan audits, audits in connection with proposed transactions, and due diligence assistance on proposed transactions. Tax fees were for assistance with U.S. and international tax compliance, planning, transaction cost analyses and other tax advisory services related to various company initiatives. All other fees were for use of an online research tool proprietary to EY.

Our Audit Committee pre-approved all of the services we received from EY during fiscal 2018. Our Audit Committee also has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See “Our Board of Directors and Committees – Committee Responsibilities – Our Audit Committee and Its Report.”

The projects and categories of service are as follows:

Audit – These services include the work necessary for the auditor to render an opinion on our consolidated financial statements. Audit services also include audit or attest services required by statute or regulation, such as comfort letters, consents, reviews of Securities and Exchange Commission filings, statutory audits in non-U.S. locations and attestation reports on internal control over financial reporting required under the Sarbanes-Oxley Act.

Audit Related Services – These services consist primarily of audits of benefit plans, due diligence assistance, accounting consultation on proposed transactions and internal control reviews.

Tax Services – Tax services consist of acquisition due diligence, transaction cost analysis, integration matters, review and consultation on tax provision and filings and other tax matters.

Other Services – The committee believes that other services are not an integral part of the examination of our company’s financial statements, and that other services may raise a real or perceived question as to the auditor’s independence. Accordingly, a very strong rationale must be presented to support the selection of the auditor for other services, and alternative service providers should also be considered.

Recommendation

Our Audit Committee and our Board of Directors recommend that you vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending April 27, 2019.

ANNUAL REPORT TO SHAREHOLDERS

The Notice Regarding the Availability of Proxy Materials will contain instructions as to how you can access our annual report to shareholders, including our Annual Report on Form 10-K containing financial statements for the fiscal year ended April 28, 2018, over the Internet. It will also tell you how to request, free of charge, a paper or e-mail copy of our Annual Report on Form 10-K. No part of our annual report to shareholders is incorporated herein and no part of the annual report to shareholders is to be considered proxy-soliciting material.

We will furnish to each person whose proxy is being solicited, upon written request of such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to our furnishing of such exhibit(s). Written requests for copies of such exhibit(s) should be sent to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials, including the Notice Regarding the Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials, including the Notice Regarding the Availability of Proxy Materials, addressed to those shareholders, unless the affected shareholder has provided contrary instructions. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are Patterson shareholders will be “householding” our proxy materials, including the Notice Regarding the Availability of Proxy Materials. A single Notice Regarding the Availability of Proxy Materials and, if applicable, a single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials and, if applicable, a separate set of proxy materials, please notify your broker or us. Direct your written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations, or call Investor Relations at (651) 686-1364. Shareholders who currently receive multiple copies of the proxy materials, including the Notice Regarding the Availability of Proxy Materials, at their addresses and would like to request “householding” of their communications should contact their brokers.

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2019 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Vice President, General Counsel and Secretary, no later than April 5, 2019. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8 under the Exchange Act, for shareholder proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely for consideration at the 2019 annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received at our executive offices by June 19, 2019. In addition, the proxy solicited by the Board for the 2019 annual meeting of shareholders will confer discretionary authority to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to June 19, 2019. A copy of our Bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Vice President, General Counsel and Secretary.

OTHER MATTERS

Our Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Mark S. Walchirk
President and Chief Executive Officer

St. Paul, Minnesota
August 6, 2018

ANNEX A

PATTERSON COMPANIES, INC.
AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

(as amended and restated on July 27, 2018)*

1.	Purpose of Plan.

The purpose of this Plan is to advance the interests of the Company and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals in a form that is linked to the growth and profitability of the Company and increases in shareholder value, and providing opportunities for equity participation that align the interests of such individuals with the interests of Company shareholders.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.

2.1   “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2   “Annual Award Limit” or “Annual Awards Limits” have the meaning set forth in Section 4.4.

2.3   “Annual Performance Cash Awards” has the meaning set forth in Section 10.1 of this Plan.

2.4   “Board” means the Board of Directors of the Company.

2.5   “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or their nominee.

2.6   “Cash-Based Award” means an Incentive Award made pursuant to this Plan that is denominated and paid in cash.

2.7   “Cause” means (a) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (d) any material breach by a Participant of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

2.8   “Change in Control” means an event described in Section 17.1 of this Plan.

(*)	For the avoidance of doubt, such amendment and restatement shall not affect the ability of any Awards granted prior to the date of such amendment and restatement to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.9   “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.

2.10   “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of Directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (b) “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted) and (c) “outside directors” within the meaning of Section 162(m) of the Code. The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in this Plan.

2.11   “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of this Plan.

2.12   “Company” means Patterson Companies, Inc. and any successor thereto as provided in Section 23.6 of this Plan.

2.13   “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.14   “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of any Performance Period, or (b) twenty-five percent (25%) of any Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.15   “Director” means a member of the Board.

2.16   “Director Fees” means any compensation payable by the Company in the form of cash to a Non-Employee Director for service as a Non-Employee Director on the Board or any committee of the Board as may be approved from time to time by the Board, excluding expense allowances, reimbursements and insurance premiums paid to or on behalf of such Non-Employee Directors.

2.17   “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.18   “Effective Date” means June 9, 2015, or such later date as this Plan is initially approved by the Company’s shareholders.

2.19   “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.

2.20   “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.21   “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

2.22   “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by the Nasdaq Stock Market, the New York Stock Exchange or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board or the Pink Sheets LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.23   “Full Value Award” means an Incentive Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of shares of Common Stock.

2.24   “Good Reason” has the meaning set forth in Section 17.2 of this Plan.

2.25   “Grant Date” means the date an Incentive Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.

2.26   “Incentive Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, Annual Performance Cash Award, Non-Employee Director Award, Other Cash-Based Award or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.

2.27   “Incentive Award Agreement” means either: (a) a written or electronic (as provided in Section 23.8) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Incentive Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 23.8) statement issued by the Company to a Participant describing the terms and provisions of such an Incentive Award, including any amendment or modification thereof.

2.28   “Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.29   “Individual Performance Goals” has the meaning set forth in Section 10.4 of this Plan.

2.30   “Individual Performance Participants” has the meaning set forth in Section 10.4 of this Plan.

2.31   “Maximum Payout” has the meaning set forth in Section 10.3 of this Plan.

2.32   “Non-Employee Director” means a Director who is not an Employee.

2.33   “Non-Employee Director Award” means any Non-Statutory Stock Option, Stock Appreciation Right or Full Value Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.

2.34   “Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 11.1 of this Plan.

2.35   “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.36   “Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.

2.37   “Other Cash-Based Award” means an Incentive Award, denominated and paid in cash, not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.

2.38   “Other Stock-Based Award” means an equity-based or equity-related Incentive Award not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.

2.39   “Participant” means an Eligible Recipient who receives one or more Incentive Awards under this Plan.

2.40   “Participation Factor” has the meaning set forth in Section 10.2 of this Plan.

2.41   “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.

2.42   “Performance-Based Compensation” means compensation under an Incentive Award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan will be construed to mean that an Incentive Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

2.43   “Performance Goals” mean with respect to any applicable Incentive Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures during the specified Performance Period, as set forth in the related Incentive Award Agreement.

2.44   “Performance Measure Element” has the meaning set forth in Section 13.1 of this Plan.

2.45   “Performance Measures” mean: (a) with respect to any Incentive Award intended to qualify as Performance-Based Compensation, any one or more of the measures described in Section 13.1 of this Plan on which the Performance Goals are based and which measures are approved by the Company’s shareholders pursuant to this Plan in order to qualify Incentive Awards as Performance-Based Compensation; and (b) with respect to any other Incentive Award, any performance measures as determined by the Committee in its sole discretion and set forth in the applicable Incentive Award Agreement for purposes of determining the applicable Performance Goal.

2.46   “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Incentive Award.

2.47   “Plan” means the Patterson Companies, Inc. Amended and Restated 2015 Omnibus Incentive Plan, as may be amended from time to time.

2.48   “Plan Year” means the Company’s fiscal year.

2.49   “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Incentive Award.

2.50   “Prior Plan” means the Patterson Companies, Inc. Amended and Restated Equity Incentive Plan, as may be amended from time to time.

2.51   “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.52   “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan.

2.53   “Retirement,” unless otherwise defined in the Incentive Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Subsidiary, means “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant completes ten (10) years of service with the Company and reaches age fifty-five (55), with the present intention to leave the Company’s industry or to leave the general workforce.

2.54   “Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

2.55   “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the grant price of such shares under the terms of such Stock Appreciation Right.

2.56   “Stock-Based Award” means any equity-based or equity-related Incentive Award made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards denominated or payable in shares of Common Stock and Other Stock-Based Awards.

2.57   “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.58   “Target Payout” has the meaning set forth in Section 10.2 of this Plan.

2.59   “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.	Plan Administration.

3.1   The Committee. The Plan will be administered by the Committee. The Committee will act by majority approval of the members either at a meeting or by written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Incentive Award granted under this Plan.

3.2   Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:

(a)   To designate the Eligible Recipients to be selected as Participants;

(b)   To determine the nature and extent of the Incentive Awards to be made to each Participant, including the amount of cash or number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards, and the form of Incentive Award Agreement, if any, evidencing such Incentive Award;

(c)   To determine the time or times when Incentive Awards will be granted;

(d)   To determine the duration of each Incentive Award;

(e)   To determine the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject;

(f)   To construe and interpret this Plan and Incentive Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Incentive Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;

(g)   To determine Fair Market Value in accordance with Section 2.22 of this Plan;

(h)   To amend this Plan or any Incentive Award Agreement, as provided in this Plan;

(i)   To adopt subplans or special provisions applicable to Incentive Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which subplans or special provisions may take precedence over other provisions of this Plan;

(j)   To authorize any person to execute on behalf of the Company any Incentive Award Agreement or any other instrument required to effect the grant of an Incentive Award previously granted by the Committee;

(k)   To determine whether Incentive Awards will be settled in shares of Common Stock, cash or in any combination thereof;

(l)   Subject to Section 14, to determine whether Incentive Awards will be adjusted for “dividend equivalents,” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Incentive Award held by such Participant; and

(m)   To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock, including restrictions under an insider trading policy, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s shareholders.

3.3   Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more Directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Recipients to be recipients of Incentive Awards pursuant to this Plan; and (b) determine the size of any such Incentive Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such Director(s) or officer(s) for any Incentive Awards granted to an Eligible Recipient who is considered a Covered Employee or who is subject to the reporting and liability provisions of Section 16 under the Exchange Act; (y) the resolution providing such authorization will set forth the type of Incentive Awards and total number of each type of Incentive Awards such Director(s) or officer(s) may grant; and (z) such Director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Incentive Awards granted pursuant to the authority delegated.

3.4   No Re-pricing. Notwithstanding any other provision of this Plan other than Section 4.5, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right in exchange for (A) cash; (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Incentive Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan. For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

3.5   Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (i) to reserve shares of Common Stock or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.4; (iii) to grant Options or Stock Appreciation Rights having an exercise price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or Section 7.3; or (iv) for which shareholder approval would then be required pursuant to Section 422 of the Code or the rules of any stock exchange on which shares of Common Stock may be listed for trading.

3.6   Incentive Award Grants to Non-Employee Directors. Notwithstanding any other provision of this Plan, all grants of Non-Employee Director Awards will only be granted and administered by a Committee comprised solely of members of the Board who are “independent directors” within the meaning of the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).

4.   Shares Available for Issuance.

4.1   Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan shall equal 11,500,000 shares.

4.2   Restrictions on Incentive Stock Options. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan pursuant to Incentive Stock Options will be 11,500,000 shares.

4.3   Accounting for Incentive Awards. Shares of Common Stock that are issued under this Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under this Plan only to the extent they are used; provided, however, that (a) the full number of shares of Common Stock subject to a Stock Appreciation Right granted that are settled by the issuance of shares of Common Stock will be counted against the shares authorized for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right and (b) the total number of shares of Common Stock remaining available for issuance under this Plan will be reduced by 2.0 shares for each share issued pursuant to a Full Value Award or potentially issuable pursuant to a Full Value Award. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Incentive Awards issued under this Plan, any shares of Common Stock withheld to pay the exercise price of Incentive Awards under this Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.7 will be counted against the shares of Common Stock authorized for issuance under this Plan and will not be available again for grant under this Plan. Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the number of shares available for future grant of Incentive Awards. Any shares of Common Stock related to Incentive Awards granted under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, or are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Incentive Awards not involving shares of Common Stock, will be available again for grant under this Plan and correspondingly increase the total number of shares of Common Stock available for issuance under this Plan under Section 4.1 (with such increase in connection with Full Value Awards based on the same ratio specified in clause (b) of the proviso to the first sentence of this Section 4.3).

4.4   Annual Awards Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.5, will apply to grants of Incentive Awards unless the Committee specifically determines at the time of grant that an Incentive Award is not intended to qualify as Performance-Based Compensation under this Plan:

(a)   The maximum aggregate number of shares of Common Stock subject to Options and Stock Appreciation Rights granted to any one Participant in any one Plan Year will be 100,000 shares.

(b)   The maximum aggregate number of shares of Common Stock subject to Restricted Stock Awards and Restricted Stock Units granted to any one Participant in any one Plan Year will be 100,000 shares.

(c)   The maximum aggregate dollar amount or number of shares of Common Stock granted with respect to Performance Awards to any one Participant in any one Plan Year may not exceed $5,000,000 or 100,000 shares, determined as of the date of payout.

(d)   The maximum aggregate dollar amount granted with respect to Annual Performance Cash Awards to any one Participant in any one Plan Year may not exceed $5,000,000, determined as of the date of payout.

(e)   The maximum aggregate dollar amount granted with respect to Other Cash-Based Awards to any one Participant in any one Plan Year may not exceed $5,000,000, determined as of the date of payout.

(f)   The maximum aggregate amount of shares of Common Stock granted with respect to Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed 100,000 shares, determined as of the date of payout.

4.5   Adjustments to Shares and Incentive Awards.

(a)   In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limit set forth in Section 4.2 and the Annual Award Limits set forth in Section 4.4, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Incentive Awards. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.

(b)   Notwithstanding anything else herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the sub-limit in Section 4.2 and the Annual Award Limits in Section 4.4, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, as and where applicable.

4.6   Restrictions on Vesting. Notwithstanding anything else herein to the contrary, no shares of Common Stock may be granted under this Plan subject to (a) Stock Appreciation Rights, Restricted Stock Awards or Restricted Stock Units granted to Employees under this Plan solely based on continued service of the Employees that become exercisable more rapidly than ratably over a three (3) year period after the Grant Date, except in connection with the death, Disability or Retirement of an Employee or a Change in Control (as provided in Section 17); or (b) Performance Awards granted to Employees under this Plan with a Performance Period of less than one year, except in connection with the death or Disability of an Employee or a Change in Control (as provided in Section 17).

5.   Participation.

Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Incentive Award Agreement with the Participant.

6.   Options.

6.1   Grant. An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Incentive Stock Options may be granted solely to eligible Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a

Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

6.2   Incentive Award Agreement. Each Option grant will be evidenced by an Incentive Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan. The Incentive Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.

6.3   Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4   Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (i) the achievement of one or more of the Performance Goals; or that (ii) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 19, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

6.5   Payment of Exercise Price.

(a)   The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion.

(b)   In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 16 of this Plan.

(c)   For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6   Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Incentive Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the

Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of this Plan.

7.   Stock Appreciation Rights.

7.1   Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

7.2   Incentive Award Agreement. Each Stock Appreciation Right will be evidenced by an Incentive Award Agreement that will specify the grant price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

7.3   Grant Price. The grant price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date.

7.4   Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right maybe exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 19, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.

7.5   Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.

7.6   Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)   The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share grant price; by

(b)   The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

7.7   Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 will be made in accordance with the terms of the applicable Incentive Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines.

8.   Restricted Stock Awards and Restricted Stock Units.

8.1   Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under this Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Incentive Award Agreement.

8.2   Incentive Award Agreement. Each Restricted Stock Award or Restricted Stock Unit grant will be evidenced by an Incentive Award Agreement that will specify the type of Incentive Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee will determine that are not inconsistent with the terms of this Plan.

8.3   Conditions and Restrictions. The Committee will impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Restricted Stock Awards or Restricted Stock Units as it deems appropriate, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

8.4   Rights as a Shareholder. Except as provided in Sections 8.1, 8.5, 8.6 and 18.3 of this Plan, upon a Participant becoming the holder of record of shares of Common Stock issued under a Restricted Stock Award pursuant to this Section 8, the Participant will have all voting, dividend, liquidation and other rights with respect to such shares (other than the right to sell or transfer such shares) as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation and other rights with respect to any Restricted Stock Units granted hereunder.

8.5   Dividends and Distributions.

(a)   Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or other distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

(b)   Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Unit at the time of grant or at any time after the grant of the Restricted Stock Unit), any Restricted Stock Unit shall carry with it a right to “dividend equivalents.” Such right entitles the Participant to be credited with an amount equal to all dividends or other distributions paid on one share of Common Stock while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units and in all cases will be subject to the same conditions and restrictions as the Restricted Stock Units to which they relate.

8.6   Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

8.7   Lapse of Restrictions; Settlement. Except as otherwise provided in this Section 8 or Section 19, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Incentive Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Incentive Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

8.8   Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Incentive Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

9.   Performance Awards.

9.1   Grant. An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

9.2   Incentive Award Agreement. Each Performance Award will be evidenced by an Incentive Award Agreement that will specify the amount of cash, shares of Common Stock or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

9.3   Vesting. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.

9.4   Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Incentive Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the fifteenth day of the third month immediately following the later of the end of the Company’s fiscal year in which the performance period ends or the end of the calendar year in which the performance period ends, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form of payment of Performance Awards will be set forth in the Incentive Award Agreement pertaining to the grant of the award. Any shares of Common Stock issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

10.   Annual Performance Cash Awards.

10.1   Grant. Subject to such terms and conditions, consistent with the other provisions of this Plan, as maybe determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant to Participants Incentive Awards denominated in cash in such amounts and upon such terms as the Committee may determine, based on the achievement of specified Performance Goals for annual periods or other time periods as determined by the Committee (the “Annual Performance Cash Awards”).

10.2   Target Payout. The target amount that may be paid with respect to an Annual Performance Cash Award (the “Target Payout”) will be determined by the Committee pursuant to Section 13.2 and will be based on a percentage of a Participant’s actual annual base compensation at the time of grant (“Participation Factor”), within the range established by the Committee for each Participant and subject to adjustment as provided in the second to last sentence of this paragraph. The Participation Factors, which are intended to reflect a Participant’s level of responsibility, may be up to 150% for any Participant. The Chief Executive Officer may approve modifications to the Participation Factor for any Participant who is not a Covered Employee, if such modification is based on level of responsibility. The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at less or greater than the Target Payout.

10.3   Maximum Payout. The Committee also may establish a maximum potential payout amount (the “Maximum Payout”) with respect to an Annual Performance Cash Award of up to 175% of the Target Payout in the event Performance Goals are exceeded by an amount established by the Committee at the time Performance Goals are established. The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at greater than the Target Payout but less than the Maximum Payout.

10.4   Individual Performance Goals. At the time an Annual Performance Cash Award is made, the Committee may provide for an increase in the Target Payout and the Maximum Payout (as either may be prorated in accordance with Sections 10.2 and 10.3) for selected Participants (“Individual Performance Participants”) to reflect the achievement of individual performance goals (“Individual Performance Goals”) established at that time by the Committee. The Committee will have the discretion to reduce by an amount up to 100% the amount that would otherwise be paid under the payout formula to an Individual Performance Participant based on the Committee’s evaluation of the individual’s achievement of the Individual Performance Goals.

10.5   Payment. Payment of any earned Annual Performance Cash Awards will be made as soon as possible after the Committee has determined the extent to which the applicable Performance Goals and Individual Performance Goals have been achieved and not later than the fifteenth day of the third month immediately following the later of the end of the Company’s fiscal year in which the performance period ends or the end of the calendar year in which the performance period ends, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Annual Performance Cash Award under a Company deferred compensation plan or arrangement.

11.   Non-Employee Director Awards.

11.1   Automatic and Non-Discretionary Awards to Non-Employee Directors. The Committee at anytime and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, except as otherwise provided in this Section 11, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.

11.2   Shares in Lieu of Director Fees. A Non-Employee Director may elect to receive shares of Common Stock in lieu of Director Fees by giving written notice of such election to the Company in a form approved by the Committee. Such an election shall be effective with respect to any such Director Fees payable commencing with the next calendar quarter following the date of the election. An election to receive payment of Director Fees in the form of shares of Common Stock may be revoked only by a subsequent election to receive payment of Director Fees in cash or to defer such Director Fees pursuant to Section 11.3. Such an election shall be effective with respect to Director Fees payable commencing with the next calendar quarter following the date of the election. The number of shares of Common Stock to be paid to a Non-Employee Director pursuant to this Section 11.2 shall be determined by dividing the amount of Director Fees payable by the Fair Market Value of the Common Stock on the date such Director Fees would have been paid in cash but for the Participant’s election to receive payment of such Director Fees in the form of Common Stock. The amount of any fractional share shall be paid in cash.

11.3   Deferral of Incentive Award Payment. The Committee may permit a Non-Employee Director the opportunity to defer the grant or payment of an Incentive Award pursuant to such terms and conditions as the Committee may prescribe from time to time.

11.4   Composition of Committee. For purposes of this Section 11, all references to “Committee” in this Section 11 will mean a Committee that consists solely of Directors who are “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).

11.5   Timing and Vesting of Automatic Grants. Automatic grants, if any, of Non-Employee Director Awards under this Plan shall generally be made as of the date of the annual meeting of shareholders of the Company each year, and such Awards shall be subject to vesting restrictions, as determined by the Committee, provided that no Non-Employee Director Awards granted under this Plan may be granted with a vesting restriction of less than one year, except in connection with the death or Disability of a Non-Employee Director or a Change in Control (as provided in Section 17). In the case of a Non-Employee Director whose term expires not more than twenty-nine (29) days prior to what would otherwise be the natural vesting date of an Award, the Non-Employee Director shall be deemed to have remained in service with the Company until such natural vesting date, but only for purposes of satisfying the vesting restrictions of any Non-Employee Director Award under the Plan.

12.   Other Cash-Based Awards and Other Stock-Based Awards.

12.1   Other Cash-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

12.2   Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine. Such Incentive Awards may involve the transfer of actual shares of Common Stock to Participants or payment in cash or otherwise of amounts based on the value of shares, and may include Incentive Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

12.3   Value of Other Cash-Based Awards and Other Stock-Based Awards. Each Other Cash-Based Award will specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish Performance Goals in its discretion for any Other Cash-Based Award or any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Incentive Awards, the number or value of Other Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

12.4   Payment of Other Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to an Other Cash-Based Award or an Other Stock-Based Award will be made in accordance with the terms of the Incentive Award, in cash for any Other Cash-Based Award and in cash or shares of Common Stock for any Other Stock-Based Award, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Cash-Based Award or Other Stock-Based Award under a Company deferred compensation plan or arrangement.

13.   Performance Measures.

13.1   Performance Measures. The Performance Goals upon which the payment or vesting of an Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation will be limited to one or more specified objective Performance Measures that are based on the following Performance Measure elements (each, a “Performance Measure Element”):

(a)	Sales and Revenue Measure Elements:
(i)	Gross Revenue or Sales
(ii)	Sales Allowances
(iii)	Net Revenue or Net Sales
(iv)	Invoiced Revenue or Sales
(v)	Collected Revenue or Sales
(vi)	Revenues from New Products
(vii)	Bad Debts
(b)	Expense Measure Elements:
(i)	Direct Material Costs
(ii)	Direct Labor Costs
(iii)	Indirect Labor Costs
(iv)	Direct Manufacturing Costs
(v)	Indirect Manufacturing Costs
(vi)	Cost of Goods Sold
(vii)	Sales, General and Administrative Expenses
(viii)	Operating Expenses
(ix)	Non-cash Expenses

(x)	Tax Expense
(xi)	Non-operating Expenses
(xii)	Total Expenses
(c)	Profitability and Productivity Measure Elements:
(i)	Gross Margin
(ii)	Net Operating Income
(iii)	EBITDA (earnings before interest, taxes, depreciation and amortization)
(iv)	EBIT (earnings before interest and taxes)
(v)	Net Operating Income After Taxes (NOPAT)
(vi)	Net Income
(vii)	Net Cash Flow
(viii)	Net Cash Flow from Operations
(d)	Asset Utilization and Effectiveness Measure Elements:
(i)	Cash
(ii)	Excess Cash
(iii)	Accounts Receivable
(iv)	Inventory (WIP or Finished Goods)
(v)	Current Assets
(vi)	Working Capital
(vii)	Total Capital
(viii)	Fixed Assets
(ix)	Total Assets
(x)	Standard Hours
(xi)	Plant Utilization
(xii)	Purchase Price Variance
(xiii)	Manufacturing Overhead Variance
(e)	Debt and Equity Measure Elements:
(i)	Accounts Payable
(ii)	Current Accrued Liabilities
(iii)	Total Current Liabilities
(iv)	Total Debt
(v)	Debt Principal Payments
(vi)	Net Current Borrowings
(vii)	Total Long-term Debt
(viii)	Credit Rating
(ix)	Retained Earnings
(x)	Total Preferred Equity
(xi)	Total Common Equity
(xii)	Total Equity
(f)	Shareholder and Return Measure Elements:
(i)	Earnings per Share (diluted and fully diluted)
(ii)	Stock Price
(iii)	Dividends
(iv)	Shares Repurchased
(v)	Total Return to Shareholders
(vi)	Debt Coverage Ratios
(vii)	Return on Assets
(viii)	Return on Equity
(ix)	Return on Invested Capital
(x)	Economic Profit (for example, economic value added)

(g)	Customer and Market Measure Elements:
(i)	Dealer/Channel Size/Scope
(ii)	Dealer/Channel Performance/Effectiveness
(iii)	Order Fill Rate
(iv)	Customer Satisfaction
(v)	Customer Service/Care
(vi)	Brand Awareness and Perception
(vii)	Market Share
(viii)	Warranty Rates
(ix)	Product Quality
(x)	Channel Inventory
(h)	Organizational and Employee Measure Elements:
(i)	Headcount
(ii)	Employee Performance
(iii)	Employee Productivity
(iv)	Standard Hours
(v)	Employee Engagement/Satisfaction
(vi)	Employee Turnover
(vii)	Employee Diversity

Any Performance Measure Element can be a Performance Measure. In addition, any of the Performance Measure Element(s) can be used in an algebraic formula (e.g., averaged over a period, combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations) based on the Performance Measure Elements to create a Performance Measure. Any Performance Measure(s) may be used to measure the performance of the Company or Subsidiary as a whole or any division or business unit of the Company, product or product group, region or territory, or Subsidiary, or any combination thereof, as the Committee may deem appropriate. Any Performance Measure(s) can be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any Performance Measure(s) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Incentive Award based on the achievement of Performance Goals pursuant to any Performance Measure (s) specified in this Section 13.1.

13.2   Establishment of Performance Goals. Any Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation will be granted, and Performance Goals for such an Incentive Award will be established, by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after twenty-five percent (25%) of the Performance Period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

13.3   Certification of Payment. Before any payment is made in connection with any Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, the Committee must certify in writing, as reflected in the minutes, that the Performance Goals established with respect to such Incentive Award have been achieved.

13.4   Evaluation of Performance. The Committee may provide in any such Incentive Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. To the extent such inclusions or exclusions affect Incentive Awards to Covered Employees, they will be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

13.5   Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. Subject to Section 13.6, the Committee may amend or modify the vesting criteria (including any Performance Goals, Performance Measures or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 3.6 or 4.5(a) hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants under this Plan.

13.6   Adjustment of Performance-Based Compensation. Incentive Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee will retain the discretion to adjust such Incentive Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

13.7   Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that will not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 13.1.

14.   Dividend Equivalents.

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Incentive Award, to be credited as of dividend payment dates, during the period between the date the Incentive Award is granted and the date the Incentive Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents will be paid out with respect to any unvested Incentive Awards, the vesting of which is based on the achievement of Performance Goals.

15.   Effect of Termination of Employment or Other Service.

15.1   Termination Due to Death or Disability. Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)   All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will become immediately exercisable and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

(b)   All outstanding Restricted Stock Awards held by the Participant as of the effective date of such termination will become fully vested;

(c)   All outstanding but unvested Restricted Stock Units, Performance Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Incentive Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of death or Disability prior to the end of the Performance Period of such Incentive Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years. The Committee will consider the provisions of Section 15.6 of this Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed; and

(d)   If the effective date of such termination is before the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be terminated and forfeited; and, if the effective date of such termination is on or after the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be paid to the Participant in accordance with the payment terms of such Award.

15.2   Termination Due to Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement (other than with respect to a Non-Employee Director):

(a)   All outstanding Options (excluding Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such Retirement will be unaffected by such Retirement, and will continue to be subject to Sections 6 and 7 of this Plan, including vesting, exercisability and expiration requirements, except that any requirement to remain in continuous employment or service with the Company shall be disregarded;

(b)   All outstanding Restricted Stock Awards held by the Participant as of the effective date of such Retirement will be unaffected by such Retirement, and will continue to be subject to Section 8 of this Plan, including vesting requirements, except that any requirement to remain in continuous employment or service with the Company shall be disregarded;

(c)   All outstanding but unvested Restricted Stock Units, Performance Awards Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such Retirement will be unaffected by such Retirement, and will continue to be subject to Sections 8, 9 and 12 of this Plan, including vesting requirements, except that any requirement to remain in continuous employment or service with the Company shall be disregarded; provided, however, that with respect to any such Incentive Awards the vesting or payment amount of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of Retirement prior to the end of the Performance Period of such Incentive Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee shall cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered or payment amount determined for partial fiscal years; and

(d)   If the effective date of such Retirement is before the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be terminated and forfeited; and if the effective date of such Retirement is on or after the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be paid to the Participant in accordance with the payment terms of such Award.

15.3   Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 11.5, 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement:

(a)   All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited.

(b)   All Restricted Stock Awards held by the Participant as of the effective date of such termination that have not vested as of such termination will be terminated and forfeited;

(c)   All outstanding unvested Restricted Stock Units, Performance Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; and

(d)   All outstanding Annual Performance Cash Awards held by a Participant as of the effective date of such termination will be terminated and forfeited.

15.4   Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 15, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Performance Awards, Annual Performance Cash Awards, Non-Employee Director Awards, Other Cash-Based Awards and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; (b) the Committee may not take any action not permitted pursuant to Section 13.6; (c) the Committee taking any such action relating to Non-Employee Director Awards will consist solely of “independent directors” as defined in the Listing Rules of the NASDAQ Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted); and (d) any such action by the Committee adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.5, 15.6, 17 or 21).

15.5   Determination of Termination of Employment or Other Service.

(a)   The change in a Participant’s status from that of an Employee to that of a Consultant will, for purposes of this Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)   The change in a Participant’s status from that of a Consultant to that of an Employee will not, for purposes of this Plan, be deemed to result in a termination of such Participant’s service as a Consultant, and such Participant will thereafter be deemed to be an Employee until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a) above).

(c)   Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

(d)   Notwithstanding the foregoing, if payment of an Incentive Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.

15.6   Additional Forfeiture Events.

(a)   Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 15.6, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Incentive Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares subject to any Incentive Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Incentive Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Incentive Award Agreement, this Section 15.6(a) will not apply to any Participant following a Change in Control.

(b)   Forfeiture of Incentive Awards. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Incentive Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, all Awards under this Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award agreement.

16.   Payment of Withholding Taxes.

16.1   General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Incentive Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award. When withholding for taxes is effected under this Plan, it shall be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the Company.

16.2   Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 16.1 of this Plan by withholding shares of Common Stock underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

17.   Change in Control.

17.1   Change in Control. For purposes of this Section 17, a “Change in Control” of the Company will mean (a) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns 50% or more of the voting power prior to such acquisition of additional securities shall not be a Change in Control, (b) during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new Directors whose election by the Board or nomination for election by the Company’s shareholders was approved by at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof, (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (i) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and Directors retain their positions with the Company (and constitute at least a majority of the Board) and such merger or consolidation is consummated, or (d) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets and such sale or disposition is consummated.

17.2   Good Reason. For purposes of this Section 17, with respect to any Participant, “Good Reason” will be defined as set forth in any individual agreement applicable to such Participant or, in the case of a Participant who does not have an individual agreement that defines Good Reason, then Good Reason will mean any refusal to accept:

(a)   a material diminution in the Participant’s base compensation, which for purposes of this Plan will mean a reduction of 10% or more in the Participant’s salary plus target bonus;

(b)   discontinuation of eligibility to participate in a material long-term cash or equity award or equity-based grant program (or in a comparable substitute program) in which other Participants at a comparable level are generally eligible to participate;

(c)   any material diminution of authority, duties or responsibilities, including any change in the authority, duties or responsibilities of the Participant that is inconsistent in any material and adverse respect with the Participant’s then-current position(s), authority, duties and responsibilities with the Company or any Subsidiary; provided, however, that “Good Reason” will not be deemed to exist pursuant to this clause (c) solely on account of the Company no longer being a publicly traded entity or solely on account of a change in the reporting relationship of the Participant; or

(d)   a material adverse change in the geographic location at which the Company requires the Participant to be based as compared to the location where the Participant was based immediately prior to the change, which for purposes of this Plan will mean:

(i)	a relocation that results in an increase in the commuting distance from the Participant’s principal residence to his or her new job location of more than 50 miles, or
(ii)	a relocation that requires the Participant to relocate his or her principal residence; provided, however, that no Incentive Award will be cashed out upon a Participant’s termination of employment or service on account of the occurrence of a Good Reason event or circumstance as defined under the terms of any individual agreement applicable to such Participant or as defined in this Section 17.2 if such termination must be an “involuntary separation from service”, unless the event or circumstances constituting Good Reason also constitute “good reason” as determined under Section 409A of the Code. The payment of any other Incentive Awards in the event of a Participant’s termination of employment or service for Good Reason will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Notwithstanding the foregoing, however, “Good Reason” will not be deemed to exist as a result of any of the actions stated in clauses (a) or (b) above to the extent that such actions are in connection with an across-the-board change or termination that equally affects at least ninety percent (90%) of all Participants. An act or omission will not constitute a “Good Reason” unless the Participant gives written notice to the Company of the existence of such act or omission within ninety (90) days of its initial existence, the Company fails to cure the act or omission within thirty (30) days after the notification, and actual termination of employment or services occurs within two (2) years of the initial existence of the act or omission.

17.3   Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of this Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the Incentive Award Agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award the following provisions will apply:

(a)   If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such acquiring corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Incentive Awards or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Subsidiary; (b) all restrictions and vesting requirements applicable to any Incentive Award based solely on the continued service of the Participant will terminate; and (c) all Incentive Awards the vesting or payment of which are based on Performance Goals will vest as though such Performance Goals were fully achieved at target and will become immediately payable; provided, however, that no Incentive Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Incentive Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

(b)   If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then all such Incentive Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan or its successor.

(c)   If (i) a Participant’s employment or other service with the Company and all Subsidiaries is terminated (A) without Cause or Adverse Action or (B) by the Participant for Good Reason, in either case within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then (x) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; (y) all restrictions and vesting requirements applicable to any Incentive Award based solely on the continued service of the Participant will terminate; and (z) all Incentive Awards the vesting or payment of which are based on Performance Goals will vest as though such Performance Goals were fully achieved at target and will become immediately payable; provided, however, that no Incentive Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the termination of the Participant’s employment or service with the Company and all Subsidiaries following a Change in Control unless such termination also constitutes a “separation from service” and unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control”

of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Incentive Awards in the event of a Participant’s termination of employment or service with the Company and all Subsidiaries following a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

(d)   If (i) a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause or Adverse Action within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then all rights of the Participant under this Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind.

17.4   Limitation on Change in Control Payments. Notwithstanding anything in Section 17.3 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 17.3 (which acceleration could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 17.3 will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided further that such payments will be reduced (or acceleration of vesting eliminated) in the following order: (i) options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (ii) pro rata among Incentive Awards that constitute deferred compensation under Section 409A of the Code, and (iii) finally, among the Incentive Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 17.4 will not apply and any “payments” to a Participant pursuant to Section 17.3 will be treated as “payments” arising under such separate agreement; provided such separate agreement may not modify the time or form of payment under any Incentive Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Incentive Award to become subject to the adverse tax consequences specified in Section 409A of the Code.

18.   Rights of Eligible Recipients and Participants; Transferability.

18.1   Employment. Nothing in this Plan or an Incentive Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.

18.2   No Rights to Awards. No Participant or Eligible Individual will have any claim to be granted any Incentive Award under this Plan.

18.3   Rights as a Shareholder. Except as otherwise provided herein, a Participant will have no rights as a shareholder with respect to shares of Common Stock covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such shares.

18.4   Restrictions on Transfer.

(a)   Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)   A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)   Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

18.5   Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

19.   Securities Law and Other Restrictions.

Notwithstanding any other provision of this Plan or any Incentive Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

20.   Deferred Compensation; Compliance with Section 409A.

(a)   It is intended that all Incentive Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Incentive Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code.

(b)   Notwithstanding anything in this Section 20 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, (i) no amendment to or payment under such Incentive Award will be made except and only to the extent permitted under Section 409A of the Code; (ii) if any amount is payable under such Incentive Award upon a termination of employment or service, a termination of employment or service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Incentive Award upon a

Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iv) if any amount is payable under such Incentive Award on account of the occurrence of a Change of Control, a Change of Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Section 409A of the Code, and (v) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death.

21.   Amendment, Modification and Termination.

21.1   Generally. Subject to other subsections of this Section 21 and Section 3.4 the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Incentive Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Incentive Award. The Committee’s power and authority to amend or modify the terms of an outstanding Incentive Award includes the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. The Committee will not have the authority to waive, lapse or accelerate the exercisability or vesting of any Incentive Award held by any Participant who is an Employee, except (a) in connection with the death, Disability or Retirement of the Participant or a Change in Control (as provided in Section 17), (b) as provided in Section 13.1, or (c) to the extent that the number of Shares covered by such waived, lapsed or accelerated Award (together with the number of Shares covered by all other Incentive Awards, the exercisability or vesting of which previously have been waived, lapsed or accelerated by the Committee under this Plan) do not exceed five percent (5%) of the total number of Shares authorized for Incentive Awards under this Plan.

21.2   Shareholder Approval. No amendments to this Plan will be effective without approval of the Company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Incentive Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of shares of Common Stock issued or issuable under this Plan; (iv) increase any limitation set forth in this Plan on the number of shares of Common Stock which may be issued or the aggregate value of Incentive Awards which may be made, in respect of any type of Incentive Award to any single Participant during any specified period; (v) modify the eligibility requirements for Participants in this Plan; or (vi) reduce the minimum exercise price as set forth in Sections 6.3 and 7.3.

21.3   Incentive Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.4, 4.5, 13.5, 15, 17, 20 or 21.4 of this Plan.

21.4   Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Incentive Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Incentive Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Incentive Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to any Incentive Award granted under this Plan without further consideration or action.

21.5   Non-Employee Director Awards. Notwithstanding any other provision of this Plan to the contrary, no action may be taken with respect to any outstanding Non-Employee Director Award other than by the Committee, which for such actions will consist solely of “independent directors” as defined in the Listing Rules of the NASDAQ Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).

22.   Effective Date and Duration of this Plan.

22.1   Effective Date. The Plan shall be effective as of the Effective Date. After shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

22.2   Term of the Plan. No Incentive Award shall be granted under the Plan, and the Plan shall terminate on the tenth anniversary of the Effective Date of the Plan or any earlier date of discontinuation or termination established pursuant to Section 21 of the Plan; provided, however, that no Performance Award shall be made under the Plan after the first shareholder meeting to occur in the fifth year following the year in which shareholders approved the Performance Goals unless and until the Performance Goals or the Plan is re-approved by the shareholders. Unless otherwise expressly provided in the Plan or in an applicable Incentive Award Agreement, any Incentive Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

23.   Miscellaneous.

23.1   Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

23.2   Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.

23.3   Relationship to Other Benefits. No payment under this Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

23.4   Fractional Shares. No fractional shares of Common Stock will be issued or delivered under this Plan or any Incentive Award. The Committee will determine whether cash, other Incentive Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

23.5   Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise provided in an Incentive Award Agreement, recipients of an Incentive Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Minnesota to resolve any and all issues that may arise out of or relate to this Plan or any related Incentive Award Agreement.

23.6   Successors. All obligations of the Company under this Plan with respect to Incentive Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

23.7   Construction. Wherever possible, each provision of this Plan and any Incentive Award Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Plan or any Incentive Award Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Incentive Award Agreement also will continue to be valid, and the entire Plan and Incentive Award Agreement will continue to be valid in other jurisdictions.

23.8   Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Incentive Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Incentive Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

23.9   Section 162(m) Transition Relief. Notwithstanding anything in the Plan to the contrary, any reference in the Plan to “performance-based compensation” under Section 162(m) of the Code will only apply to any Award that is intended, and is eligible, to qualify as such pursuant to the transition relief provided by the Tax Cuts and Jobs Act for remuneration provided by a written binding contract which was in effect on November 2, 2017 and which was not subsequently materially modified, as determined by the Board, in its sole discretion, in accordance with the Tax Cuts and Jobs Act and any applicable guidance, rulings or regulations issued by any governmental authority.

PATTERSON COMPANIES, INC.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49576-P11499

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATTERSON COMPANIES, INC.

The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1, and "FOR" Items 2, 3 and 4.

Nominees:	**For**	**Against**	**Abstain**
1a. John D. Buck	☐	☐	☐
1b. Alex N. Blanco	☐	☐	☐
1c. Jody H. Feragen	☐	☐	☐
1d. Robert C. Frenzel	☐	☐	☐
1e. Francis (Fran) J. Malecha	☐	☐	☐
1f. Ellen A. Rudnick	☐	☐	☐
1g. Neil A. Schrimsher	☐	☐	☐
1h. Mark S. Walchirk	☐	☐	☐
1i. James W. Wiltz	☐	☐	☐
2. Approval of amendment to 2015 Omnibus Incentive Plan.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐
4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 27, 2019.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: At their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Including Form 10-K are available at www.proxyvote.com.

E49577-P11499

PATTERSON COMPANIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
Monday, September 17, 2018
4:30 p.m. local time

1031 Mendota Heights Road
St. Paul, Minnesota 55120

Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Monday, September 17, 2018.

The shares of stock held in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Mark S. Walchirk and Les B. Korsh, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or at any adjournment or postponement thereof.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.